UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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☑    Definitive Proxy Statement
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☐    Soliciting Material under §240.14a-12
HELEN OF TROY LIMITED
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of:

2026
Annual General Meeting of Shareholders & Proxy Statement

Helen of Troy Limited

WHY HELEN OF TROY

New CEO brings fresh perspective and extensive brand building expertise

Outstanding talent and re-energized culture

Diversified assortment of value oriented & premium products showcasing innovative product solutions tailored to serve all consumers

Enhanced omni-channel go-to-market capabilities designed with the consumer at the center

Our state-of-the-art distribution capabilities provide long-term efficiency and scalability opportunities

Proven M&A track record

Our asset-light approach emphasizes flexibility, efficiency, and agility

Attractive normalized free cash flow yield

MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER

Dear Shareholders:
It is my pleasure to invite you to the 2026 Annual General Meeting of Shareholders (the “Annual Meeting”) of Helen of Troy Limited (the “Company”) and inform you that the Annual Meeting will be conducted online on Tuesday, August 25, 2026, starting at 10:00 a.m. Eastern Daylight Time. The Annual Meeting will be held in a virtual-only meeting format via live webcast at www.virtualshareholdermeeting.com/HELE2026. You will not be able to attend the Annual Meeting in person. Please review the instructions for virtual attendance included in the “Attending and Participating in the Virtual Annual Meeting” section of the accompanying Proxy Statement.
Shareholders will be able to listen, vote, and submit questions from their home or any remote location with Internet connectivity. You will need to provide your 16-digit control number that is on your Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) or on your proxy card if you receive materials by mail. Details regarding how to attend the Annual Meeting online, how to vote and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual General Meeting of Shareholders and Proxy Statement.
We continue to encourage you to help us reduce printing and mailing costs and conserve natural resources by submitting your proxy with voting instructions via the Internet. It is convenient and saves us significant postage and processing costs. You may also submit your proxy via telephone or by mail if you received paper copies of the proxy materials. Instructions regarding all three methods of voting are included in the Notice of Internet Availability, the proxy card and the Proxy Statement.
At our Annual Meeting, we will vote on proposals (1) to elect the nine nominees to our Board of Directors (individually referred to as "Directors" and, collectively, the “Board”), (2) to provide advisory approval of the Company’s executive compensation, (3) to approve an amendment to the Helen of Troy Limited 2025 Stock Incentive Plan to increase the plan’s shares available for issuance and (4) to appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm for the 2027 fiscal year and to authorize the Audit Committee of the Board to set the auditor’s remuneration, and transact such other business as may properly come before the Annual Meeting. The accompanying Notice of Annual General Meeting of Shareholders and Proxy Statement contains information that you should consider when you vote your shares. For your convenience, you can appoint your proxy via touch-tone telephone or the Internet at:
1-800-690-6903 or WWW.PROXYVOTE.COM
It is important that you vote your shares whether or not you plan to virtually attend the Annual Meeting. If you do not plan on attending the Annual Meeting, we urge each shareholder to promptly sign and return the enclosed proxy card or appoint your proxy by telephone or online, so that your shares will be represented and voted at the Annual Meeting. If you plan to attend the Annual Meeting virtually, you may also vote online at that time. On behalf of the management team and the Board of the Company, we would like to extend a thank you to our associates for their outstanding efforts to support the Company this year and to you, our shareholders, for your continued support and confidence.
Sincerely,
G. Scott Uzzell
Chief Executive Officer

2026 Proxy Statement	3

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
Helen of Troy Limited
Clarendon House
2 Church Street
Hamilton HM 11, Bermuda

DATE AND TIME	LOCATION	WHO CAN VOTE

August 25, 2026 at 10:00 a.m., Eastern Daylight Time	Online only at www.virtualshareholdermeeting.com/HELE2026	The record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting is June 18, 2026

Items of Business	Board Recommendation
Proposal 1: To elect the nine nominees to our Board of Directors	✓ FOR each Director nominee
Proposal 2: To provide advisory approval of the Company’s executive compensation	✓ FOR
Proposal 3: To approve an amendment to the Helen of Troy Limited 2025 Stock Incentive Plan to increase the plan’s shares available for issuance	✓ FOR
Proposal 4: To appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm for the 2027 fiscal year and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration
✓ FOR
We will also transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Advance Voting Methods
E-Proxy
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 25, 2026.
In accordance with Securities and Exchange Commission (“SEC”) rules, we are furnishing proxy materials to our shareholders on the Internet, rather than by mail. We believe this e-proxy process expedites our shareholders’ receipt of proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting. The Notice, Proxy Statement and the Company’s 2026 Annual Report to Shareholders and any other related proxy materials are available on our hosted website at www.proxyvote.com. For additional information, please refer to the section “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting” in the Proxy Statement. The Notice of Internet Availability of Proxy Materials and, for shareholders who previously requested electronic or paper delivery, the proxy materials, are to be distributed to shareholders on or about July 15, 2026.
By Order of the Board of Directors,
W. Crews Lott
General Counsel and Secretary
July 15, 2026

TELEPHONE 1-800-690-6903

INTERNET www.proxyvote.com

WHETHER OR NOT YOU EXPECT TO VIRTUALLY ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE. IF YOU DO VIRTUALLY ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. MOST SHAREHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR PROXIES PRIOR TO THE ANNUAL MEETING: (1) VIA THE INTERNET, (2) BY PHONE OR (3) BY SIGNING AND RETURNING THE ENCLOSED PROXY. IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO APPOINT YOUR PROXY ON THE INTERNET. IT IS CONVENIENT, AND IT SAVES THE COMPANY SIGNIFICANT POSTAGE AND PROCESSING COSTS.

4	Helen of Troy

TABLE OF CONTENTS

Page
3	MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER
4	NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
6	ABOUT HELEN OF TROY
6	Strategy
7	Leadership Changes
7	Financial Highlights
8	PROXY VOTING ROADMAP
9	Our Director Nominees to the Board of Directors
10	Corporate Governance Highlights
11	Shareholder Outreach and Engagement
12	Executive Compensation Features
12	Executive Compensation Program Aligned With Shareholders
13	INFORMATION ABOUT SOLICITATION AND VOTING
13	Solicitation of Proxies
14	Voting Securities and Record Date
14	Quorum; Voting
15	Attending and Participating in the Virtual Annual Meeting
16	CORPORATE GOVERNANCE AND BOARD MATTERS
16	Proposal 1: Election of Directors
17	Nominees for the Election of Directors
25	Corporate Governance
33	Director Compensation
35	EXECUTIVE COMPENSATION
35	Proposal 2: Advisory Approval of the Company’s Executive Compensation
36	Compensation Discussion & Analysis
62	Compensation Committee Report
63	Executive Compensation Tables
63	Summary Compensation Table
64	Uzzell Employment Agreement
65	Geoffroy Employment Agreement
66	Grants of Plan-Based Awards in Fiscal Year 2026
68	Outstanding Equity Awards at Fiscal Year-End 2026
69	Option Exercises and Stock Vested During Fiscal Year 2026
69	Equity Compensation Plan Information
73	Potential Payments Upon Termination or Change of Control
79	CEO Pay Ratio for Fiscal Year 2026
80	Pay Versus Performance
83	Proposal 3: Approval of an Amendment to the Helen of Troy Limited 2025 Stock Incentive Plan to Increase the Plan's Shares Available for Issuance

94	AUDIT COMMITTEE MATTERS
94
Proposal 4: Appointment of Auditor and Independent Registered Public Accounting Firm for the 2027 Fiscal Year and Authorization of the Audit Committee of the Board of Directors to Set the Auditor’s Remuneration

94	Composition
94	Responsibilities
95	Audit and Other Fees Paid to our Independent Registered Public Accounting Firm
96	Audit Committee Report
97	OWNERSHIP OF OUR STOCK
97	Security Ownership of Certain Beneficial Owners and Management
98	Delinquent Section 16(a) Reports
99	ADDITIONAL INFORMATION
99	Certain Relationships - Related Person Transactions
99	Shareholder Proposals
100	Other Matters
100	Householding Materials
100	Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
101	How to Obtain our Annual Report, Proxy Statement and Other Information about the Company
102	ANNEX-A - NON-GAAP FINANCIAL MEASURES
102	Reconciliation of GAAP Diluted (Loss) Earnings Per Share (“EPS”) to Adjusted Diluted EPS (Non-GAAP)
103	Reconciliation of GAAP Operating (Loss) Income and Margin to Adjusted Operating Income and Margin (Non-GAAP)
104	Reconciliation of GAAP Net (Loss) Income to EBITDA and Adjusted EBITDA (Non-GAAP)
105	ANNEX-B - AMENDMENT 2025 STOCK INCENTIVE PLAN

INDEX OF KEY GOVERNANCE AND RELATED INFORMATION
28	Board Committees and Meetings
26	Board Independence
79	CEO Pay Ratio for Fiscal Year 2026
47	Competitive Pay Position for our NEOs
34	Director Stock Ownership and Compensation Guidelines
60	Prohibition on Pledging and Hedging and Restrictions on Other Transactions Involving Common Stock
32	Shareholder Communications to the Board of Directors
59	Stock Ownership Guidelines of our NEOs

2026 Proxy Statement	5

ABOUT HELEN OF TROY
We provide the below highlights of certain financial information. As this is only a summary, please refer to the complete Proxy Statement, 2026 Annual Report to Shareholders and related materials before you vote.

Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative products and solutions for our customers through a diversified portfolio of well-recognized and widely-trusted brands. We go to market under a number of brands, some of which are licensed. Our portfolio of brands includes OXO®, Hydro Flask®, Osprey®, Vicks®, Braun®, Honeywell®, PUR®, Hot Tools®, Drybar®, Curlsmith®, Olive & June® and Revlon®, among others.
We have built leading market positions through new product innovation, product quality and competitive pricing. We operate in two business segments: Home & Outdoor and Beauty & Wellness.

Strategy

During fiscal 2026, we made significant organizational and operational changes designed to stabilize our business. The Board of Directors appointed a new Chief Executive Officer with the transformation experience needed to help drive our next phase of value creation. Under this new leadership, we are currently engaged in a comprehensive review of our strategic priorities as we re-position our Company to deliver sustained revenue and profit growth, increase market share and create superior long-term value for all stakeholders.
We are taking steps to modernize our business model designed to move at the speed of the consumer and excel in a rapidly evolving environment with fragmented consumer attention and shifting value perceptions. Our strategy includes the following priorities: reenergize our brands and our people, adapt our organizational structure to put the consumer at the center of everything we do, strengthen our brand portfolio for consistent long-term growth, and improve asset efficiency. As part of our strategy, we plan to sharpen our focus on fewer, more impactful initiatives, which include investing more in product innovation, strengthening brand loyalty, and advancing commercial excellence. We intend to energize our brands through a disciplined investment approach focusing on impactful opportunities that generate competitive advantages and deliver product solutions and world-class innovation to our consumers. In addition, we believe our consumer-centric approach will enable us to better understand our consumers, allocate resources more efficiently, and accelerate the time to market for new products and brands with the best opportunities for long-term sustainable growth. We expect this will strengthen our portfolio of brands to provide a pathway for strong cash flow generation to further invest back into our business. We remain focused on improving balance sheet health and productivity, by prioritizing our capital expenditures, optimizing our working capital, and monetizing less productive assets. While we are finalizing this strategy reset, we have already implemented many of the foundational changes intended to drive long-term performance, and we have taken immediate actions we believe will accelerate our product innovation, sharpen our go-to-market execution, strengthen our cash flow, and pay down our debt.

6	Helen of Troy

ABOUT HELEN OF TROY
Leadership Changes
There were several changes to our executive leadership team during fiscal year 2026. Noel Geoffroy departed as CEO of the Company on May 2, 2025. In connection with her departure, Ms. Geoffroy also resigned as a Director of the Company on May 2, 2025. Following her departure, the Board appointed Brian Grass, the then CFO of the Company, to serve as interim CEO and appointed Tracy Scheuerman to serve as interim CFO.
The Board engaged a leading executive search firm to assist with the process to identify a permanent CEO. Following a vigorous, deliberate, and thoughtful executive search, the Board unanimously appointed G. Scott Uzzell to serve as the Company’s new CEO effective September 1, 2025and to serve as a Director of the Company effective November 4, 2025. Also, on September 1, 2025, Mr. Grass returned to his role as CFO, and Ms. Scheuerman ceased to serve as an executive officer, but is continuing to serve the Company as Assistant CFO. Effective November 28, 2025, Tessa Judge resigned as the Company’s Chief Legal Officer to pursue other opportunities.
Financial Highlights
The following summarizes our key financial highlights for the fiscal year ended February 28, 2026 (“fiscal year 2026” or “FY26”), which reflects the impact of global tariffs and corresponding asset impairment charges:

Net sales of $1,786.3 million	Operating loss of $782.1 million	Net loss of $899.0 million Diluted Loss Per Share of $39.08

Adjusted EBITDA* of $185.8 million	Adjusted operating income* of $148.6 million	Adjusted diluted EPS* of $3.55

*    Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted operating income and adjusted diluted EPS may be considered non-GAAP financial measures as set forth in SEC rules. See “Annex A – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures to our results as reported under GAAP and an explanation of the reasons why the Company believes the non-GAAP financial information is useful and the nature and limitations of the non-GAAP financial measures.

2026 Proxy Statement	7

PROXY VOTING ROADMAP
We provide the below highlights of certain information in this Proxy Statement. All references in this Proxy Statement to “fiscal year” or “FY” refer to our fiscal year ending on the last day in February of that year. As this is only a summary, please refer to the complete Proxy Statement and related materials before you vote.

VOTING MATTERS:	Voting Recommendation of the Board
Proposal

Elect the nine nominees to our Board of Directors	✓ FOR each nominee
Provide advisory approval of the Company’s executive compensation	✓ FOR
Approve an amendment to the Helen of Troy Limited 2025 Stock Incentive Plan to increase the plan’s shares available for issuance	✓ FOR
Appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm for the 2027 fiscal year and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration
✓ FOR

8	Helen of Troy

PROXY VOTING ROADMAP
Our Director Nominees to the Board of Directors

		Director Since	Independent Director	Current Board Committee Membership
Director Primary Occupation	Age			A	C	N	G

G. Scott Uzzell Chief Executive Officer Helen of Troy Limited	60	2025

Krista L. Berry Retired, Chief Revenue Officer Everlane Inc.	61	2017	✓	■	■		■

Thurman K. Case Retired, Chief Financial Officer Cirrus Logic, Inc.	69	2017	✓	■, E			■

Marlo M. Cormier Former Senior Vice President, Chief Financial Officer Sally Beauty Holdings, Inc.	55	New nominee	✓

Mitchell E. Fadel Retired, Chief Executive Officer Upbound Group, Inc.	69	New nominee	✓

Tabata L. Gomez Chief Growth and Marketing Officer McCormick & Company, Inc.	45	2022	✓			■	■

Elena B. Otero Retired, Chief Marketing Officer - International The Clorox Company	61	2022	✓		■		■

Beryl B. Raff Retired, Chairman & CEO Helzberg Diamond Shops, Inc.	75	2014	✓	■

Darren G. Woody President & CEO Jordan Foster Construction, LLC	66	2004	✓		■	■

A Audit	C Compensation	N Nominating	G Corporate Governance
E Audit Committee Financial Expert			■	Chair	■	Member
On June 21, 2026, Messrs. Meeker and Carson who currently serve on the Board of Directors each notified the Company of his intent to not stand for re-election and retire from the Board effective as of the Annual Meeting. Mr. Meeker will serve as the independent Chairman of the Board through the Annual Meeting, and a new independent Chairman will be elected by the Board upon expiration of his term.

2026 Proxy Statement	9

PROXY VOTING ROADMAP
Board Nominees Snapshot

BOARD INDEPENDENCE	BOARD GENDER DIVERSITY

Key Areas of Skills and Experience

8/9	Industry / Product Knowledge	6/9	Financial / Accounting	6/9	Mergers / Acquisitions

7/9	Multinational Operations	2/9	Information Technology / Digital / Cybersecurity	9/9	Corporate Strategy / Governance

6/9	Sales / Marketing
Corporate Governance Highlights
We are committed to a corporate governance approach that ensures mutually beneficial results for the Company and its shareholders. In pursuit of this approach, we have implemented the following policies:
▪We maintain separate roles for Chairman and CEO.
▪We require majority voting for all Directors.
▪We require annual election for all Directors.
▪Our Nominating Committee’s policy is to review Director qualifications and skill sets on an annual basis to maintain a balance between refreshed and seasoned Directors with knowledge of the Company’s business who reflect diverse backgrounds, qualifications and personal characteristics, including gender, race, ethnicity and age.
▪The Board receives regular reports and updates on key areas of strategy and risk for the Company, including cybersecurity, climate change and sustainability, and talent and human capital management.
▪We maintain stock ownership guidelines for both our Directors and executive officers, further aligning them with our shareholders.
▪We require independent Directors to meet in executive session without management present at every regular Board meeting and throughout the year as needed.
▪The Board of Directors periodically evaluates the rotation of committee membership and chairs.

10	Helen of Troy

PROXY VOTING ROADMAP
Shareholder Outreach and Engagement
We value our shareholders’ feedback and are committed to engaging in constructive and meaningful dialogue with our shareholders. Our shareholder outreach and engagement program is multifaceted and is designed to facilitate proactive engagement with shareholders throughout the year. The Company recognizes that dialogue and engagement with our shareholders help the Company’s management and the Board of Directors better understand shareholder priorities and perspectives on significant issues covering a range of topics, including company performance and strategy, executive compensation, corporate governance, sustainability and Board oversight of risk management. The Company and the Board of Directors consider feedback and insights from shareholders and other stakeholders as we review our programs, practices, and disclosures.

How We Interact with Shareholders	Year-Round Engagement	Annual General Meeting Engagement	Off-Season Outreach and Engagement
▪In-person or virtual meetings
▪Investor conferences
▪Annual general meeting of shareholders
▪Written correspondence with shareholders
▪Shareholders may direct communications to the Board through the Audit Committee who has undertaken on behalf of the Board to be the recipient of communications from shareholders. See “Board Committees and Meetings – Shareholder Communications to the Board of Directors.”

▪Our quarterly earnings calls and post-earnings communications provide shareholders an opportunity to hear about our financial results and strategy.
▪We participate in investor conferences and analyst meetings and meet one-on-one with shareholders in a variety of contexts and forums.

▪Leading up to the annual general meeting of shareholders, we engage with a proxy advisory firm to discuss our programs, agenda for the upcoming annual general meeting, key focus areas for their clients, new voting policies and corporate governance updates.
▪We conduct the annual general meeting virtually through a live webcast and online shareholder tools, which we believe enhances access and facilitates equal participation of shareholders. See “Information About Solicitation and Voting – Attending and Participating in the Virtual Annual Meeting.”

▪We engage in shareholder outreach and extend invitations to selected investors to discuss a variety of topics of interest and seek feedback from shareholders on such topics.
▪We engage with a proxy advisory firm to discuss the results of our most recently completed annual general meeting of shareholders and feedback relating to the meeting and to learn about key focus areas for their clients and new governance trends.

2026 Proxy Statement	11

PROXY VOTING ROADMAP
Executive Compensation Features
Overall, our executive compensation program emphasizes performance- and equity-based compensation to align it with shareholder interests and includes other practices that we believe serve shareholder interests, such as paying for performance, maintaining policies relating to clawbacks of incentive awards, and prohibitions on hedging or pledging Company stock.
Important features of our executive compensation program include the following:

Feature	Terms
Rigorous Performance Metrics	Established rigorous performance goals based on multiple metrics that are not duplicative between short-term and long-term incentive awards.
Long-Term Incentives	Established multi-year performance periods for long-term incentive awards, with minimum vesting periods for Company equity grants.
Pay for Performance
Our executive compensation programs are designed to demonstrate our execution on our pay for performance philosophy. In fiscal year 2026, approximately 58% of target pay for Mr. Uzzell, our CEO, and an average of 49% of target pay for Mr. Grass and Ms. Judge, as our other named executive officers, was at risk based on performance of the Company (excluding sign-on, one-time promotion and interim compensation).

Executive Compensation Program Aligned With Shareholders
Our executive compensation program is aligned with Company performance. During fiscal year 2026, we navigated through a challenging macroeconomic environment including evolving global tariff policies and the cascading impacts on inflation and consumer confidence, as well as continued competition, lower consumer demand and discretionary spending, and resulting reduced orders from retail customers. Our incentive plan results reflect Company performance. For fiscal year 2026, we made payouts to our NEOs based upon a blended 16.3% achievement of the target award measures under our annual incentive plan, and we made no payouts under our long-term incentive plan. This aligns with our performance and financial results.

12	Helen of Troy

INFORMATION ABOUT SOLICITATION AND VOTING
Solicitation of Proxies
The accompanying proxy is solicited by the Board of Directors of the Company for use at its Annual Meeting, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. The Annual Meeting will be held in a virtual-only meeting format via live webcast at:
www.virtualshareholdermeeting.com/HELE2026
There will be no physical meeting location, as the Annual Meeting will be conducted via webcast. If you plan to attend the Annual Meeting virtually, please review the instructions for attendance included in the “Attending and Participating in the Virtual Annual Meeting” section of this Proxy Statement. A proxy may be revoked by filing a written notice of revocation or an executed proxy bearing a later date with the Secretary of the Company any time before exercise of the proxy or by attending the Annual Meeting and voting online. The Notice of Internet Availability of Proxy Materials and, for shareholders who previously requested electronic or paper delivery, the proxy materials are to be distributed to shareholders on or about July 15, 2026.
If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:
▪FOR the election of the nine nominees to the Board of Directors, as set forth in Proposal 1.
▪FOR the advisory approval of the Company’s executive compensation, as set forth in Proposal 2.
▪FOR the approval of an amendment to the Helen of Troy Limited 2025 Stock Incentive Plan to increase the plan’s shares available for issuance, as set forth in Proposal 3.
▪FOR the appointment of Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm for the 2027 fiscal year and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration, as set forth in Proposal 4.
In addition, if other matters are properly presented for voting at the Annual Meeting or any adjournment thereof, the persons named as proxies will vote on such matters in accordance with their judgment. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting. Your vote is important. If you do not vote your shares, you will not have a say in the important issues to be voted upon at the Annual Meeting. For Proposal 1, each nominee for Director receiving a majority of the votes cast (the number of shares voted “for” a Director nominee must exceed the number of votes cast “against” that nominee) at the Annual Meeting in person or by proxy shall be elected. To pass, Proposals 2, 3 and 4 require an affirmative vote of a majority of the votes cast on each such proposal at the Annual Meeting. To ensure that your vote is recorded promptly, please submit your proxy as soon as possible, even if you plan to attend the Annual Meeting virtually.
The Annual Report to Shareholders for fiscal year 2026, including financial statements, is available on our hosted website at www.proxyvote.com. It does not form any part of the material provided for the solicitation of proxies. The financial statements for the 2026 fiscal year and the auditor’s report thereon will be laid before the shareholders at the Annual Meeting.
The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers and associates of the Company may solicit the return of proxies by telephone, facsimile, electronic mail, personal interview, and other methods of communication.
We will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s common shares, par value $0.10 per share (the “Common Stock”), for which we will, upon request, reimburse the forwarding expense.

2026 Proxy Statement	13

INFORMATION ABOUT SOLICITATION AND VOTING
Voting Securities and Record Date
The close of business on June 18, 2026, is the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of June 18, 2026, there were 23,292,061 shares of Common Stock issued and outstanding, each entitled to one vote per share.
Quorum; Voting
Shareholders may hold their shares either as a “shareholder of record” or as a “street name” holder. If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares, and this Proxy Statement is being provided directly to you by the Company. If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in “street name,” and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, trustee or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, trustee or other nominee how to vote.
The presence of two or more persons and representing throughout the Annual Meeting, virtually or by proxy, at least a majority of the issued shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence for purposes of a quorum.
Abstentions and broker non-votes are also counted for purposes of determining whether a quorum is present. “Broker non-votes” occur when shares held in street name by a broker or nominee are represented at the Annual Meeting, but such broker or nominee is not empowered to vote those shares on a particular proposal because the broker has not received voting instructions from the beneficial owner.
Under the rules that govern brokers who are voting with respect to shares held by them in street name, if the broker has not been furnished with voting instructions by its client at least ten days before the Annual Meeting, those brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the appointment of the auditor and related matters, submitted to the shareholders in Proposal 4. Non-routine matters include the election of Directors submitted to shareholders in Proposal 1, the advisory approval of the Company’s executive compensation submitted to shareholders in Proposal 2 and the approval of an amendment to the Helen of Troy Limited 2025 Stock Incentive Plan submitted to the shareholders in Proposal 3. As a result, with regard to Proposals 1, 2 and 3, brokers have no discretion to vote shares where no voting instructions are received, and no vote will be cast if you do not vote on those proposals. We therefore urge you to vote on ALL of the proposals.
If a quorum is present, for Proposal 1, each nominee for Director receiving a majority of the votes cast (the number of shares voted “for” a Director nominee must exceed the number of votes cast “against” that nominee) at the Annual Meeting in person or by proxy shall be elected. For Proposals 3 and 4, those proposals will pass with the affirmative vote of the majority of the votes cast at the Annual Meeting in person or by proxy. For Proposal 2, the advisory vote on executive compensation is non-binding. Although the vote of Proposal 2 is non-binding, the Compensation Committee and the Board of Directors will review and carefully consider the outcome of such advisory vote when making future decisions regarding executive compensation programs. Notwithstanding the advisory nature of the vote, the resolution in Proposal 2 will be considered passed with the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. Abstentions and broker non-votes are not counted in determining the total number of votes cast and will have no effect with respect to any of the proposals because abstentions and broker non-votes are not considered to be votes cast under the applicable laws of Bermuda. Furthermore, because brokers, banks and other nominees that do not receive voting instructions may generally vote on Proposal 4 in their discretion since it is considered a routine proposal, broker non-votes are not expected for this matter.
If within half an hour from the time appointed for the Annual Meeting to begin a quorum is not present in person or by proxy, the Annual Meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place the Board of Directors may determine, provided that at least two persons are present in person at such adjourned meeting and representing throughout such meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally called.

14	Helen of Troy

INFORMATION ABOUT SOLICITATION AND VOTING
Attending and Participating in the Virtual Annual Meeting
The Annual Meeting will be accessible through the Internet so our shareholders can participate from any geographic location with Internet connectivity. There will be no physical meeting location for the Annual Meeting.
You are entitled to virtually attend and participate in the Annual Meeting only if you were a shareholder or joint shareholder as of the close of business on June 18, 2026, the record date. All shareholders who want to attend the virtual Annual Meeting must use their issued control number to access the site.
To virtually attend and participate in the Annual Meeting, including to vote, you must access the Annual Meeting website at www.virtualshareholdermeeting.com/HELE2026 and enter the 16-digit control number found on the Notice of Internet Availability of Proxy Materials or on the proxy card or voting instruction card provided to you with this Proxy Statement, or that is set forth within the body of the email sent to you with the link to this Proxy Statement. We encourage you to access the Annual Meeting prior to the start time. Please allow ample time for online check-in, which will begin at 10:45 a.m. Eastern Daylight Time. If you have difficulty accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting login page. We will have technicians available to assist you.
Regardless of whether you plan to virtually attend and participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to log on to www.proxyvote.com and vote in advance of the Annual Meeting.
We welcome questions from shareholders. If you wish to submit a question, you may do so in two ways. You may ask questions before the Annual Meeting by logging into www.proxyvote.com and entering your 16-digit control number. Alternatively, if you want to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/HELE2026 following the instructions noted above.
Questions pertinent to Annual Meeting matters will be answered during the meeting, subject to time constraints. Questions not complying with our Annual Meeting rules of conduct will not be answered. Any questions pertinent to Annual Meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at www.helenoftroy.com and will remain available for at least one year after the date of the Annual Meeting. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our Annual Meeting rules of conduct, which shareholders can view during the meeting at the virtual meeting website or during the ten days prior to the Annual Meeting at www.proxyvote.com. Shareholders can also access copies of this Proxy Statement and our Annual Report to Shareholders for the 2026 fiscal year during the Annual Meeting at the virtual meeting website.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Proposal 1: Election of Directors
The bye-laws of the Company state the number of our Directors shall be established by the Board of Directors from time to time but shall not be less than two. The Board of Directors has fixed the number of Directors at nine members. Messrs. Meeker and Carson, current members of the Board of Directors, will retire from the Board effective as of the Annual Meeting and, accordingly, are not being nominated for re-election. Mr. Meeker will continue to serve as Chairman of the Board through the Annual Meeting. A new independent Chairman will be elected by the Board upon expiration of his term at the Annual Meeting. The number of Directors will remain fixed at nine members through the Annual Meeting.
Each nominee has consented to serve as a Director if elected. Based on the recommendation of the Nominating Committee, the Board of Directors has nominated the nine candidates set forth below for election to the Board of Directors. All of the nominees, except for G. Scott Uzzell, Marlo M. Cormier and Mitchell E. Fadel, were elected as directors by shareholders at the 2025 annual general meeting of shareholders and are being presented for re-election at the Annual Meeting. Mr. Uzzell, who was appointed to the Board of Directors on November 4, 2025, is not considered an independent Director as defined in the applicable listing standards for companies traded on the NASDAQ Stock Market LLC (“NASDAQ”) since he serves as the Company’s CEO. The Board of Directors has determined that the remaining eight candidates, Krista L. Berry, Thurman K. Case, Marlo M. Cormier, Mitchell E. Fadel, Tabata L. Gomez, Elena B. Otero, Beryl B. Raff, and Darren G. Woody, are considered independent Directors. Therefore, the majority of persons nominated to serve on our Board of Directors are independent as so defined. Each Director elected shall serve as a Director until the next annual general meeting of shareholders or until his or her successor is elected or appointed or until his or her earlier death, resignation or removal.

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” EACH OF THE NINE NOMINEES SET FORTH BELOW.

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Nominees for the Election of Directors
Set forth below are descriptions of the business experience of the nominees for election to our Board of Directors, as well as their qualifications:

G. SCOTT UZZELL

CEO and Director Since: September 2025

Committees: None Age: 60

Biographical Information
Mr. Uzzell joined the Company on September 1, 2025 as its CEO. From February to September 2025, he served as the founding partner of Brentwood Advisors, LLC, a consulting firm focused on driving sustainable growth for emerging brands. From June 2023 to December 2024, he was employed at NIKE, Inc. (“NIKE”), a leading designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. At NIKE, Mr. Uzzell served as Corporate Vice President and General Manager - North America Operating Unit, NIKE’s largest reporting segment. From January 2019 to May 2023, he served as Chief Executive Officer and President at Converse, a wholly-owned NIKE subsidiary brand, which designs, markets and distributes athletic lifestyle footwear, apparel and accessories. Prior to that he served in various leadership roles at The Coca-Cola Company, a total beverage company, for over 15 years, including leading its venture and emerging brands group from 2015 to 2018 serving as President, Venturing & Emerging Brands (VEB) Group. In addition, Mr. Uzzell served on the Board of Directors of SC Johnson Company from 2019 to December 2025 and has served on the Board of Directors of Bombas LLC since June 2025. He is also presently a member of the Florida A&M University Board and University of Chicago Booth School Advisory Board. Mr. Uzzell received his B.S. in business from Florida A&M University and his Master of Business Administration from the University of Chicago Booth School of Business.
Key Qualifications
Mr. Uzzell has more than 30 years of experience in consumer products in leadership positions across several large multi-national companies with recognized brands and organizations. Mr. Uzzell brings a strategic business development and acquisition mindset with a strong track record of building and growing consumer brands along with operational, acquisition and international expertise and seasoned leadership skills. As our CEO, Mr. Uzzell provides essential oversight of the business and organization, and a link between management and the Board of Directors. He provides crucial insight to the Board on the Company’s strategic planning and operations. Mr. Uzzell also plays a key role in communication with shareholders and in leading the Company’s organizational vision and strategy.

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CORPORATE GOVERNANCE AND BOARD MATTERS

KRISTA L. BERRY

Director Since: 2017

Committees: Compensation (Chair), Audit, and Corporate Governance Age: 61

Biographical Information
Ms. Berry most recently served as Chief Revenue Officer at Everlane Inc., a digitally native retail company, from 2017 to 2018. Previously, she served as Chief Digital Officer and Executive Vice President of Multichannel at Kohl’s Corporation, a department store retail chain, from 2012 to 2016, where she led enterprise-wide digital and omnichannel transformation initiatives across commerce, marketing, analytics, and customer experience. Prior to Kohl’s, Ms. Berry served as General Manager of North America Direct-to-Consumer at NIKE from 2009 to 2011, and as General Manager of North America Digital Commerce from 2007 to 2009. Earlier in her career, she held progressively senior leadership roles at Target Corporation, a retail company, from 1987 to 2007. Ms. Berry served as an Advisory Board Member of Amer Sports from 2020 until its public offering in 2024 and served on the Board of Directors of Bazaarvoice, Inc. from 2017 to 2019.
Key Qualifications
Ms. Berry brings more than twenty years of senior leadership experience in digital, direct-to-consumer, and data-driven businesses across global brands and growth-oriented companies. She contributes to the Board her knowledge in digital transformation, product development, and the application of advanced analytics and artificial intelligence to consumer insights, personalization, demand forecasting, and digital marketing effectiveness. Ms. Berry’s background also provides the Board with strong governance experience.

THURMAN K. CASE

Director Since: 2017

Committees: Audit (Chair) and Corporate Governance Age: 69

Biographical Information
Mr. Case was Chief Financial Officer at Cirrus Logic, Inc., a leader in high performance, low-power integrated circuits for audio and voice signal processing applications, from February 2007 to May 2022. Prior to that, Mr. Case served in various positions at Cirrus Logic, including as Vice President, Treasurer, Financial Planning and Analysis from 2004 to 2007, Vice President, Finance from 2002 to 2004, and Director of Finance from 2000 to 2002. Before his tenure at Cirrus Logic, Mr. Case served in a variety of financial leadership positions, including at Case Associates, Inc. and Public Service Company of New Mexico, an electric utilities company. Mr. Case serves on the Board of Directors for Triad Semiconductor. Mr. Case received a Bachelor of Economics degree and a Master of Business Administration from New Mexico State University.
Key Qualifications
Mr. Case brings broad experience in business strategy, operations, accounting, information technology, mergers and acquisitions, auditing and SEC reporting matters to the Board of Directors. In addition, his experience as a public company executive contributes to his knowledge of corporate governance and public company matters.

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MARLO M. CORMIER

New Director Nominee

Committees: None Age: 55

Biographical Information
Ms. Cormier most recently served as Senior Vice President, Chief Financial Officer of Sally Beauty Holdings, Inc. (“Sally Beauty”), a leading international specialty retailer and distributor of professional beauty supplies, from November 2020 until April 2026. Prior to that, she had served as Senior Vice President, Finance and Chief Accounting Officer for Sally Beauty since April 2020. Ms. Cormier also served as the Senior Vice President, Corporate Finance and Chief Accounting Officer at Fossil Group, Inc., a design, innovation and distribution company specializing in consumer fashion accessories, from 2013 to 2020. From 2001 to 2013, she served in various executive roles including Vice President and Chief Accounting Officer at Callaway Golf Company, a leading golf equipment, gear and apparel company. Prior to that Ms. Cormier was a Manager in Deloitte & Touche LLP’s Accounting and Audit Services group. Ms. Cormier received a Bachelor’s of Science degree from Oregon State University with a double major in Financial Management and Accounting and a minor in Computer Science.
Key Qualifications
Ms. Cormier brings more than 30 years of leadership experience across global consumer products, retail and beauty companies to the Board. Additionally, her extensive experience in financial oversight, accounting and SEC reporting, financial planning and analysis, risk management and governance contribute to her knowledge of public company reporting matters and will enable her to provide valuable input to the Board in these areas.

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CORPORATE GOVERNANCE AND BOARD MATTERS

MITCHELL E. FADEL

New Director Nominee

Committees: None Age: 69

Biographical Information
Mr. Fadel most recently served as a director and as Chief Executive Officer of Upbound Group, Inc. (“Upbound”), a technology and data-driven leader in accessible and inclusive financial solutions for consumers. He served as Chief Executive Officer and director from January 2018 and June 2017, respectively, until his retirement in June 2025. He had previously served as President of Upbound (beginning in July 2000) and Chief Operating Officer (beginning in December 2002) each until August 2015 and also as a director of Upbound from December 2000 to November 2013. From 1992 until 2000, Mr. Fadel served as President and Chief Executive Officer of Upbound’s subsidiary Rent-A-Center Franchising International, Inc. (f/k/a ColorTyme, Inc.). Prior to rejoining Upbound’s board in June 2017, he was self-employed after having served previously as President, U.S. Pawn for EZCORP, Inc., a leading provider of pawn loans in the United States and Mexico, from September 2015 to December 2016. Mr. Fadel also serves as a member of the Board of Advisors of DriveItAway Holdings, Inc.
Key Qualifications
Mr. Fadel brings more than 30 years of experience in key leadership positions with companies providing financial product solutions to consumers, most recently having served as chief executive officer of a public company. He has a valued perspective on operational matters that will be an asset to the Board, and the Board believes that his experience will support the Company in its strategic initiatives and enhance its long-term vision, sustainable growth and shareholder value. In addition, his experience as a public company executive and director contributes to his knowledge of corporate governance and public company matters.

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TABATA L. GOMEZ

Director Since: 2022

Committees: Nominating and Corporate Governance Age: 45

Biographical Information
Ms. Gomez has served as Chief Growth and Marketing Officer at McCormick & Company Inc. (“McCormick”), a spice and extract manufacturing company, since December 2025 and as Chief Marketing Officer from November 2023 to December 2025. In her current role, she leads the enterprise-wide growth strategies and global marketing organization and is a member of the Global Management Committee of McCormick. Prior to joining McCormick, Ms. Gomez served as Chief Marketing Officer for the Tools & Outdoor segment of Stanley Black & Decker Inc., a manufacturer of industrial tools and household hardware, since September 2022, where she oversaw a $14 billion portfolio of brands. She also served as President of the Global Hand Tools, Accessories & Storage Group, a business unit within Stanley Black & Decker, Inc. Prior to her time at Stanley Black & Decker Inc., Ms. Gomez worked at Coty, Inc., a manufacturer and marketer of fragrances, cosmetics, hair care and other beauty products, where she was Vice President of Rimmel. She also spent 13 years at The Procter & Gamble Company in the United States, Europe, and Latin America where she served in roles of increasing responsibility in brand management, marketing and innovation. Ms. Gomez holds a Bachelor of Arts in International Relations from the Universidad Iberoamericana in Mexico City.
Key Qualifications
Ms. Gomez brings expertise in global marketing, brand leadership, profit & loss management and licensed product management to the Board of Directors. With broad international experience in Latin America, Europe and Asia, Ms. Gomez also provides the Board with critical international perspectives.

ELENA B. OTERO

Director Since: 2022

Committees: Corporate Governance (Chair) and Compensation Age: 61

Biographical Information
Ms. Otero is a former executive in the international division of The Clorox Company, a manufacturer and marketer of consumer products, where she served as Chief Marketing Officer, eCommerce Officer and Strategy & Growth Officer from 2016 until her retirement in 2021. She previously served as Vice President of Marketing and General Manager of Clorox’s Home Care International business unit from 2010 to 2016 and as Vice President of Marketing and General Manager of Clorox’s Greenworks International business unit from 2008 to 2010. Prior to these roles, Ms. Otero held leadership positions in Latin America from 2002 to 2008, including responsibility for Clorox’s business operations in Puerto Rico, the Caribbean, Central America and South America. Prior to that, from 1990 to 2002, Ms. Otero held marketing leadership positions across multiple categories and brands at The Procter & Gamble Company.
Key Qualifications
Ms. Otero brings to the Board of Directors over thirty years of global consumer products experience, primarily in marketing, growth and strategy, ecommerce, and general management. Her experience in leading global marketing across forty countries also provides the Board with critical international perspectives.

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CORPORATE GOVERNANCE AND BOARD MATTERS

BERYL B. RAFF

Director Since: 2014

Committees: Audit Age: 75

Biographical Information
Since April 2009 until her retirement in July 2022, Ms. Raff served as Chairman and Chief Executive Officer at Helzberg Diamond Shops Inc. (“Helzberg Diamonds”), a jewelry retailer and a wholly-owned subsidiary of Berkshire Hathaway Inc. Through June 2023, Ms. Raff continued to advise and consult the Helzberg Diamonds’ executive team as non-executive Chairman of the Board. From 2005 through April 2009, she served as Executive Vice President-General Merchandise Manager for the fine jewelry division of J.C. Penney Company, Inc., a retailer of apparel and home furnishings. From 2001 through 2005, Ms. Raff served as Senior Vice President-General Merchandise Manager for the fine jewelry division of J.C. Penney. Prior to joining J.C. Penney, Ms. Raff served in various leadership roles at Zale Corporation, a national retail jewelry chain, last serving as its Chairman and Chief Executive Officer. In May 2021, Ms. Raff was appointed to the Board of Directors of Academy Sports and Outdoors, Inc., where she serves as the Chair of the Compensation Committee. Ms. Raff served on the Board of Directors of Group 1 Automotive, Inc., an automotive retail operator, from 2007 to 2015. At Group 1 she was a member of the Compensation Committee of its Board of Directors and Chair of the Governance/Nomination Committee. Ms. Raff served on the Board of Directors of The Michaels Companies, Inc. from September 2014 through April 2021, a national retail chain of arts and crafts specialty stores, and was a member of its Compensation Committee. Ms. Raff has previously served as a Director of the National Association of Corporate Directors Heartland Chapter, a non-profit organization dedicated to excellence in board leadership. From 2001 through February 2011, Ms. Raff served on the Board of Directors, the Corporate Governance Committee and the Compensation Committee (which she chaired from 2008 to 2011) of Jo-Ann Stores, Inc., a national specialty retailer of craft, sewing and decorating products. Ms. Raff graduated from Boston University with a Bachelor of Business Administration degree and from Drexel University with a Master of Business Administration.
Key Qualifications
Ms. Raff is well known throughout the retail industry and brings to the Board of Directors her experience and perspective as an outstanding merchant and multi-store retail executive. The Board benefits from Ms. Raff’s extensive knowledge of the retail industry and her valuable insight on how the Company can best serve its retail partners. Ms. Raff’s current and previous service on other boards, including public companies, also provides important perspectives on key corporate governance matters.

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DARREN G. WOODY

Director Since: 2004

Committees: Nominating (Chair) and Compensation Age: 66

Biographical Information
Mr. Woody is Co-Founder and Chief Executive Officer of Franklin Mountain Construction, LLC (“Franklin Mountain”) and President and Chief Executive Officer of its subsidiary, Jordan Foster Construction, LLC. Franklin Mountain is a diversified infrastructure and construction firm that owns multiple operating related businesses across various markets in Texas and field operations throughout the Southwest. The firm specializes in highway, military, commercial, and multi-family construction. He has served as Chief Executive Officer of Franklin Mountain since 2025 and as President and Chief Executive Officer of Jordan Foster Construction since August of 2000. Previously, Mr. Woody was a partner in the law firm of Krafsur, Gordon, Mott, Davis and Woody P.C., where he specialized in real estate, business acquisitions and complex financing arrangements.
Key Qualifications
Mr. Woody brings a multi-disciplined perspective to our Board of Directors given his executive leadership and legal experience. This background enables him to provide valuable input with regard to many of the Company’s legal matters, significant mergers and acquisitions and other transactional negotiations and the management of challenging complex projects. Additionally, he has significant experience with executive compensation and human capital matters, including succession planning. His tenure with the Company provides an important historical perspective.

The following charts summarize the independence and gender diversity of the Director nominees:

BOARD INDEPENDENCE	BOARD GENDER DIVERSITY

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CORPORATE GOVERNANCE AND BOARD MATTERS
The table below summarizes the key areas of skills and experience that our Nominating Committee and Board of Directors considered in nominating these Director candidates:

	Uzzell	Berry	Case	Cormier	Fadel	Gomez	Otero	Raff	Woody
Key Areas of Skills and Experience
Industry / Product Knowledge	■	■	■	■	■	■	■	■
Multinational Operations	■	■	■	■	■	■	■
Sales / Marketing	■	■			■	■	■	■
Financial / Accounting		■	■	■	■			■	■
Information Technology / Digital / Cybersecurity		■	■
Mergers / Acquisitions	■		■	■	■		■		■
Corporate Strategy / Governance	■	■	■	■	■	■	■	■	■
For additional information on each director’s qualifications, see our director biographies above.
Retiring Directors
As previously noted, Messrs. Meeker and Carson will not stand for re-election upon expiration of their respective terms at the Annual Meeting. Each director’s departure is not a result of any disagreement with the Company or the Board of Directors, or any matter relating to the Company’s operations, policies, or practices.

TIMOTHY F. MEEKER

Director Since: 2004 Chairman Since: 2014

Age: 79

VINCENT D. CARSON

Director Since: 2018

Age: 66

The Company thanks Messrs. Meeker and Carson for their many years of service and contributions to the Company. Mr. Meeker will serve in his role as the independent Chairman of the Board until the expiration of his term at the Annual Meeting at which time a new Chairman will be elected by the Board.

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Corporate Governance
Corporate governance is typically defined as the system that allocates duties and authority among a company’s shareholders, Board of Directors and management. The shareholders elect the Board and vote on extraordinary matters.
Our Corporate Governance Guidelines, as well as our Code of Ethics, and the charters of the Audit Committee, Compensation Committee, Nominating Committee, and Corporate Governance Committee (the “Governance Committee”) of the Board of Directors are available under the “Governance” heading of the Investor Relations page of our website at the following address: www.helenoftroy.com.
The Company believes that it is in compliance with the corporate governance requirements of the NASDAQ listing standards. The principal elements of these governance requirements as implemented by the Company are:
▪affirmative determination by the Board of Directors that a majority of the Directors are independent;
▪regularly scheduled executive sessions of independent Directors; and
▪Audit Committee, Nominating Committee, Governance Committee and Compensation Committee comprised of independent Directors and having the purposes, responsibilities and authority as described below under the separate committee headings and set forth in their respective charters.
Board Composition and Structure
Identifying Nominees for Election to the Board
The Nominating Committee’s current process for identifying and evaluating nominees for Director positions consists of general periodic evaluations of the size and composition of the Board of Directors, applicable listing standards and laws, and other appropriate factors with a goal of maintaining continuity of appropriate industry expertise, business experience, leadership skills and knowledge of the Company. The Nominating Committee looks for a number of personal attributes in selecting candidates as specified in our Corporate Governance Guidelines including:
▪sound reputation and ethical conduct;
▪business and professional activities that are complementary to those of the Company;
▪the availability of time and a willingness to carry out their duties and responsibilities effectively;
▪an active awareness of changes in the social, political and economic landscape;
▪an absence of any conflicts of interest;
▪a level of health that allows for attendance and active contribution to most Board and committee meetings;
▪limited service on other boards; and
▪a commitment to contribute to our overall performance, placing it above personal interests.
As specified in our Corporate Governance Guidelines, the Nominating Committee makes efforts to maintain members on the Board who have substantial and direct experience in areas of importance to the Company. Our Nominating Committee charter provides that the Nominating Committee will seek to include candidates who reflect diverse backgrounds, qualifications and personal characteristics, including gender, race, ethnicity and age. The Nominating Committee considers all attributes, business diversity, professional qualifications, and experience of all candidates it believes will benefit the Company and increase shareholder value. The Nominating Committee does not assign specific weight to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. The Company will continue to take the appropriate steps to ensure the Board has the mix of qualifications, skill sets and diversity necessary to promote the long-term interests of the Company’s shareholders.

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CORPORATE GOVERNANCE AND BOARD MATTERS
Shareholder Recommendation of Board Candidates
The Nominating Committee will consider candidates recommended by shareholders. A shareholder desiring to nominate a candidate for election to the Board at the Annual Meeting must provide timely written notice in proper form to the Secretary of the Company, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda in accordance with our bye-laws. To be in proper form, the notice of a Director nomination should be accompanied by supporting materials required by our bye-laws, including, among other things, written consent of the proposed candidate to serve as a Director if nominated and elected, information about the proposed nominee for Director, information about the shareholder submitting the nomination, and information about any other shareholders or beneficial owners known to support the nomination. The Nominating Committee may request that the shareholder submitting the proposed nominee furnish additional information to determine the eligibility and qualifications of such candidate. Additionally, any candidate recommended by shareholders must meet the general requirements outlined in the Company’s bye-laws and Corporate Governance Guidelines. Any shareholder recommendation will be considered for nomination as a Director at the sole discretion of the Nominating Committee. Neither the Board of Directors nor the Nominating Committee is required to nominate for election any shareholder nominee recommendation. We did not receive any such Director nominee recommendations for this year’s Annual Meeting. Under the Company’s bye-laws, if a shareholder intends to nominate a person for election to the Board of Directors directly (rather than by recommending such person as a candidate to our Nominating Committee), the shareholder must submit the nomination as described in the Proxy Statement under “Shareholder Proposals.”
Board Independence
The Board has determined that, other than Mr. Uzzell, our CEO, each current member of the Board, as well as those individuals nominated for election to our Board of Directors, is independent, as defined in the NASDAQ listing standards. The Board has also determined that each person who served on the Board in fiscal year 2026, other than Mr. Uzzell and Ms. Geoffroy, was independent, as so defined. The foregoing independence determination of our Board of Directors included the determination for each of these individuals currently serving on the Board, other than Mr. Uzzell, as well as the eight nominated independent Directors, that for purposes of the additional independence requirements for the Audit Committee, Compensation Committee, Governance Committee or Nominating Committee, each respectively, is:
▪independent for purposes of membership on the Audit Committee under Rule 5605(c)(2) of the NASDAQ listing standards, that includes the independence requirements of Rule 5605(a)(2) and additional independence requirements under SEC Rule 10A-3(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
▪independent under the NASDAQ listing standards for purposes of membership on the Nominating Committee; and
▪independent under the NASDAQ listing standards and applicable SEC rules for purposes of membership on the Compensation Committee, and as a “non-employee Director” under SEC Rule 16b-3 of the Exchange Act.
Separation of Chairman and CEO Roles
The Board has separated the roles of the Chairman and the CEO in order to further diversify and strengthen its leadership structure. The Board separated these roles in recognition of the differences between the two roles and the value to the Company of having the distinct and different perspectives and experiences of a separate independent Chairman and CEO. Our CEO is responsible for the day-to-day management and supervision of the business and affairs of the Company (such as reviewing performance and allocating resources as the Company’s chief executive decision maker) and for ensuring that the directives of the Board are implemented. Our Chairman, on the other hand, is independent of management and is charged with presiding over all meetings of the Board and our shareholders and providing advice and counsel to the CEO and the Company’s other officers regarding our business and operations, as well as focusing on oversight and governance matters.
By separating the roles of CEO and Chairman, our CEO is able to focus his time and energy on managing the Company’s complex daily operations, while our Chairman can devote his time and attention to addressing matters relating to the responsibilities of our Board. Our CEO and Chairman have an excellent working relationship, and, with more than forty years of experience in the consumer products industry, our

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Chairman is well positioned to provide our CEO with guidance, advice, and counsel regarding the Company’s business, operations and strategy. Moreover, we believe that having a separate Chairman focused on oversight and governance matters allows the Board to more effectively perform its risk oversight role as described below. In connection with the Board’s self-evaluation process, as required by our Corporate Governance Guidelines, the Board evaluates its organization and processes to ensure that it is functioning effectively. For the foregoing reasons, we believe that our separate CEO/Chairman structure continues to be the most appropriate and effective leadership structure for the Company and our shareholders.
The Board’s Oversight Responsibilities
Risk Oversight
Our management is responsible for the ongoing assessment and management of the risks we face, including risks relating to capital structure, strategy, liquidity and credit, financial reporting and public disclosure, operations, acquisition and divestitures, technology and cybersecurity, governance, and legal and regulatory. The Board oversees management’s policies and procedures in addressing these and other risks and receives regular reports from senior management on areas of material risk to the Company. Additionally, each of the Board’s four committees (Audit Committee, Compensation Committee, Nominating Committee, and Governance Committee) monitor and report to the Board those risks that fall within the scope of such committee’s area of oversight responsibility. Accordingly, our Board committees have specific oversight responsibilities relating to certain aspects of risk management:

Our Audit Committee	Our Compensation Committee	Our Nominating Committee	Our Governance Committee
Directly oversees risk management relating to financial reporting, public disclosure, legal and regulatory compliance, data protection, cybersecurity, and artificial intelligence. Additionally, periodically reviews with management the Company's disclosure controls and procedures, internal controls for financial reporting purposes and systems and procedures. Also responsible for assessing the steps management has taken to monitor and control these risks and exposures and evaluating guidelines and policies with respect to our risk assessment and risk management.

Directly oversees risk management relating to associate compensation, including any risks of compensation programs encouraging excessive risk-taking. For further information, see “Executive Compensation – Compensation Risks.”

Directly oversees risk management relating to Director nomination, including periodically assessing, developing and communicating with the Board concerning the appropriate criteria for nominating and appointing directors. Also considers matters associated with the independence of our Board. Additionally, oversees an annual review of the performance of the Board and its committees.

Directly oversees risk management regarding corporate governance, including periodically assessing the effectiveness of the Company's corporate governance policies, including on artificial intelligence. Also oversees programs relating to sustainability matters and periodically evaluates the effectiveness of the Company's sustainability programs and policies. Additionally, periodically evaluates the effectiveness of the Company's succession plans for the Company's senior management.

Management identifies risks, designates associated “risk owners” within the organization and receives appropriate reports from the various risk owners as conditions change. Management works with the respective Board committees as outlined above to communicate risk factors to the Board and to enable the Board to understand our risk identification, risk management and risk mitigation measures relating to strategic matters. Additional review or reporting of risks is conducted by management as needed or when requested by the Board or a committee. Additionally, the Chairman, working with the Audit Committee and the Governance Committee, assess corporate governance practices and risks.

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CORPORATE GOVERNANCE AND BOARD MATTERS
Sustainability Initiatives
We uphold rigorous corporate governance standards that support transparency, ethical business practices and long-term value creation for our stakeholders, including associates, consumers, customers, shareholders and communities. As we execute our strategic initiatives, we seek to drive organic sales growth, expand margins and deploy capital strategically, with sustainability initiatives supporting these objectives critical to our operations and market success. This focus enhances our ability to adapt to evolving consumer expectations, mitigate risks and position us as a responsible global market participant. Our goal is that through this work we continually earn the engagement, loyalty and pride of our consumers, associates, customers, shareholders and the communities in which we live and operate. We also seek to maintain a best-in-class level of corporate governance on behalf of our stakeholders.
The Governance Committee has oversight of sustainability-related matters, including environmental, climate change and human rights. Our Vice President of Regulatory, Sustainability and Governance, who reports to the General Counsel, leads the development and implementation of our strategic sustainability plan and reports regularly to the Board on these matters, with sustainability as a standing agenda item at scheduled quarterly Board meetings. Our goal is to align our sustainability performance with relevant standards and guidelines, such as those established by the Sustainability Accounting Standards Board (“SASB”), the Task Force on Climate-related Finance Disclosures (“TCFD”) and the Global Reporting Initiative (“GRI”). We are implementing a system intended to minimize negative impacts of our practices on the environment and continue to work on initiatives to reduce emissions in our supply chain and product use. In June 2026, we published our Sustainability Report, which aligns with relevant standards and guidelines such as those established by the SASB, the TCFD and the GRI. Our Sustainability Report summarizes our sustainability strategy and performance, including in the areas of climate change, inclusion and human capital, and environmental and natural capital management.
Information on our website, including in our Sustainability Report and our Sustainability Guiding Principles, is not part of this Proxy Statement or any other report we file with, or furnish to, the SEC, except as expressly set forth by specific reference in such filing.
Board Committees and Meetings
Our Board of Directors has four committees: the Audit Committee, the Nominating Committee, the Governance Committee, and the Compensation Committee. Our independent Directors also meet in executive sessions without management present. For further information and the current composition of these committees, see below and the section “Proxy Voting Roadmap – Our Director Nominees to the Board of Directors.”

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Audit Committee

Committee Chair Thurman K. Case Members Krista L. Berry Beryl B. Raff FY26 Meetings 3
The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter that has been adopted by the Board of Directors.
The primary purposes and responsibilities of the committee are to oversee, on behalf of the Company’s Board of Directors:
(1)the accounting and financial reporting processes and integrity of the Company’s financial statements,
(2)the audits of the Company’s financial statements and the appointment, compensation, qualifications, independence, and performance of our independent registered public accounting firm,
(3)our compliance with legal and regulatory requirements,
(4)the staffing and ongoing operation of our internal audit function, and
(5)working with the full Board, risks related to data protection and cybersecurity.
Other responsibilities:
▪Meets periodically with our CFO and other appropriate officers in the discharge of its duties
▪Reviews the content and enforcement of the Company’s Code of Ethics
▪Consults with legal counsel on various legal compliance matters and on other legal matters if those matters could materially affect our financial statements
The Board of Directors has determined that each of the members of the Audit Committee is independent as previously described. In addition, the Board of Directors determined that Mr. Case qualifies as the “audit committee financial expert” (as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC). Additionally, the Board of Directors determined that all of the members of the Audit Committee meet the requirement of the NASDAQ listing standards that each member be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

2026 Proxy Statement	29

CORPORATE GOVERNANCE AND BOARD MATTERS
Compensation Committee

Committee Chair Krista L. Berry Members Vincent D. Carson Elena B. Otero Darren G. Woody FY26 Meetings 6
The Compensation Committee operates under a written charter that has been adopted by the Board of Directors.
The primary purposes and responsibilities of the committee are to:
(1)evaluate and approve the corporate goals and objectives set by the CEO,
(2)evaluate the CEO’s performance in light of those goals and objectives,
(3)make recommendations to the Board of Directors with respect to CEO and other named executive officer compensation, incentive compensation plans and equity-based plans,
(4)oversee the administration of our incentive compensation plans and equity-based plans,
(5)make recommendations with respect to non-employee director compensation,
(6)review and discuss with management the Company’s Compensation Discussion & Analysis required by SEC rules and regulations to be included in the Company’s Proxy Statement and annual report on Form 10-K, and
(7)produce an annual report on executive compensation for inclusion in the Company’s proxy statement.
The Board of Directors has determined that the members of this committee are independent as previously described. In addition to formal meetings, the committee also conducted numerous informal telephonic discussions and consulted its legal advisors and independent compensation consultant throughout the year. The Compensation Committee has the independent authority to hire compensation, accounting, legal, or other advisors. The Compensation Committee engaged Frederic W. Cook & Company (“FW Cook”) as its independent compensation consultant to assist the Compensation Committee with its compensation decisions for our named executive officers and Directors for fiscal year 2026. The Compensation Committee has determined that FW Cook had no conflicts of interest relating to its engagement by the Compensation Committee.

30	Helen of Troy

CORPORATE GOVERNANCE AND BOARD MATTERS
Nominating Committee

Committee Chair Darren G. Woody Members Vincent D. Carson Tabata L. Gomez Timothy F. Meeker FY26 Meetings 2
The Nominating Committee operates under a written charter that has been adopted by the Board of Directors.
The primary purposes and responsibilities of the Nominating Committee are to:
(1)recommend to our Board of Directors individuals qualified to serve on our Board of Directors for election by shareholders at each annual general meeting of shareholders and to fill vacancies on the Board of Directors, and
(2)develop and communicate with the Board criteria for selecting new Directors.
Other responsibilities:
▪Oversees the evaluation of the Directors and seeks to annually review Director qualifications and skill sets with the goal of maintaining fresh perspectives on the Board and complementing the skill sets of the other Directors
▪Receives recommendations from its members, other members of the Board of Directors, outside advisors, and consultants for candidates to be considered for the Board
▪Receives recommendations from its members or other members of the Board of Directors for candidates to be appointed to committee positions, reviews and evaluates such candidates and makes recommendations to the Board of Directors for nominations to fill or add committee positions

Governance Committee

Committee Chair Elena B. Otero Members Krista L. Berry Thurman K. Case Tabata L. Gomez FY26 Meetings 2
The Governance Committee operates under a written charter that has been adopted by the Board of Directors.
The primary purposes and responsibilities of the Governance Committee are to:
(1)develop, assess and recommend to the Board our corporate governance policies,
(2)evaluate, develop and recommend to the Board succession plans for all of our senior management, and
(3)assist the Board in overseeing programs relating to sustainability and governance matters.
Other responsibilities:
▪Works with the Compensation Committee to develop and recommend succession plans to the Board of Directors
▪Periodically evaluate the effectiveness of sustainability programs and policies in light of the Company’s corporate goals and objectives and, if appropriate, make recommendations to the Board

2026 Proxy Statement	31

CORPORATE GOVERNANCE AND BOARD MATTERS
Meetings of the Board of Directors and its Committees
The Board of Directors held five regularly scheduled meetings during fiscal year 2026. Each Director who was a member of the Board of Directors in fiscal year 2026 attended at least 80% of the of the Board of Director meetings and committee meetings for which they were members. Our policy regarding Director attendance at the annual general meetings of shareholders is that we encourage and expect, but do not require, the members of the Board of Directors to attend annual general meetings of shareholders. All of our Directors who were members of the Board at the time of the 2025 virtual annual general meeting of shareholders attended that meeting.
Committee Rotation
The Board will consider the rotation of committee assignments and of committee chairs at such intervals as the Board determines on the recommendation of the Nominating Committee. Consideration of rotation will seek to balance the benefits derived from continuity and experience, on the one hand, and the benefits derived from gaining fresh perspectives and enhancing a Director’s understanding of different aspects of our business and enabling functions. The Board rotated the Nominating, Compensation and Governance Committee chairs in fiscal year 2026.
Executive Sessions
Independent Directors regularly meet without management present. In regard to executive sessions, any independent Director has the authority to call meetings of independent Directors.
Shareholder Communications to the Board of Directors
Any record or beneficial owner of the Company’s Common Stock who has concerns about accounting, internal accounting controls or auditing matters relating to the Company may contact the Audit Committee directly. Any record or beneficial owner of our Common Stock who wishes to communicate with the Board of Directors on any other matter should also contact the Audit Committee. The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to the Company. If particular communications are directed to the full Board, independent Directors as a group or individual Directors, the Audit Committee will route these communications to the appropriate Directors or committees so long as the intended recipients are clearly stated.
Communications intended to be anonymous may be made by calling our hotline service at 844-317-9054 or online at www.helenoftroy.ethicspoint.com. If calling, please identify yourself as a shareholder of the Company intending to communicate with the Audit Committee. This third-party service undertakes to forward the communications to the Audit Committee if so requested and clearly stated. You may also send communications intended to be anonymous by mail, without indicating your name or address, to Helen of Troy, 201 E. Main Street, Suite 300, El Paso, Texas, 79901, USA, Attention: Chairman of the Audit Committee. Communications not intended to be made anonymously may be made by calling the hotline number or by mail to that address, including whatever identifying or other information you wish to communicate.
Communications from associates or agents of the Company will not be treated as communications from our shareholders, unless the associate or agent clearly indicates that the communication is made solely in the person’s capacity as a shareholder.

32	Helen of Troy

CORPORATE GOVERNANCE AND BOARD MATTERS
Director Compensation
Under the Company’s compensation guidelines, the non-employee Directors received annual compensation for their services in the form of a cash retainer equal to $100,000 and pre-tax Common Stock valued at $140,000. No changes were made to the non-employee Directors’ compensation in fiscal year 2026. The grants of Common Stock are made in quarterly equal-value installments on the first business day of each fiscal quarter based on fair market value of the Common Stock as of the close of business of the grant date. The grants of Common Stock fully vest on the grant date. The Chairman of the Board of Directors received additional annual cash compensation of $115,000. The chairperson of each committee of the Board of Directors is entitled to receive the following additional annual cash compensation fees:

Committee	Amount ($)
Audit Committee	20,000
Compensation Committee	20,000
Nominating Committee	15,000
Governance Committee	15,000
No other meeting attendance or committee fees are paid.
FW Cook assists the Board of Directors in the evaluation of the compensation of the Directors. FW Cook works directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in meeting its responsibilities. For further information regarding the compensation consultant, see “Board Committees and Meetings – Compensation Committee.”
G. Scott Uzzell, our CEO, and Noel M. Geoffroy, our former CEO, were the only Directors that were associates of the Company during the fiscal year ended February 28, 2026. Mr. Uzzell is the only nominee for election to the Board of Directors at the Annual Meeting who is an associate of the Company. Neither Mr. Uzzell nor Ms. Geoffroy received any remuneration for his or her service as a member of the Board. For further information on the compensation of Mr. Uzzell and Ms. Geoffroy, see “Executive Compensation Tables – Summary Compensation Table.” Ms. Cormier and Mr. Fadel are newly nominated directors and did not serve on the Board during fiscal year 2026; therefore, they did not receive any remuneration in fiscal year 2026.
The following table summarizes the total compensation earned by all non-employee Directors during fiscal year 2026.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Krista L. Berry(3)	117,500	140,000	257,500
Thurman K. Case(4)	120,000	140,000	260,000
Vincent D. Carson	100,000	140,000	240,000
Tabata L. Gomez	100,000	140,000	240,000
Timothy F. Meeker(5)	222,500	140,000	362,500
Elena B. Otero(6)	107,500	140,000	247,500
Beryl B. Raff	100,000	140,000	240,000
Darren G. Woody(7)	117,500	140,000	257,500
(1)All non-employee Directors received a quarterly cash retainer of $25,000.
(2)Non-employee Directors received pre-tax Common Stock for services during the fiscal year. The amounts in this column are based on the grant date fair values of $53.66, $26.26, $24.72 and $19.56 per share on March 3, June 2, September 2, and December 1, 2025, respectively, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Each of the restricted stock awards vested on the grant date. With respect to stock awards, approximately 30 percent of the value of the grant is settled with cash in order for the Directors to satisfy any tax liabilities associated with the grant.
(3)For her services as Chair of the Governance Committee during the first two quarters of fiscal year 2026 , Ms. Berry received total cash fees of $7,500, paid in quarterly payments of $3,750. For her services as Chair of the Compensation Committee during the last two quarters of fiscal 2026, Ms. Berry received total cash fees of $10,000, paid in quarterly payments of $5,000.
(4)For his services as Chair of the Audit Committee, Mr. Case received annual cash fees of $20,000, paid quarterly.

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CORPORATE GOVERNANCE AND BOARD MATTERS
(5)For his services as Chairman of the Board, Mr. Meeker received annual cash fees of $115,000, payable quarterly. For his services as Chair of the Nominating Committee during the first two quarters of fiscal year 2026, Mr. Meeker received total cash fees of $7,500 paid in quarterly payments of $3,750.
(6)For her services as Chair of the Governance Committee during the last two quarters of fiscal year 2026, Ms. Otero received total cash fees of $7,500, paid in quarterly payments of $3,750.
(7)For his services as Chair of the Compensation Committee during the first two quarters of fiscal year 2026, Mr. Woody received total cash fees of $10,000, paid in quarterly payments of $5,000. For his services as Chair of the Nominating Committee during the last two quarters of fiscal year 2026, Mr. Woody received total cash fees of $7,500 paid in quarterly payments of $3,750.
Director Stock Ownership and Compensation Guidelines
The Compensation Committee and the Board of Directors believe that non-employee Directors should own and hold Common Stock to further align their interests and actions with the interests of our shareholders. Accordingly, our non-employee Directors are subject to stock ownership and holding guidelines, which are monitored by the Compensation Committee. The guidelines for our non-employee Directors require our non-employee Directors to hold shares of Common Stock equal in value to at least three times their annual cash retainer. The Compensation Committee will review stock ownership levels as of May 31 of each calendar year based on the average end-of-quarter fair market value of the Company’s common shares over the trailing four quarters. Directors are required to reach the applicable ownership level within five years after first becoming subject to the guidelines. Until a Director reaches the applicable milestone, he or she must hold and may not sell any shares (except to meet tax withholding obligations and limited hardship and similar exemptions approved by the Compensation Committee). Once the ownership level is met, he or she must hold and may not sell shares if doing so would cause his or her ownership to fall below that level. As of the date of this Proxy Statement, all non-employee Directors are in compliance with our stock ownership and holding guidelines (except for limited hardship and similar exemptions approved by the Compensation Committee). Additionally, once a Director has met the applicable milestone, the number of shares required to be held to meet the required ownership level remains fixed, and fluctuations in market value of our Common Stock do not increase or decrease the number of shares required to be held. Equity awards granted to our non-employee Directors on March 3 and June 2, 2025 were granted under the Helen of Troy Limited 2018 Stock Incentive Plan (“2018 Stock Plan”), and equity awards granted to our non-employee Directors on September 2 and December 1, 2025 were granted under the Helen of Troy Limited 2025 Stock Incentive Plan (“2025 Stock Plan”). See “Equity Compensation Plan Information – 2018 Stock Incentive Plan” and “Equity Compensation Plan Information – 2025 Stock Incentive Plan” for additional information.
The Board of Directors also believes compensation arrangements should be flexible enough to allow the Directors to receive a balanced mix of equity and cash. In this respect, the Board of Directors seeks to target Director compensation at a mix that keeps in mind the Board’s guidelines for achieving and maintaining stock ownership. Each Director receives approximately 30 percent of the value of the stock grant award in cash, in order to pay any tax liabilities associated with the grant. Equity awards granted to our non-employee Directors vest when granted.

34	Helen of Troy

EXECUTIVE COMPENSATION

Proposal 2: Advisory Approval of the Company’s Executive Compensation
In accordance with Section 14A of the Exchange Act, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the shareholders of Helen of Troy Limited approve, on an advisory basis, the compensation of the Company’s NEOs disclosed in the Compensation Discussion & Analysis, the Summary Compensation Table and the related compensation tables, notes and narratives in the Proxy Statement for the Company’s 2026 Annual General Meeting of Shareholders.
This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. The Board of Directors previously recommended, and the shareholders approved, holding an annual “say on pay” advisory resolution. Therefore, the Company’s next “say on pay” advisory resolution after the Annual Meeting will be presented at the 2027 annual general meeting of shareholders.
Our executive compensation program emphasizes performance- and equity-based compensation to align it with shareholder interests. In addition, our executive compensation program includes other practices that we believe serve shareholder interests such as paying for performance, establishing rigorous performance goals, maintaining clawback terms for incentive awards and prohibitions on hedging or pledging Company stock. The Compensation Committee believes that the Company’s executive compensation program uses appropriate structures and sound pay practices. Accordingly, the Compensation Committee recommends a vote “For” this Proposal 2.
When casting your vote, we urge shareholders to read the Compensation Discussion & Analysis, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives.

✓	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

2026 Proxy Statement	35

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
This Compensation Discussion and Analysis describes our executive compensation program for fiscal year 2026, including how the Compensation Committee oversees our executive compensation programs and the compensation earned by our named executive officers below, as presented in the tables under “Executive Compensation Tables.”
Executive Officers
Our current executive officers are set forth below.

G. SCOTT UZZELL Chief Executive Officer	CEO Since: September 2025 Age: 60

Mr. Uzzell joined the Company on September 1, 2025 as its CEO. From February to September 2025, he served as the founding partner of Brentwood Advisors, LLC, a consulting firm focused on driving sustainable growth for emerging brands. From June 2023 to December 2024, he was employed at NIKE, Inc. (“NIKE”), a leading designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. At NIKE, Mr. Uzzell served as the Corporate Vice President and General Manager - North America Operating Unit, NIKE’s largest reporting segment. From January 2019 to May 2023, he served as Chief Executive Officer and President at Converse, a wholly-owned NIKE subsidiary brand, which designs, markets and distributes athletic lifestyle footwear, apparel and accessories. Prior to that he served in various leadership roles at The Coca-Cola Company, a total beverage company, for over 15 years, including leading its venture and emerging brands group from 2015 to 2018 serving as President, Venturing & Emerging Brands (VEB) Group. In addition, Mr. Uzzell served on the Board of Directors of SC Johnson Company from 2019 to December 2025 and has served on the Board of Directors of Bombas LLC since June 2025. He is also presently a member of the Florida A&M University Board and University of Chicago Booth School Advisory Board.

BRIAN L. GRASS Chief Financial Officer/Former Interim Chief Executive Officer	CFO: Since 2023 and from 2014 to 2021 Interim CEO: May to September 2025 Age: 56

Mr. Grass joined the Company in 2006 and previously served as its CFO from 2014 until his retirement in 2021. Mr. Grass rejoined the Company in March 2023 to serve as Senior Vice President, Assistant Chief Financial Officer and began to serve as interim CFO on April 28, 2023. He was appointed to serve as CFO effective September 23, 2023. Prior to his appointment as the CFO in 2014, he served as the Company’s Assistant CFO. Prior to joining the Company, Mr. Grass spent seven years in public accounting at KPMG LLP and six years in various financial leadership roles at Tenet Healthcare Corporation, a healthcare services company.

36	Helen of Troy

EXECUTIVE COMPENSATION
Executive Summary
Overview
We continued to face a challenging macroeconomic and consumer environment during fiscal year 2026 as global tariff policies continued to evolve. As described below, we have and are taking actions that are designed to improve our performance. In fiscal year 2026, we initiated efforts to mitigate our risk of ongoing exposure to tariffs and implemented other mitigation actions, which included measures to reduce costs and preserve cash flow. Our executive compensation program reflects the impact of our results and Company performance with pay realized by our named executive officers during fiscal year 2026 closely aligned with the experience of our shareholders. Both our annual and long-term programs continue to support our business strategy and our short- and long-term operating and financial objectives, with rigorous performance goals and payouts that reflect Company performance.
▪We experienced continued business challenges in fiscal year 2026. We navigated through a challenging macroeconomic environment including evolving global tariff policies and the cascading impacts on inflation and consumer confidence, as well as continued competition, lower consumer demand and discretionary spending, and resulting reduced orders from retail customers. In response, we initiated significant efforts to diversify our production outside of China into regions where we expect tariffs or overall costs to be lower and to source the same product in more than one region. We also implemented other mitigation actions, which included cost reductions from suppliers, price increases to customers on products subject to tariffs, and measures to reduce costs and preserve cash flow.
▪Our results under our incentive plans reflect Company performance. For fiscal year 2026, our incentive compensation aligns with our performance and financial results for the applicable performance periods. Although we experienced a challenging macroeconomic and consumer environment during fiscal year 2026, the Compensation Committee did not make any in-flight changes to our fiscal year 2026 compensation program for our named executive officers or apply its discretion to increase any incentive payouts.
•Our annual incentive plan provided a blended payout of 16.3% of the target award measures for fiscal year 2026. This aligns with our financial results and is consistent with our results in fiscal year 2026 for both of our underlying financial metrics: adjusted income and net sales.
•Performance Restricted Stock Awards (“Performance RSAs”) from our long-term incentive plan vesting in fiscal year 2026 provided no payout. The performance-based award vesting for fiscal year 2026 was based on cumulative adjusted diluted EPS and relative total shareholder return during fiscal years 2024 through 2026. There was no payout under the Performance RSAs for fiscal year 2026, which aligns with our performance and financial results for the applicable performance period.
▪The Compensation Committee continues to evolve our program. While the Compensation Committee believes our compensation program continues to be aligned with our performance, it will continue to evaluate compensation plan changes based on the evolution of our competitive market, talent retention and long-term business plan.
Leadership Changes
Our executive leadership team experienced several changes during fiscal year 2026.
Noel Geoffroy departed as CEO of the Company on May 2, 2025 and the Company provided Ms. Geoffroy with the payments required to be made to her under the Geoffroy Employment Agreement dated April 25, 2023 and effective March 1, 2024 (the “Geoffroy Employment Agreement”), upon a termination without cause. Following the departure of Ms. Geoffroy, the Board engaged a leading executive search firm to assist with the process to identify a permanent CEO. Following a vigorous, deliberate, and thoughtful executive search, the Board unanimously determined to appoint Mr. Uzzell to serve as the Company’s new CEO effective September 1, 2025. The Board appointed Mr. Uzzell to serve as a Director of the Company on November 4, 2025.
We sometimes refer to our executive officers as “named executive officers” or “NEOs,” and we sometimes refer to our executive officers excluding our CEO as “other named executive officers” or “other NEOs.”

2026 Proxy Statement	37

EXECUTIVE COMPENSATION
Compensation for our fiscal year 2026 NEOs is presented in the tables under “Executive Compensation Tables.” A summary of our leadership changes affecting the NEOs for fiscal year 2026 include the following:

	Title	Leadership Change
G. Scott Uzzell	Chief Executive Officer	Appointed as CEO effective September 1, 2025 and as a Director on November 4, 2025
Brian L. Grass(1)	Chief Financial Officer Interim Chief Executive Officer	Has served as CFO since 2023 and from 2014 until his retirement in 2021 Served as interim CEO from May 2, 2025 through September 1, 2025
Tracy L. Scheuerman(1)	Interim Chief Financial Officer	Serves as Assistant CFO Served as interim CFO from May 2, 2025 through September 1, 2025
Tessa N. Judge	Former Chief Legal Officer	Served as Chief Legal Officer until November 28, 2025
Noel M. Geoffroy(2)	Former Chief Executive Officer	Served as CEO until May 2, 2025
(1)Following the departure of Ms. Geoffroy as CEO on May 2, 2025, the Board appointed Mr. Grass, the then CFO of the Company, to serve as interim CEO and appointed Ms. Scheuerman to serve as interim CFO. In connection with Mr. Uzzell’s start of service as CEO, on September 1, 2025, Mr. Grass returned to his role as CFO, and Ms. Scheuerman ceased to serve as an executive officer, but is continuing to serve the Company as Assistant CFO.
(2)In connection with her departure, Ms. Geoffroy also resigned as a Director of the Company on May 2, 2025.
Fiscal Year 2026 Financial Overview
The following summarizes our key financial highlights for fiscal year 2026*, which reflects the impact of global tariffs and corresponding asset impairment charges:

Net sales of $1,786.3 million	Operating loss of $782.1 million	Net loss of $899.0 million Diluted Loss Per Share of $39.08

Adjusted EBITDA* of $185.8 million	Adjusted operating income* of $148.6 million	Adjusted diluted EPS* of $3.55

*    Adjusted operating income, adjusted diluted EPS and adjusted EBITDA may be considered non-GAAP financial measures as set forth in SEC rules. See “Annex A – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures to our results as reported under GAAP and an explanation of the reasons why the Company believes the non-GAAP financial information is useful and the nature and limitations of the non-GAAP financial measures.

38	Helen of Troy

EXECUTIVE COMPENSATION
Shareholder Returns

THREE-YEAR CUMULATIVE RETURN BASE YEAR = 2023

* $100 invested on February 28, 2023 in stock or index, including reinvestment of dividends. Fiscal years ending the last day of February.

FIVE-YEAR CUMULATIVE RETURN BASE YEAR = 2021

* $100 invested on February 28, 2021 in stock or index, including reinvestment of dividends. Fiscal years ending the last day of February.
Recent Business Highlights and Key Strategic Accomplishments
Our strategy includes the following priorities: reenergize our brands and our people, adapt our organizational structure to put the consumer at the center of everything we do, strengthen our brand portfolio for predictable long-term growth, and improve asset efficiency.
In fiscal year 2026, the Company continued to face significant headwinds, including a challenging macroeconomic environment, including evolving global tariff policies and the cascading impacts on inflation and consumer confidence, as well as continued competition, lower consumer demand and discretionary spending, and resulting reduced orders from retail customers. We remain focused on improving balance sheet health and productivity, by prioritizing our capital expenditures, optimizing our working capital, and monetizing less productive assets. While we are finalizing this strategy reset, we have already implemented many of the foundational changes intended to drive long-term performance, and we have taken immediate actions we believe will accelerate our product innovation, sharpen our go-to-market execution, strengthen our cash flow, and pay down our debt. Our recent business highlights and key strategic accomplishments are as follows:
▪In fiscal 2026, we diversified our production outside of China into regions where we expect tariffs or overall costs to be lower. By the end of fiscal 2026, we reduced our cost of goods sold exposed to China tariffs to approximately 30%. We also accelerated dual sourcing of the same product in more than one region.
▪In fiscal 2026, we successfully implemented price increases on products subject to tariffs and worked with our suppliers to reduce costs.

2026 Proxy Statement	39

EXECUTIVE COMPENSATION
▪In fiscal 2026, we implemented measures to reduce costs and preserve cash flow which included the following: suspension of projects and capital expenditures that were not critical or in support of supplier diversification or dual sourcing initiatives, actions to reduce overall personnel costs and pause most project and travel expenses, optimizing marketing, promotional and new product development investments focused on opportunities with the highest returns, a measured approach to inventory purchases in expectation of softer consumer demand in the short to intermediate term, and actions to optimize working capital and balance sheet productivity.
▪In fiscal 2026, we realigned our commercial triangle of product, sales and marketing to enhance our go-to-market effectiveness by having our brand marketing teams and North America sales teams report directly into our business segment Presidents. As a result, we also transitioned our business intelligence, insights and analytics, agency management and digital strategy teams to report to our Chief Strategy Officer.
▪On December 16, 2024, we completed the acquisition of Olive & June, an innovative, omni-channel nail care brand, which complements and broadens our existing Beauty portfolio beyond the hair care category and advances our strategy to deploy accretive capital that leverages our capabilities and scale to accelerate growth, further expand margins, and drive greater earnings growth and free cash flow conversion.
▪We strategically repurchased shares of our Common Stock during fiscal years 2025 and 2024 and repaid amounts outstanding under our credit facility during fiscal years 2026 and fiscal 2025.
▪We substantially completed Project Pegasus, a global restructuring plan designed to further optimize our brand portfolio, streamline and simplify the organization, accelerate and amplify cost of goods savings projects, enhance the efficiency of our supply chain network, optimize our indirect spending, and improve our cash flow and working capital, which have created operating efficiencies and provided a platform to fund growth investments. Charges resulting from Project Pegasus were completed in fiscal year 2025, but we still expect to realize the targeted savings through fiscal 2027.
▪Our gross margin and operating margins in fiscal years 2024, 2025 and 2026 were favorably impacted by our SKU rationalization efforts and lower commodity and product costs both driven by our Project Pegasus initiatives.
▪As part of Project Pegasus, we completed the geographic consolidation of our Beauty & Wellness businesses.
Executive Compensation Program Aligned With Shareholders
Our executive compensation program is aligned with Company performance. The Compensation Committee believes that a substantial majority of each NEO’s compensation should be at risk and performance-based considering the scope and level of his or her business responsibilities, reflecting the financial performance of the Company and the individual performance of the executive. Overall, our executive compensation program emphasizes performance- and equity-based compensation to align it with shareholder interests. Further, our executive compensation program is designed to align our NEOs’ interests with our annual corporate goals and long-term shareholder value that promotes both a near- and long-term outlook. Our executive compensation program also includes other practices that we believe serve shareholder interests such as paying for performance and maintaining policies relating to clawbacks of incentive awards and prohibitions on hedging or pledging Company stock. Important features of our fiscal year 2026 executive compensation program include the following:

Feature	Terms
Rigorous Performance Metrics	Established rigorous performance goals based on multiple metrics that are not duplicative between short-term and long-term incentive awards.
Long-Term Incentives	Established multi-year performance periods for long-term incentive awards, with minimum vesting periods for Company equity grants.
Pay for Performance
Our executive compensation programs are designed to demonstrate our execution on our pay for performance philosophy. In fiscal year 2026, as described below, approximately 58% of target pay for Mr. Uzzell, our CEO, and an average of 49% of target pay for Mr. Grass and Ms. Judge combined, as our other NEOs, was at risk based on the performance of the Company (excluding sign-on, one-time promotion and interim compensation).

40	Helen of Troy

EXECUTIVE COMPENSATION
Accordingly, the Compensation Committee uses targeted, performance-based compensation goals for our NEOs. Multiple performance criteria have been established for both annual performance awards (based on adjusted income and net sales targets) and long-term performance awards (based on adjusted diluted EPS and relative total shareholder return targets, and for fiscal years 2025 and 2026, adjusted cash flow productivity was added as a third metric). These targets are designed to incorporate performance criteria that promote our short-term and long-term business strategies, build long-term shareholder value and discourage excessive risk-taking. Total compensation for our NEOs varies with both individual performance and the Company’s performance in achieving financial and non-financial objectives. Each NEO’s compensation is designed to reward his or her contribution to the Company’s results and objectives.
The following charts illustrate the total target compensation mix for Mr. Uzzell, our CEO, and Mr. Grass and Ms. Judge, as our other NEOs, on average, but do not reflect actual compensation mix paid for fiscal year 2026. Approximately 58% of the CEO’s total target compensation mix and approximately 49%, on average, of our other NEOs’ total target compensation mix represented performance-based compensation for fiscal year 2026 (excluding sign-on, one-time promotion and interim compensation).

CEO TARGET PAY MIX FISCAL YEAR 2026(1)(2)	OTHER NEOs TARGET PAY MIX FISCAL YEAR 2026(3) (Average)

Time-Vested
Long-Term Incentive
26%
Base Salary
16%
58%
At risk based on performance of the Company
Performance-Based Long-Term Incentive
38%
Annual Incentive
20%

Time-Vested
Long-Term Incentive
28%
Base Salary
23%
49%
At risk based on
performance of the
Company
Performance-
Based Long-Term
Incentive
28%
Annual
Incentive
21%

(1)The CEO target pay mix represents total target compensation for our current CEO, Mr. Uzzell, and excludes his sign-on bonus compensation. Our CEO target pay mix does not include compensation for Ms. Geoffroy who served as CEO until May 2, 2025 or Mr. Grass who served as interim CEO from May 2, 2025 until September 1, 2025. Mr. Grass’s compensation is included in the Other NEOs’ target pay mix.
(2)The target long-term incentive compensation for Mr. Uzzell, our CEO effective September 1, 2025, consisted of a mix of awards based on performance goals and three-year performance periods (60% of total award) and time-vested restricted stock awards (“RSA”) incentive awards (40% of total award), excluding Mr. Uzzell’s one-time sign-on long-term incentive award.
(3)Other NEOs’ target pay mix represents an average of their respective compensation elements. Mr. Grass’s and Ms. Judge’s long-term incentive compensation structure for fiscal year 2026 consisted of a mix of awards based on performance goals and three-year performance periods (50% of total award) and time-vested RSA incentive awards (50% of total award), excluding Mr. Grass’s interim CEO compensation. Other NEO’s target pay mix excludes Ms. Scheuerman’s compensation because she served as interim CFO for approximately four months before returning to her service as a non-executive officer.
Our incentive plan results and realized compensation for fiscal year 2026 reflect Company performance:
▪For fiscal year 2026, we made payouts to our NEOs based upon a blended 16.3% achievement of the target award measures under our annual incentive plan. As measured by our annual incentive plan, this reflects our results relating to the adjusted income and net sales financial metrics for fiscal year 2026. No annual incentive award attributable to a metric was paid unless the applicable threshold was achieved relative to that metric.
▪Our long-term incentive program for the three-year performance period ended February 28, 2026 provided for Performance RSAs which contained cumulative adjusted diluted EPS and relative total shareholder return metrics that were weighted equally at 50% and measured over a three-year performance period. As measured by our long-term incentive program, the long-term incentive award for the three-year performance period ended February 28, 2026, did not achieve thresholds for both cumulative adjusted diluted EPS and relative total shareholder return. Consequently, we made no payouts to our NEOs for performance awards under our long-term incentive plan for the three-year performance period ended February 28, 2026.
Although we experienced a challenging business environment during fiscal year 2026, the Compensation Committee did not make any in-flight changes to our fiscal year 2026 compensation program for our NEOs or apply its discretion to increase any incentive payouts.

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EXECUTIVE COMPENSATION
Say-on-Pay Vote
At our 2025 annual general meeting of shareholders, over 95 percent of votes present (excluding abstentions and broker non-votes) voted for the “Say-on-Pay” proposal related to our compensation policies and program. Following the end of each fiscal year, the Compensation Committee conducts a review of all components of the Company’s compensation program. In consideration of the results on the “Say-on-Pay” vote, the Compensation Committee acknowledged the general high-level of support received from shareholders and viewed the results as a confirmation of the Company’s executive compensation policies and decisions and that no significant changes to the Company’s compensation program in fiscal year 2026 were warranted.
The chart below illustrates the results of our shareholder votes for the advisory approval of the Company’s executive compensation for the last five annual general meetings of shareholders:
Fiscal Year 2026 Compensation Changes and Decisions
The Compensation Committee approved certain changes to the NEO’s compensation for fiscal year 2026. Each of these changes was approved after considering input from the Compensation Committee’s independent compensation consultant, FW Cook, a Compensation Peer Group (as defined below) analysis prepared by FW Cook, data prepared on relative pay for performance within our Compensation Peer Group, publicly available executive compensation data and compensation trends.
In connection with the appointment of G. Scott Uzzell as CEO, we entered into an employment agreement with Mr. Uzzell on August 12, 2025 (the “Uzzell Employment Agreement”). The appointment and the Uzzell Employment Agreement were effective September 1, 2025.

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A summary of the decisions approved by the Compensation Committee relating to our NEO’s compensation for fiscal year 2026 includes:

Executive Officer	Compensation Changes
Mr. Uzzell (Chief Executive Officer)
In connection with his appointment as CEO effective September 1, 2025:
▪an annual base salary of $1,100,000;
▪eligibility to receive an annual incentive award payable in cash at a target equal to 125% of his base salary under the annual incentive plan, with a maximum payout of 200% of his base salary;
▪beginning in fiscal year 2027, eligibility to receive long-term incentive awards under the Company’s 2025 Stock Plan at a target of $4,500,000 (grant date fair value);
▪the long-term incentive awards described above for fiscal year 2027 will be a combination of (1) Performance RSAs based on performance goals and a three-year performance period (60% of total award) and (2) time-vested RSAs that will vest equally over a three-year period (40% of total award);
▪a one-time cash award of $500,000, of which the unearned portion would be required to be repaid if he voluntarily terminates his employment other than for cause or is terminated by the Company for cause before September 1, 2026; and
▪a one-time sign-on long-term incentive award under the 2025 Stock Plan of $3,250,000 (grant date fair value), consisting of a combination of: (1) Performance RSAs based on a Common Stock market price performance goal over a three-year performance period with a grant date fair value of $2,250,000 and (2) time-vested RSAs that will vest equally over a three-year period with a grant date fair value of $1,000,000.

Mr. Grass (Chief Financial Officer and Former Interim Chief Executive Officer)
Prior to his appointment as interim CEO:
▪an $18,950 increase to Mr. Grass’s base salary to $654,050;
▪an increase in the target annual incentive award from 90% to 100% of his base salary payable in cash, subject to the terms of the annual incentive plan, which was subsequently increased with his appointment as interim CEO, as described below; and
▪a $100,000 increase in his target long-term incentive award to $2,000,000 (grant date fair value).
Effective on his appointment as interim CEO on May 2, 2025:
▪an annual base salary of $1,000,000, which remained in effect until November 2, 2025 (the longer of (1) his tenure as interim CEO or (2) six months);
▪an increase in the target annual incentive award from 100% to 125% of his base salary earned payable in cash, subject to the terms of the annual incentive plan;
▪eligibility to receive an additional long-term incentive award under the Company’s 2018 Stock Plan at a target of $1,800,000 (grant date fair value);
▪the long-term incentive awards described above will be a combination of (1) Performance RSAs based on performance goals and a three-year performance period (50% of total award) and (2) time-vested RSAs that will vest equally over a three-year period (50% of total award);
▪a one-time incentive award under the 2018 Stock Plan of $1,000,000 (grant date fair value), consisting of restricted stock awards that vested at the end of the twelve month anniversary of the date of grant; and
▪Mr. Grass’s severance agreement was amended and restated to provide for continued and full vesting (instead of pro rata vesting) of his eligible time-vested and performance vested restricted stock awards if Mr. Grass’s employment terminates by him for good reason or retirement or by the Company other than for cause, death, disability or retirement and not in connection with a change of control.

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EXECUTIVE COMPENSATION

Ms. Judge (Former Chief Legal Officer)
Tessa Judge, our former CLO, resigned on November 28, 2025 to pursue a new opportunity. Prior to her resignation:
▪a $17,900 increase to her annual base salary;
▪effective July 28, 2025, a $65,705 increase to her base salary as a result of her increased responsibilities to oversee the Company’s human resource department; and
▪a $100,000 increase in her target long-term incentive award to $1,050,000 (grant date fair value).
Under the terms of her severance agreement, in connection with her resignation, Ms. Judge was not entitled to any severance and she did not receive any portion of her fiscal year 2026 annual incentive award and forfeited her long-term incentive award.

Ms. Scheuerman (Former Interim Chief Financial Officer)
In connection with her appointment as interim CFO on May 2, 2025:
▪a base salary for her six month initial term ending November 2, 2025 of $287,500;
▪for fiscal year 2026, eligibility to receive an annual performance bonus payable in cash at a target equal to 90% of her base salary based on her actual base salary earned during the fiscal year, subject to the terms of the annual incentive plan; and
▪a one-time sign-on incentive award under the 2018 Stock Plan of $650,000 (grant date fair value), consisting of restricted stock units (“RSUs”) that vested at the end of her initial term.
Additionally, in connection with Ms. Scheuerman’s continuation with the Company as Assistant CFO on November 3, 2025, Ms. Scheuerman was granted a one-time incentive award with a grant date fair value of $250,000, consisting of RSAs that will time-vest over a one-year period on November 3, 2026. Considering that Ms. Scheuerman was appointed on an interim basis with an initial six-month term ending November 2, 2025, she was not eligible to participate in the long-term incentive plan for fiscal year 2026.

As described above, the Compensation Committee approved sign-on and one-time incentive award grants to Mr. Uzzell, Mr. Grass and Ms. Scheuerman. The Compensation Committee approved sign-on awards to Mr. Uzzell as an inducement to join the Company as CEO. The Compensation Committee approved the sign-on and one-time incentive award grants to Mr. Grass and Ms. Scheuerman considering the need to retain the services of these executives in roles involving increased responsibilities and with the goal of motivating talent. For more information regarding these incentive award grant practices, see “Off-Cycle Awards.”
In connection with Ms. Geoffroy’s departure from the Company, pursuant to the terms of her employment agreement dated April 25, 2023 and effective March 1, 2024, the Company provided Ms. Geoffroy with the payments required to be made to her under the Geoffroy Employment Agreement upon a termination without cause, and Ms. Geoffroy executed and delivered a non-revocable release of claims against the Company. For additional information relating to payments and benefits upon Ms. Geoffroy’s termination of employment, see “Potential Payments Upon Termination or Change of Control – Severance Payments and Benefits to Ms. Geoffroy.”

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Elements of Executive Compensation
During fiscal year 2026, the Compensation Committee was responsible for approving executive compensation and overseeing the administration of our incentive and benefit plans. The Compensation Committee structured the fiscal year 2026 compensation of our NEOs as follows:

Element	Type	Terms
Base Salary	Cash	▪Fixed amount of compensation for performing day-to-day responsibilities. ▪NEOs are generally eligible for annual increases.
Annual Incentives and Bonuses	Cash	▪Competitively-based annual incentive awards for achieving short-term financial goals (such as annual adjusted income and net sales targets) and other strategic objectives.
Performance Long- Term Incentives	Performance Restricted Stock Awards (Performance RSAs)
▪Performance RSAs vest at the end of a three-year performance period.
▪Performance RSA goals are competitively designed to achieve long-term financial goals (such as adjusted diluted EPS, adjusted cash flow productivity and relative total shareholder return performance metrics) and other strategic objectives.

Time-Vested Long- Term Incentives	Time-Vested RSAs or RSUs
▪Time-vested RSAs vest equally over a three-year period.
▪In connection with Mr. Uzzell’s and Ms. Scheuerman’s appointment as an executive officer, the retention of Ms. Scheuerman and Mr. Grass’s appointment as interim CEO, one-time incentive awards were granted to those executives. For more information regarding the one-time grants, see “Off-Cycle Awards.”

Other	Perquisites	▪No excessive perquisites.
Additionally, the Company’s policy is to provide severance arrangements for its executive officers, including our other NEOs. The Uzzell Employment Agreement and the severance agreements with our other NEOs (“Severance Agreements”) provide certain severance and retirement benefits for our respective NEOs. Considering that Ms. Scheuerman was appointed as CFO on an interim basis with a term ending November 2, 2025, she was not provided a severance agreement. For additional information regarding the Uzzell Employment Agreement and the Severance Agreements and potential severance and retirement payments, see “Potential Post-Termination Benefits for our NEOs” and “Executive Compensation Tables – Potential Payments Upon Termination or Change of Control.”
Overview of Compensation Practices
Oversight of our Executive Compensation Program
The Compensation Committee oversees the compensation of our NEOs and is composed entirely of independent Directors, as defined under the listing standards of NASDAQ. The Compensation Committee is responsible for evaluating the CEO’s performance in light of the goals and objectives of the Company. It also makes compensation recommendations with respect to our other NEOs, including approval of awards for incentive compensation and equity-based plans. The Compensation Committee and the Governance Committee also assist the Board of Directors in developing succession planning for our NEOs.
The Role of the CEO in Determining Other NEOs’ Compensation
The Compensation Committee, working with the CEO, evaluates and approves all compensation regarding our other NEOs. Our other NEOs report directly to our CEO who supervises the day-to-day performance of those officers. Accordingly, the CEO establishes the criteria and any targets used to determine bonuses, including the other NEOs’ individual performance and Company-based performance factors, and makes recommendations to the Compensation Committee regarding salaries, bonuses and equity awards for the other NEOs. For fiscal year 2026, management separately received advice relating to compensation programs and related matters in light of the Company’s strategy, pay philosophy, market practice and regulatory and corporate governance matters from its compensation consultant, Meridian Compensation Partners, LLC (“Meridian”). Meridian assisted the former CEO in formulating her recommendations to the

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EXECUTIVE COMPENSATION
Compensation Committee. The Compensation Committee strongly considers the compensation recommendations and the performance evaluations of the CEO in making its decisions and any recommendations to the Board of Directors with respect to the other NEOs’ compensation, incentive compensation plans and equity-based plans that are required to be submitted to the Board. In deliberations or approvals regarding the compensation of the other NEOs, the Compensation Committee may elect to invite the CEO to be present but not vote. In any deliberations or approvals of the Compensation Committee regarding the CEO’s compensation, the CEO is not invited to be present.
Objective of our Compensation Program
Our compensation program is designed to attract, motivate and retain key associates and to align the long-term interests of the NEOs with those of our shareholders. We believe that our compensation programs should be appropriately tailored to encourage our executive officers to grow our business, but not encourage them to do so in a way that poses unnecessary or excessive material risk to the Company. The philosophy that the Compensation Committee uses to set executive compensation levels and structures is based on the following principles:
▪compensation for our NEOs should be linked to performance;
▪a higher percentage of compensation should be performance-based as an executive officer’s range of responsibility and ability to influence the Company’s results increase;
▪compensation should be competitive in relation to the marketplace and in consideration of sources of talent, experience and industry expertise; and
▪outstanding achievement should be recognized.
Compensation Consultant and Other Advisors
The Compensation Committee has the independent authority to hire compensation, accounting, legal, or other advisors. In connection with any such hiring, the Compensation Committee can determine the scope of the consultant’s assignments and their fees. The scope of a consultant’s services may include providing the Compensation Committee with data regarding compensation trends, assisting the Compensation Committee in the preparation of market surveys or otherwise helping it evaluate compensation decisions.
The Compensation Committee retained FW Cook as its independent compensation consultant to assist in the evaluation of the compensation packages of our CEO and other NEOs for fiscal year 2026. FW Cook works directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in meeting its responsibilities. During fiscal year 2026, the services provided by FW Cook included:
▪attending Compensation Committee meetings, including executive sessions, to present and offer independent recommendations, insights and perspectives on compensation matters;
▪assessing the market competitiveness of our executive compensation program;
▪evaluating the performance targets for the NEOs annual and long-term incentive awards;
▪an analysis of the peer group used to inform our executive compensation program as described below;
▪evaluating level and competitive position of our NEOs’ compensation;
▪informing the Compensation Committee of regulatory and other developments relating to executive compensation practice; and
▪assessing the market competitiveness of our non-employee Directors’ compensation.
FW Cook has not performed any other services for the Company nor undertaken any projects on behalf of management. The Compensation Committee has determined that FW Cook had no conflicts of interest relating to its engagement by the Compensation Committee.
For fiscal year 2026, management separately received advice relating to compensation programs and related matters in light of the Company’s strategy, pay philosophy, market practice and regulatory and corporate governance matters with respect to the members of its executive committee from its compensation consultant, Meridian. Meridian has not performed any other services for the Company. As described above, the Compensation Committee has separately engaged FW Cook as its independent compensation consultant to provide it with independent advice and to avoid any conflicts of interest.

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Competitive Pay Position for our NEOs
To assist in setting appropriate compensation for our NEOs, the Compensation Committee analyzed competitive market conditions drawing from publicly available executive compensation data and considering compensation trends and market practice. Furthermore, the Compensation Committee used compensation data for similar positions in a peer group analysis as a guide to setting fiscal year 2026 compensation for our NEOs. The Compensation Committee believes that a peer group analysis permits it to assess an appropriate total value and mix of pay for our NEOs and to set the compensation of our NEOs in a manner that is competitive in relation to the marketplace and in consideration of sources of talent, experience and industry expertise. Accordingly, the Compensation Committee, in consultation with FW Cook, annually reviews and approves a peer group list for consideration in determining the total compensation of our NEOs (the “Compensation Peer Group”). In compiling the Compensation Peer Group, the Compensation Committee considered any management input and the input of its independent compensation consultant. The Compensation Peer Group includes a mix of companies identified as being within our peer group by proxy advisors or recommended by our compensation consultant or management. The organizations ultimately included in the Compensation Peer Group were chosen because they are a source of talent, are within the general industry of the Company and have comparable revenues, are competitors of the Company or have similar distribution channels as the Company. The Compensation Committee screened companies included in the Compensation Peer Group with a focus on including those with revenues of one-third to three times the revenue of the Company. As necessary, the Compensation Committee supplements this analysis with additional market information with respect to our CEO’s role and external opportunities potentially available to our CEO. There were no changes to the Compensation Peer Group for fiscal year 2026 other than the removal of Tupperware Brands Corporation, as it filed for bankruptcy protection in September 2024. As a result, the Compensation Peer Group for fiscal year 2026 consisted of the following 15 companies:

Central Garden & Pet Company Church & Dwight Co., Inc. The Clorox Company Coty Inc. Edgewell Personal Care Company	Energizer Holdings, Inc. The Hain Celestial Group, Inc. La-Z-Boy Incorporated Newell Brands Inc. Nu Skin Enterprises, Inc. Prestige Consumer Healthcare Inc.	Reynolds Consumer Products Inc. Somnigroup International Inc. Spectrum Brands Holdings, Inc. Yeti Holdings, Inc.

While the Compensation Committee used the peer group analysis, publicly available executive compensation data and compensation trends as a guide to understand the range of compensation opportunities and competitive pay position in setting fiscal year 2026 compensation for our NEOs, it did not tie our NEOs’ compensation to specific market percentiles. In addition, the actual total compensation and/or amount of each compensation element may be more or less than peers because of factors like expertise, performance, and responsibilities. In this regard, in determining target compensation for our NEOs in fiscal year 2026, the Compensation Committee considered the input of FW Cook, the Compensation Peer Group analysis prepared by FW Cook, data prepared on relative pay for performance within our Compensation Peer Group, publicly available executive compensation data and compensation trends and, in the case of our other NEOs, the recommendations of the CEO.
The Compensation Committee considers fiscal year 2026 total compensation for our NEOs to be an appropriate total level and mix of pay, in light of the competitive market for executive level talent that can provide innovative leadership and perform demanding roles leading large global organizations. The Compensation Committee believes the compensation programs of the Company’s NEOs are closely aligned with the interests of the shareholders and reflective of the competitive marketplace for executive level talent with similar industry experience and expertise.

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EXECUTIVE COMPENSATION
Our Pay Practices and Corporate Governance
A summary of our current pay practices includes the following:

WHAT WE DO	WHAT WE DO NOT DO

  Pay for Performance – We heavily link our executive compensation program to the Company’s operating performance and the Compensation Committee’s evaluation of individual performance. We ensure that a significant portion of our NEOs’ compensation opportunities are performance-based. The amount of the payout to our NEOs is contingent on the degree to which the Company achieves pre-established performance goals that the Compensation Committee has determined are aligned with the Company’s short- and long-term operating and financial objectives.
  Focused Incentive Goals – Our annual and long-term incentive programs include multiple and rigorous performance goals that are not duplicative between short-term and long-term incentive awards. Long-term awards are measured over a three-year period. By using different performance measures in our annual cash incentive program and our long-term stock incentive program, we mitigate the risk that our NEOs would be motivated to pursue results with respect to one performance measure to the detriment of the Company as a whole.
  Compensation Recoupment Policies – In order to discourage excessive risk-taking and misconduct on the part of executive officers, our incentive plans and the employment and severance agreements with our NEOs include a clawback provision. Under the recoupment policy adopted by the Board of Directors, the Company is required to seek recovery of erroneously awarded incentive-based compensation received by our executive officers, including NEOs, during any three-fiscal-year period prior to the date the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The recoupment policy complies with the SEC rules and the NASDAQ listing standards.

  No Incentive Compensation Performance Goals that Would Encourage Unnecessary or Excessive Risk Taking – Our annual and long-term incentive programs are designed to incorporate performance criteria that promote our short-term and long-term business strategies, build long-term shareholder value and discourage excessive risk-taking.
  No Guaranteed Bonuses – Cash bonuses are not guaranteed for our NEOs.
  No Single Trigger Payments upon a Change of Control – We do not provide “single trigger” cash payments that are prompted solely by a change of control, and unvested equity awards granted to NEOs do not provide for accelerated vesting or settlement solely upon a change of control when the surviving company assumes the equity awards.
  No Tax Gross-Ups on Change of Control Payments – We do not provide any tax gross-ups on change of control payments.
  No Pledging of Common Stock – Our Insider Trading Policy prohibits Directors and our NEOs from pledging Common Stock. None of our Directors or executive officers have any existing pledging arrangements.
  No Use of Common Stock as Collateral for Margin Loans – Directors and our NEOs are prohibited from using Common Stock as collateral for any margin loan.
  No Excessive Perquisites – Consistent with our culture, we do not provide excessive perquisites to our executives.

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WHAT WE DO	WHAT WE DO NOT DO

 Annual Shareholder “Say on Pay” – Because we value our shareholders’ input on our executive compensation programs, our Board has chosen to provide shareholders with the opportunity each year to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs in our Proxy Statement.
 Limitation on Employment Contracts – We employ all of our NEOs on an at-will basis. Each executive officer has post-termination and non-competition obligations with the Company pursuant to which the executive officer has agreed that he or she will not participate in a business that competes with us for a defined period of time.
 Stock Ownership Guidelines – Our executive officers are subject to certain stock ownership and holding requirements. The CEO is required to own Common Stock equal in value to at least four times annual salary, the CFO is required to own Common Stock equal in value to at least two times annual salary and any other executive officers are required to own Common Stock equal in value to an amount determined by our Board.
Post-Vest Holding Requirement – Under our stock ownership guidelines, our CEO must continue to hold at least 50% of his Common Stock (net of shares required to meet tax withholding obligations) acquired under stock incentive plans with respect to time-vested or performance-vested stock awards for at least 12 months after the date of settlement or vesting of the award or until termination of employment or retirement, whichever occurs first.

No Hedging – Directors and our NEOs are prohibited from entering into transactions (such as trading in options) while serving as Directors or executive officers of the Company that are designed to hedge against the value of the Company’s Common Stock, which would eliminate or limit the risks and rewards of the Common Stock ownership.
  No Speculative Trading – Directors and our NEOs are prohibited from short-selling the Common Stock, buying or selling puts and calls of the Common Stock, or entering into any other transaction while serving as Directors or executive officers of the Company that reflects speculation about the Common Stock price or that might place their financial interests against the financial interests of the Company.
  No Unapproved Trading Plans – Directors and our NEOs are prohibited from entering into securities trading plans pursuant to SEC Rule 10b5-1 without pre-approval; further, no Director or any executive officer may trade in our Common Stock without pre-clearance.

During fiscal 2026, no NEO was party to an employment agreement other than our CEO and former CEO. For further information regarding these employment agreements, including compensatory terms, see “Executive Summary” and “Executive Compensation Tables – Uzzell Employment Agreement” and “– Geoffroy Employment Agreement.” The NEOs’ compensation is reviewed and determined by the Compensation Committee on an annual basis. The Compensation Committee may also review an executive officer’s compensation if that executive officer is promoted or experiences a change in responsibilities.

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EXECUTIVE COMPENSATION
Elements of the Compensation Program for our NEOs
Base Salary
We provide our NEOs with a base salary to provide a fixed amount of compensation for regular services rendered during the fiscal year. In addition, the Compensation Committee considers each executive’s job responsibilities, qualifications, experience, performance history and length of service with the Company and comparable salaries paid by our Compensation Peer Group.
The base salaries of our NEOs and applicable increases to base salaries during fiscal year 2026 were as follows:

	FY 2026 Base Salary ($)	FY 2025 Base Salary ($)	% increase
G. Scott Uzzell(1)	1,100,000	—	—%
Brian L. Grass(2)	654,050	635,100	3%
Tessa N. Judge(3)	595,000	511,395	16%
Tracy L. Scheuerman(4)	287,500	—	—%
(1)Mr. Uzzell’s base salary was set in connection with his appointment as CEO effective September 1, 2025. The Compensation Committee set his base salary based on input from FW Cook, the Compensation Peer Group analysis prepared by FW Cook, data prepared on relative pay for performance within our Compensation Peer Group, publicly available executive compensation data, and compensation trends. Mr. Uzzell was not an employee of the Company prior to his appointment as CEO.
(2)The Compensation Committee, upon the recommendation of our former CEO, approved the increase to Mr. Grass’s CFO annual base salary based on Mr. Grass’s performance, his responsibilities and experience, the analysis prepared by FW Cook of peer compensation for the CFO, and the analysis prepared by Meridian. In May 2025. Mr. Grass also received base salary in connection with his appointment as interim CEO of $1,000,000 from May 2, 2025 through November 2, 2025. The Compensation Committee set his interim CEO base salary based on input from FW Cook, the Compensation Peer Group analysis prepared by FW Cook, the compensation of the former CEO, publicly available executive compensation data, and the increased responsibilities of Mr. Grass as interim CEO. Mr. Grass’s base salary presented in the table above reflects his base salary for his role as CFO.
(3)The Compensation Committee, upon the recommendation of our former CEO, approved an increase of $17,900 to Ms. Judge’s annual base salary based on Ms. Judge’s performance, her responsibilities and experience, the analysis prepared by FW Cook of peer compensation for the CLO and the analysis prepared by Meridian. Additionally, the Compensation Committee approved an increase of base salary of $65,705 effective July 28, 2025, based on increased responsibilities of Ms. Judge in fiscal year 2026 to oversee the Company’s human resource department.
(4)Ms. Scheuerman’s base salary was set in connection with her appointment as interim CFO effective May 2, 2025 for the term ended on November 2, 2025, based on input from FW Cook and the compensation of the CFO. Ms. Scheuerman did not serve as an executive officer of the Company before fiscal year 2026.
In response to tariffs, the Company decided to delay the implementation of annual base salary increases of associates (including executive officers) in April 2025. Mr. Grass’s and Ms. Judge’s annual base salary increases were delayed until their respective salary changes related to increased responsibilities occurring after April 2025. The base salaries paid to our NEOs are presented in “Executive Compensation Tables – Summary Compensation Table.” The Compensation Committee believes these annual base salaries reflect the marketplace for executive level talent with the industry experience and expertise of our NEOs.
Incentive Awards
The Compensation Committee designed our NEOs’ compensation structure to include a balance of short-term incentive compensation awarded on an annual basis and long-term incentive compensation measured and paid over a multi-year period. The Compensation Committee established what it believes are rigorous goals that are not duplicative between short-term and long-term incentive awards. Multiple performance criteria have been established for both annual performance awards (based on adjusted income and net sales targets) and long-term performance awards (based on adjusted diluted EPS and relative total shareholder return targets, and for fiscal years 2025 and 2026, adjusted cash flow productivity as a third metric). For performance goals and adjustments that were reported in the Company’s fiscal year 2026 Annual Report on Form 10-K, the Compensation Committee reviewed the adjustments disclosed in periodic reports, and upon certification of performance results, made no changes to those adjustments.
Although we experienced a challenging business environment during fiscal year 2026, the Compensation Committee did not make any in-flight changes to our fiscal year 2026 compensation program for our NEOs or apply its discretion to increase any incentive payouts. Additionally, the Compensation Committee had the ability to exercise negative discretion with respect to incentive awards as necessary to appropriately

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align compensation with performance. There was no negative discretion exercised with respect to the long-term incentive results for the three-year performance period ending on February 28, 2026.
Annual Incentive Awards
The Compensation Committee believes that performance-based awards align our executives’ interests with our annual corporate goals and are important to the success of the Company. Accordingly, each NEO is entitled to receive an annual incentive award payable in cash, subject to the achievement of specific performance conditions that are not duplicative of the performance conditions of the long-term incentive awards. The Compensation Committee also based the annual incentive award on two performance measures, which are intended to measure identified short-term goals of the Company. The Compensation Committee reevaluates and establishes the performance measures for all our NEOs on an annual basis to reflect shareholder input, an analysis of the Compensation Peer Group and changes in market trends. The Compensation Committee determines the performance goals and other terms for the annual performance incentive. Additionally, in connection with the making of any grant, the Compensation Committee may increase or decrease targets, thresholds or maximums for these awards.
The fiscal year 2026 annual incentive opportunity was based on the achievement of the following measures:

Performance Metric	Rationale
Adjusted Income(1)	Provides focus on profitable growth and expense management
Net Sales	Reinforces sustaining overall growth under our business strategy
(1)The Compensation Committee determined that adjusted income is as reported in the Company’s fiscal year 2026 Annual Report on Form 10-K. For fiscal year 2026, adjusted income was defined as GAAP net loss, excluding the after-tax impacts of asset impairment charges, costs incurred in connection with the departure of our former CEO primarily related to severance and recruitment costs (“CEO succession costs”), settlement costs related to EPA packaging and labeling compliance for certain products in the air filtration, water filtration and humidification categories, income tax expense from the recognition of valuation allowances on a deferred tax asset related to our intangible asset reorganization in fiscal 2025, restructuring charges, amortization of intangible assets and non-cash share-based compensation.
The Compensation Committee sets targets after considering the Company’s fiscal year 2026 budgeted adjusted income and net sales amounts. Target adjusted income and target net sales were set consistent with the Company’s budget for fiscal year 2026. The Compensation Committee may adjust the adjusted income and net sales targets and actual results measured to determine the achievement of these targets in the event the Company or any of its subsidiaries divests any of its stock or completes an acquisition of any equity interests or assets. The Compensation Committee believes these adjustments properly modify performance results under the annual incentive plan to account for the impact of divestitures and acquisitions.
For fiscal year 2026, the Compensation Committee set the threshold, target and maximum adjusted income and net sales values at the following levels:

Performance Metric	Threshold	Target	Maximum	Weighting
Adjusted Income	$103.4 million	$137.9-$149.3 million	$165.5 million	80%
Net Sales	$1.448 billion	$1.931 billion	$2.317 billion	20%
Eighty percent (80%) of the annual incentive award is based on the achievement of the adjusted income performance measure, and twenty percent (20%) is based on the achievement of the net sales performance measure. The Compensation Committee placed a higher weight on the adjusted income goal over the net sales goal because it believes that adjusted income is the most relevant and significant factor in measuring our performance. Additionally, the emphasis on the adjusted income metric reflects the importance the Board of Directors places on achieving profitability through disciplined business expansion and expense management. The adjusted income metric more closely aligns with the non-GAAP financial expectations we communicate to shareholders. Because we use adjusted income and adjusted diluted EPS when we communicate our earnings expectations to our investors, we believe it is substantially correlated with our stock price performance. Additionally, the Compensation Committee believes adjusted income is more reflective of our underlying business performance compared to GAAP net (loss) income. The adjusted income target for fiscal year 2026 is below the target established for fiscal year 2025 primarily due to the estimated adverse impact of 145% tariffs that became effective shortly before the target was set. While the Compensation Committee concluded not to make any adjustment to the annual incentive award based on the impact of tariffs, the award did permit this potential adjustment given the uncertainty and development of tariffs and because tariffs result from changes in law or regulation and are outside the

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EXECUTIVE COMPENSATION
direct control of management. With regard to each performance measure, no annual incentive award attributable to that metric will be paid unless the applicable threshold is achieved. Once the threshold is met relative to that performance measure, executives will be eligible for incentive compensation based on the level of achievement of that measure.
The annual incentive threshold, target and maximum award for our NEOs, is based upon a percentage of such respective executive officer’s base salary for fiscal year 2026, as follows:

Name	Threshold(1)	Target	Maximum
Mr. Uzzell(2)	46.9%	125%	200%
Mr. Grass(3)	46.9%	125%	250%
Ms. Judge(4)	28.1%	75%	150%
Ms. Scheuerman(5)	33.8%	90%	180%
Ms. Geoffroy(6)	46.9%	125%	250%
(1)The annual incentive award threshold assumes that both the adjusted income metric and the net sales metric thresholds are achieved.
(2)The annual incentive award for Mr. Uzzell was pro-rated based on the number of days from September 1, 2025 (the effective date of his appointment as CEO) through the end of fiscal year 2026.
(3)Prior to his appointment as interim CEO, upon the recommendation of our former CEO, the Compensation Committee approved an increase of Mr. Grass’s target annual incentive award from 90% to 100% of his base salary based on his performance, his responsibilities and experience, the analysis prepared by FW Cook of peer compensation for the CFO, and the analysis prepared by Meridian. In connection with Mr. Grass’s appointment as interim CEO, the Compensation Committee approved an increase of his target annual incentive award from 100% to 125% of his base salary to take into account increased responsibilities that Mr. Grass assumed following his appointment as interim CEO and considering the input from FW Cook and peer compensation for the CEO.
(4)Ms. Judge’s annual incentive award opportunity was not changed compared to fiscal year 2025. Ms. Judge resigned as CLO effective November 28, 2025. Under the terms of her Severance Agreement, in connection with her resignation, she was not entitled to any portion of her fiscal year 2026 annual incentive award.
(5)The annual incentive award for Ms. Scheuerman was based on her contracted base salary during the period she served as interim CFO, from May 2, 2025, the effective date of her appointment as interim CFO to the end of such term, November 2, 2025.
(6)Ms. Geoffroy’s annual incentive award opportunity was not changed compared to fiscal year 2025. Ms. Geoffroy departed as CEO effective May 2, 2025. Under the terms of the Geoffroy Employment Agreement, she was entitled to receive a pro rata portion of the annual incentive award, which was paid based on the actual performance of the Company.
For net sales results that fall between either the threshold and the target or the target and maximum values, the payout percentage of the award of each NEO is calculated as a percent of the target amount. For adjusted income results that fall between either the threshold and the target or 108% of the target and maximum values, the payout percentage of the award of each NEO is calculated as a percent of the target amount using a linear curve between threshold and the target and a linear curve between 108% of target and maximum. The award provides for a 100% of target payout with adjusted income results between target and 108% of target and uses a linear curve between threshold and the target and a linear curve between target and maximum. Additionally, none of our NEOs are entitled to that portion of the bonus attributed to any performance measure if the threshold amount associated with such performance measure is not achieved.
For fiscal year 2026, the Company’s adjusted income was $82.1 million, representing 59.5% of the low end of the target range, and the Company’s net sales were $1.786 billion, representing 92.5% of the target measure.

Performance Metric	Weighting	Threshold	Target	Maximum	Performance as % of Target	Payout Percentage
Adjusted Income	80%	$103.4 million	$137.9-$149.3 million	$165.5 million
					59.5%	0%

Net Sales	20%	$1.448 billion	$1.931 billion	$2.317 billion
					92.5%	81.3%

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As a result, the Compensation Committee determined the NEOs had earned the following:

Name	Annual Incentive Paid	Blended Percentage of Target
Mr. Uzzell	$107,752	16.3%	(1)
Mr. Grass	$168,555	16.3%
Ms. Scheuerman	$42,176	16.3%	(2)
Ms. Geoffroy	$39,982	16.3%	(3)
(1)Mr. Uzzell’s fiscal year 2026 annual incentive award paid represents the pro-rated amount earned since September 1, 2025 (the effective date of his appointment as CEO) through the end of fiscal year 2026.
(2)Ms. Scheuerman’s fiscal year 2026 annual incentive award paid represents the amount earned while serving as interim CFO, based on her base salary and terms of her annual incentive compensation while serving in that role. For further information regarding Ms. Scheuerman’s fiscal year 2026 annual incentive award, including the annual incentive award earned while serving in her subsequent role, Assistant CFO, see “Executive Compensation Tables.”
(3)Ms. Geoffroy’s fiscal year 2026 annual incentive award paid represents the pro-rated amount earned through May 2, 2025, the date of her departure from the Company.
Long-Term Incentive Awards
The Compensation Committee believes that executive compensation should be linked, in part, to building long-term shareholder value. Additionally, equity-based compensation and ownership give our executives a continuing stake in the long-term success of the Company. These objectives are met by providing long-term incentives in the form of equity-based awards, such as Performance RSAs and time-vested RSAs. The target award values are based on the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For more information regarding the Company’s long-term equity compensation, see “Executive Compensation Tables – Equity Compensation Plan Information – 2018 Stock Incentive Plan” and “Equity Compensation Plan Information – 2025 Stock Incentive Plan.”

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EXECUTIVE COMPENSATION
FISCAL YEAR 2026 LONG-TERM INCENTIVE AWARD
In fiscal year 2026, our other NEOs’ long-term incentive compensation structure consisted of a mix of awards based on performance goals and a multi-year performance period (50% of total award) and time-vested RSA incentive awards (50% of total award), excluding Mr. Grass’s one-time incentive award and Ms. Scheuerman’s one-time sign-on incentive award. The delayed vesting of the time-based equity awards for our NEOs requires continuous service over multiple years.
For fiscal year 2026, the Compensation Committee set Mr. Uzzell’s, Mr. Grass’s and Ms. Judge’s target long-term incentive opportunities as follows:

Executive Officer	Long-Term Incentive Opportunity Changes
Mr. Uzzell (Chief Executive Officer)
For fiscal year 2026, Mr. Uzzell did not receive a grant under our long-term incentive program since Mr. Uzzell began employment on September 1, 2025, which was more than half way through our fiscal year 2026.
For fiscal year 2027, pursuant to the Uzzell Employment Agreement, the Compensation Committee set Mr. Uzzell’s target long-term incentive at $4,500,000.
The long-term incentive awards described above will be a combination of (1) Performance RSAs based on performance goals and a three-year performance period (60% of total award) and (2) time-vested RSAs that will vest equally over a three-year period (40% of total award).
In connection with Mr. Uzzell’s appointment as CEO, Mr. Uzzell was granted a one-time sign-on long-term incentive award with a grant date fair value of $3,250,000, consisting of Performance RSAs and time-vested RSAs. For more information regarding the one-time grants to Mr. Uzzell, see “Off-Cycle Awards.”

Mr. Grass (Chief Financial Officer and Former Interim Chief Executive Officer)
For fiscal year 2026, the Compensation Committee set Mr. Grass’s target long-term incentive awards at an aggregate of $3,800,000, which reflected the following decisions:
▪Prior to his appointment as interim CEO, the Compensation Committee approved a $100,000 increase in his target long-term incentive award to $2,000,000; and
▪Effective on his appointment as interim CEO on May 2, 2025, the Compensation Committee approved a target long-term incentive award of $1,800,000.
Mr. Grass was also granted a one-time incentive award in connection with his appointment to interim CEO with a grant date fair value of $1,000,000, consisting of RSAs that time-vested over a one-year period on May 2, 2026. For more information regarding the one-time grant to Mr. Grass, see “Off-Cycle Awards.”

Ms. Scheuerman (Former Interim Chief Financial Officer)
For fiscal year 2026, considering that Ms. Scheuerman was appointed to interim CFO on an interim basis with a term ending November 2, 2025, she was not eligible to participate in the long-term incentive plan for fiscal year 2026.
Ms. Scheuerman was granted a one-time incentive award in connection with her appointment to interim CFO with a grant date fair value of $650,000, consisting of restricted stock units that time-vested over a six-month period ending on November 2, 2025. Additionally, in connection with Ms. Scheuerman’s continuation with the Company as Assistant CFO on November 3, 2025, Ms. Scheuerman was granted a one-time incentive award with a grant date fair value of $250,000, consisting of RSAs that will time-vest over a one-year period on November 3, 2026. For more information regarding the one-time grant to Ms. Scheuerman, see “Off-Cycle Awards.”

Ms. Judge (Former Chief Legal Officer)	In February 2025, the Compensation Committee approved a $100,000 increase in her target long-term incentive award. The long-term incentive award was a combination of (1) Performance RSAs based on performance goals and a three-year performance period (50% of total award) and (2) time-vested RSAs that will vest equally over a three-year period (50% of total award). Under the terms of her Severance Agreement, in connection with her resignation, Ms. Judge was not entitled to any portion of her fiscal year 2026 long-term equity incentive award.

Prior to her departure, Ms. Geoffroy’s target long-term incentive award opportunity was not changed compared to fiscal year 2025.

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In furtherance of the above objectives, with respect to fiscal year 2026, our NEOs were eligible to receive a performance-based long-term incentive award for a three-year performance period ending February 29, 2028 (the “Fiscal Year 2026 Long-Term Incentive Grant”), pursuant to the 2018 Stock Plan. The Fiscal Year 2026 Long-Term Incentive Grant was based on the achievement of the following measures:

Performance Metric	Weighting	Fiscal Year(s)	Rationale
Adjusted Diluted EPS(1)	11.1% 11.1% 11.2%	2026 2027 2028	Viewed by our shareholders as an important reflection of the Company’s financial health and it measures how the Company is performing with respect to profitability and value creation.
Adjusted Cash Flow Productivity(2)	33.3%	2026 to 2028	Measures how the Company’s operations are effectively using its investments to generate cash flow and reflects the importance of cash flow as a means of assessing the fiscal soundness of the Company.
Relative Total Shareholder Return(3)	33.3%	2026 to 2028
Provides a direct link between each NEO’s compensation and shareholder results, allowing their performance to be judged in comparison to peer group performance, while also allowing positive and negative adjustments for unexpected market conditions. The relative total shareholder return metric makes the performance of the Company’s Common Stock a targeted incentive.

(1)Calculated by dividing adjusted income by the number of weighted average diluted shares outstanding for each fiscal year. Each fiscal year’s performance level will be earned independently and any shares subject to the Performance RSA that is earned in any fiscal year will not vest until the end of the three-year performance period. The adjusted income metric is determined in the same manner as the adjusted income metric in each NEO’s annual incentive award, as described above, other than the results relating to acquisitions during the performance period, which are included in the results for purposes of achieving the long-term incentive targets.
(2)Calculated by dividing (1) net cash provided by operating activities of the Company, less capital and intangible asset expenditures, plus pre-tax cash adjustments included in adjusted income, by (2) adjusted income minus the sum of amortization of intangible assets and non-cash share based-compensation expense, net of tax, provided that for purposes of calculating the amount of the capital and intangible asset expenditures in (1) above, if the Company incurs capital expenditures for the purchase or construction of a new facility in any such fiscal year (excluding capital expenditures arising solely from the purchase of a facility in connection with an acquisition), then the total capital and intangible asset expenditures shall not exceed $35 million in such fiscal year of expenditure. The adjusted income metric is determined in the same manner as the adjusted income metric in each NEO’s annual incentive award, as described above, other than the results relating to acquisitions during the performance period, which are included in the results for purposes of achieving the long-term incentive targets.
(3)Our calculation of relative total shareholder return measures the change in our stock price during the performance period. The comparison group for purposes of the relative total shareholder return measure is the Compensation Peer Group for fiscal year 2026. The calculation assumes the reinvestment of any cash dividends paid.
Due to the importance of the adjusted diluted EPS metric, adjusted cash flow productivity metric and relative total shareholder return metric to the Company’s shareholders over the long-term, the Compensation Committee elected to weigh each metric equally in the determination of each NEO’s long-term incentive award. No NEO is entitled to that portion of the award attributed to any performance measure if the threshold amount associated with such performance measure is not achieved. For fiscal year 2026, adjusted diluted EPS results that fall between either the threshold and the target or 108% of the target and maximum values, the payout percentage of the award of each NEO is calculated as a percent of the target amount using a linear curve between threshold and the target and a linear curve between 108% of target and maximum. For fiscal year 2026, the award provides for a 100% of target payout with adjusted diluted EPS results between target and 108% of target. For fiscal years 2027 and 2028, the adjusted diluted EPS payouts are based on a non-linear curve, which will apply a linear interpolation to percentages that are earned and vested between threshold and target and between target and maximum. The Fiscal Year 2026 Long-Term Incentive Grant is also subject to adjustment for the impact of tariffs on the applicable fiscal year consolidated financial results of the Company, as determined by the Compensation Committee. The Compensation Committee decided to provide for this potential adjustment given the uncertainty and development of tariffs and because tariffs result from changes in law or regulation and are outside the direct control of management.

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EXECUTIVE COMPENSATION
For the Fiscal Year 2026 Long-Term Incentive Grant, the percentage of shares of Common Stock that may vest with respect to relative total shareholder return measures are as follows:

Performance Level	Relative Total Shareholder Return Ranking	Percentage of Target Award
Maximum	75.0 percentile	200%
Target	50.0 percentile	100%
Threshold	25.0 percentile	50%
Below Threshold	Less than 25.0 percentile	0%
The specific adjusted diluted EPS and adjusted cash flow productivity target values for the Fiscal Year 2026 Long-Term Incentive Grant are not publicly disclosed at the time of grant due to the proprietary nature and competitive sensitivity of that information. However, the method used to calculate the awards will be based on actual performance compared to the Company’s fiscal years 2026 to 2028 targets.
The threshold, target and maximum awards of the performance-based Fiscal Year 2026 Long-Term Incentive Grant are as follows:

Name	Grant Type	Grant Date Fair Value at Target ($)	Threshold Shares (#)	Target Shares (#)	Maximum Shares (#)
Mr. Grass(1)	Performance RSA	$1,900,000	25,337	50,673	101,346
Ms. Judge(2)	Performance RSA	$525,000	4,927	9,854	19,708
Ms. Geoffroy(3)	Performance RSA	$2,850,000	26,746	53,491	106,982
(1)Prior to his appointment as interim CEO, upon the recommendation of our former CEO, the Compensation Committee approved an increase of $50,000 to Mr. Grass’s target long-term incentive to 1,000,000 based on his performance, his responsibilities and experience, the analysis prepared by FW Cook of peer compensation for the CFO, and the analysis prepared by Meridian. Subsequently on May 2, 2025, effective on his appointment as interim CEO, the Compensation Committee approved an additional long-term incentive for fiscal year 2026 targeted at $900,000 to take into account the increased responsibilities that Mr. Grass assumed following his appointment as interim CEO, and the input from FW Cook.
(2)In February 2025, upon the recommendation of our former CEO, the Compensation Committee approved an increase of $50,000 to Ms. Judge’s target long-term incentive award based on her performance, her responsibilities and experience, the analysis prepared by FW Cook of peer compensation for the CLO, and the analysis prepared by Meridian. Ms. Judge resigned as CLO effective November 28, 2025. Under the terms of her Severance Agreement, Ms. Judge forfeited her Fiscal Year 2026 Long-Term Incentive Grant on the effective date of her resignation.
(3)Ms. Geoffroy’s target long-term incentive award opportunity was not changed compared to fiscal year 2025. Ms. Geoffroy departed as CEO effective May 2, 2025. Under the terms of the Geoffroy Employment Agreement, she has the potential opportunity to receive a pro rata portion of her outstanding Fiscal Year 2026 Long-Term Incentive Grant, which would vest based on the actual performance of the Company for the performance period. The remainder of the grant was forfeited.
NO VESTING OF FISCAL YEAR 2024 LONG-TERM INCENTIVE AWARD
In fiscal year 2024, our then NEOs received a long-term incentive award consisting of Performance RSAs under the 2018 Stock Plan, with a three-year performance period that ended on February 28, 2026 (the “Fiscal Year 2024 Long-Term Incentive Grant”) with the following targets:

NEO	Grant Type	Grant Date Fair Value at Target ($)	Threshold Shares (#)	Target Shares (#)	Maximum Shares (#)
Ms. Geoffroy	Performance RSA	$1,200,000	5,413	10,825	21,650
Mr. Grass	Performance RSA	$345,000	1,611	3,222	6,444
Ms. Judge	Performance RSA	$475,000	2,143	4,285	8,570
Pursuant to the terms of the Fiscal Year 2024 Long-Term Incentive Grant, the amount of the long-term incentive award paid is determined based on the achievement of cumulative adjusted diluted EPS and relative total shareholder return targets. Adjusted diluted EPS is defined as adjusted income as reported in the Company’s annual report on Form 10-K, divided by weighted average diluted shares outstanding.
Fifty percent (50%) of the Fiscal Year 2024 Long-Term Incentive Grant was based on the achievement of the cumulative adjusted diluted EPS performance measure and fifty percent (50%) of the Fiscal Year 2024 Long-Term Incentive Grant was based on the achievement of the relative total shareholder return performance measure. The comparison group for purposes of the relative total shareholder return measure was the compensation peer group approved for fiscal year 2024; however, Revlon, Inc. was not included

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since it was no longer a publicly traded company following its emergence from bankruptcy in May 2023. If the Company’s relative total shareholder return ranking was below the 25th percentile of the comparison group at the end of the performance period, which was the threshold, there would be no payout. If the Company’s relative total shareholder return ranking was the 50th percentile, there would be a payout at target. The maximum payout would be at a relative total shareholder return ranking of the 75th percentile. The maximum payout percentage was limited to 200% of the target.
The Compensation Committee certified the level of attainment of established performance goals for the Fiscal Year 2024 Long-Term Incentive Grant. For the three fiscal years ending February 28, 2026, our cumulative adjusted diluted EPS was $19.63, representing 64% of the target measure.

Performance Metric	Weighting	Threshold	Target	Maximum	Performance as % of Target	Payout Percentage
Cumulative Adjusted Diluted EPS	50%	$26.27	$30.91	$34.00	64%	0%

Additionally, for the three fiscal years ending February 28, 2026, our relative total shareholder return over the performance period was below the threshold measure. As a result, the Compensation Committee determined that no payouts to our NEOs were earned for the Fiscal Year 2024 Long-Term Incentive Grant.
NO VESTING OF FISCAL YEAR 2026 ADJUSTED EPS TRANCHE OF LONG-TERM INCENTIVE AWARD
For the Fiscal Year 2026 Long-Term Incentive Grant, there are three fiscal year tranches attributable to the adjusted diluted EPS performance metric that are eligible to vest based on the achievement of that metric for each fiscal year. For the fiscal year 2026 performance period, 11.1% of the Fiscal Year 2026 Long-Term Incentive Grant was based on the achievement of adjusted diluted EPS for that fiscal year. The Compensation Committee certified the level of attainment of adjusted diluted EPS for the fiscal year 2026. For the fiscal year ending February 28, 2026, our adjusted diluted EPS was $3.55, representing 59% of the low end of the target measure.

Performance Metric	Weighting	Threshold	Target	Maximum	Performance as % of Target	Payout Percentage
Adjusted Diluted EPS	11%	$4.50	$6.00 to $6.50	$7.20	59%	0%

As a result, the Compensation Committee determined that no payouts to our NEOs were earned for 11.1% of the Fiscal Year 2026 Long-Term Incentive Grant relating solely to the achievement of adjusted diluted EPS for the fiscal year 2026 performance period. Each fiscal year performance level is determined and earned independently. Accordingly, the remaining two fiscal year tranches are still eligible to vest depending on the achievement of the adjusted diluted EPS metric for fiscal years 2027 and 2028.
Off-Cycle Awards
Off-cycle awards may generally be granted for one or more of the following reasons:
▪as an inducement to an incoming executive to join us (occasionally replacing compensation the executive will lose by leaving the prior employer) or to recognize a promotion or increased job responsibilities;
▪to provide a pro rata equity award to an incoming or promoted executive who joins us or is promoted during an ongoing performance period in which the executive is ineligible to participate under the standard 2025 Stock Plan provisions; or
▪to recognize outsized performance or contributions to special projects that drive the Company’s success, to acknowledge role expansion, to recognize service milestones or to address retention concerns or other extraordinary matters that may arise.

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EXECUTIVE COMPENSATION
Any off-cycle awards to executives must be approved by the Compensation Committee or the Board. During fiscal year 2026, the Compensation Committee approved the following one-time incentive awards:
▪As an inducement to Mr. Uzzell to join the Company, in connection with his appointment as CEO, Mr. Uzzell was granted a one-time sign-on long-term incentive award with a grant date fair value of $3,250,000, consisting of Performance RSAs and time-vested RSAs. Of the RSAs granted to Mr. Uzzell:
•Performance RSAs in value equal to $2,250,000 will earn and vest at the end of a three-year performance period ending on August 31, 2028 if the average of the daily closing prices per share of the Common Stock for the thirty trading days immediately prior to and including August 31, 2028 is equal to or greater than the Share Value Performance Goal. The “Share Value Performance Goal” is calculated as the average of the daily closing prices per share of the Common Stock for the thirty trading days immediately prior to and including September 1, 2025 multiplied by applying a 10.0% annual percentage growth rate for each year during the three-year performance period; and
•Time-vested RSAs in value equal to $1,000,000 will vest in three equal installments on successive anniversary dates over the three-year period that commenced on September 2, 2025, the grant date of the award.
▪In connection with Mr. Grass’s appointment as interim CEO on May 2, 2025, Mr. Grass was granted a one-time incentive award with a grant date value of $1,000,000, consisting of RSAs that time-vested over a one-year period on May 2, 2026.
▪In connection with Ms. Scheuerman’s appointment as interim CFO on May 2, 2025, Ms. Scheuerman was granted a one-time sign-on incentive award with a grant date fair value of $650,000, consisting of restricted stock units that time-vested over a six-month period ending on November 2, 2025.
▪In connection with Ms. Scheuerman’s continuation with the Company as Assistant CFO on November 3, 2025, Ms. Scheuerman was granted a one-time incentive award with a grant date fair value of $250,000, consisting of RSAs that will time-vest over a one-year period on November 3, 2026.
The Compensation Committee approved sign-on and one-time incentive award grants to Mr. Grass and Ms. Scheuerman considering the need to retain the services of these executives in roles involving increased responsibilities and with the goal of motivating talent. These awards are reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards in Fiscal Year 2026” tables below.
No Excessive Perquisites and Other Personal Benefits Provided to our NEOs
Historically, we have provided only a limited number of perquisites and supplemental benefits to attract talented executives to the Company and to retain our current executives. Our NEOs are entitled to participate in various benefit plans available to all full-time associates of the Company, such as a 401(k) plan (including matching contributions), group medical, group life and group dental insurance, as well as vacation and paid holidays. We believe these benefits are comparable to those provided at other companies. In addition, the Company pays or reimburses our NEOs for reasonable travel and other expenses incurred by them in performance of their obligations.
Potential Post-Termination Benefits for our NEOs
As of February 28, 2026, Messrs. Uzzell and Grass have the opportunity to receive severance benefits under the Uzzell Employment Agreement and his Severance Agreement, respectively. Additionally, Mr. Grass has the opportunity to receive retirement benefits under his Severance Agreement. Prior to their respective departure from the Company, Mses. Geoffroy and Judge had the opportunity to receive severance and retirement benefits under the Geoffroy Employment Agreement and her Severance Agreement, respectively. Considering that Ms. Scheuerman was appointed as CFO on an interim basis with a term ending November 2, 2025, she was not provided a severance agreement.
The Compensation Committee believes the severance provisions of the Uzzell Employment Agreement, Geoffroy Employment Agreement and the Severance Agreements are a competitive compensation element in the executive labor market and are more beneficial to the Company and its shareholders than conducting an individual negotiation with the NEO in the event of a termination of his or her employment. The Compensation Committee believes the change of control severance benefits provide incentive for our NEOs to fully consider potential changes that are in the best interest of the Company and our shareholders, even if such changes would result in the executive’s termination. The Compensation Committee views these amounts as reasonable and appropriate for the NEOs, who may not be in a position to obtain comparable employment following a change of control. As noted above, the Uzzell Employment

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Agreement and Geoffroy Employment Agreement limit the potential severance payable to our CEO over the term of those employment agreements for the termination events. For further information, see “Executive Compensation Tables – Potential Payments Upon Termination or Change of Control.”
The Compensation Committee also believes the applicable retirement benefits further strengthen commitment to high performance standards by maintaining a focus on the long-term performance of the Company, covering periods even following their retirement. The Company competes for executives in a highly competitive market in which companies routinely offer similar benefits to senior executives. As a result, the Compensation Committee views these amounts as reasonable and appropriate and a competitive compensation element in the current executive labor market.
Stock Ownership Guidelines of our NEOs
Our NEOs are subject to stock ownership and holding requirements, which are monitored by the Compensation Committee. Under our stock ownership guidelines, (1) our CEO is required to own Common Stock equal in value to at least four times his or her annual salary; (2) our CFO is required to own Common Stock equal in value to at least two times his or her annual salary; and (3) any other executive officers are required to own Common Stock equal in value to an amount determined by our Board. Additionally, under our guidelines, our CEO must continue to hold at least 50% of his Common Stock (net of shares required to meet tax withholding obligations) acquired under stock incentive plans with respect to time-vested or performance-vested stock awards for at least 12 months after the date of settlement or vesting of the award or until termination of employment or retirement, whichever occurs first.
Under our guidelines, share ownership excludes:
▪restricted shares or restricted stock units that remain subject to achievement of performance goals or unearned performance awards; and
▪underlying stock options, whether or not in-the-money, or shares otherwise subject to a right to acquire except to the extent described below.
Our guidelines include the following as share ownership:
▪restricted shares and shares deliverable upon settlement of restricted or unrestricted stock units other than awards that remain subject to achievement of performance goals, as described above;
▪shares owned indirectly, if the individual has an economic interest in the shares; and
▪shares owned through savings plans, deferred compensation plans, or acquired through the employee stock purchase plan.
The Compensation Committee will review stock ownership levels as of May 31 of each calendar year based on the average end-of-quarter fair market value of the Company’s common shares over the trailing four quarters. Executives who are subject to our stock ownership guidelines are required to reach the applicable ownership level within five years after first becoming subject to the guidelines. If an NEO becomes subject to a greater required ownership level, due to promotion or an increase in base salary, the NEO is expected to meet the higher ownership threshold within three years.
Until an executive reaches the applicable milestone, he or she must hold and may not sell any shares (except to meet tax withholding obligations or for limited hardship and similar exemptions approved by the Compensation Committee). Once the ownership level is met, he or she must hold and may not sell shares if doing so would cause his or her ownership to fall below that level (except for limited hardship and similar exemptions approved by the Compensation Committee). Additionally, once an executive has met the applicable milestone, the number of shares required to be held to meet the required ownership level remains fixed, and fluctuations in market value of the Common Stock do not increase or decrease the number of shares required to be held (unless the executive officer is promoted or appointed to a new position). Although the Company does not require its executive officers to hold Common Stock for specified periods of time, we believe that the above holding requirements result in the ownership by our executives of significant amounts of Common Stock for substantial periods of time and align the interests of our executives with those of our shareholders. Our NEOs are in compliance with our stock ownership and holding requirements. For further information on our NEOs’ stock ownership, please see “Ownership of our Stock – Security Ownership of Certain Beneficial Owners and Management,” and for further information on our NEOs’ outstanding equity awards, please see “Executive Compensation Tables – Outstanding Equity Awards at Fiscal Year-End 2026.”

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EXECUTIVE COMPENSATION
Prohibition on Pledging and Hedging and Restrictions on Other Transactions Involving Common Stock
We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of Company securities by our directors, officers and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable NASDAQ listing standards. Our Insider Trading Policy prohibits Directors and our NEOs from pledging Common Stock or using Common Stock as collateral for any margin loan. In addition, the Insider Trading Policy contains the following restrictions:
▪Directors and our NEOs are prohibited from engaging in transactions (such as trading in options), while serving as Directors or executive officers of the Company, designed to hedge against the value of the Company’s Common Stock, as the Board believes that these types of transactions would eliminate or limit the risks and rewards of Common Stock ownership;
▪Directors and our NEOs are prohibited from short-selling the Common Stock, buying or selling puts and calls of the Common Stock, or engaging in hedging or monetization transactions (such as zero-cost collars and forward sale contracts) that involve the establishment of a short position while serving as Directors or executive officers of the Company, as the Board believes these types of transactions reflect speculation about the Common Stock price or might place their financial interests against the financial interests of the Company;
▪Directors and our NEOs are prohibited from entering into securities trading plans pursuant to SEC Rule 10b5-1 without pre-approval; and
▪Directors and our NEOs may trade in Common Stock only during open window periods, and only after they have pre-cleared transactions.
Currently, none of our Directors or NEOs have any pledging or hedging arrangements in place involving Common Stock. In addition, with respect to the Company’s trading in its own securities, the Company has procedures designed to comply with applicable federal securities laws and applicable exchange listing requirements.
Equity Award Grant Practices
Equity awards are discretionary and are generally granted to our named executive officers on the first day of the applicable fiscal year. In certain circumstances, including the hiring or promotion of an officer, the Compensation Committee may approve grants to be effective at other times. The Company does not currently grant stock options or similar option-like instruments to its directors or associates, including our named executive officers. Eligible associates, including our named executive officers, may voluntarily enroll in the Helen of Troy Limited 2018 Employee Stock Purchase Plan (“ESPP”) and receive an option to purchase shares at a discount using payroll deductions accumulated during the prior six-month period. Purchase dates under the ESPP are generally the last trading day in August and February. The Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in fiscal year 2026, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Tax Implications of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1,000,000 on the amount of compensation that a publicly traded company may deduct for federal tax purposes in any one year with respect to certain of its executive officers. The Compensation Committee has considered and will continue to consider tax deductibility in structuring compensation arrangements. However, the Compensation Committee retains discretion to establish executive compensation arrangements that it believes are consistent with the principles described earlier and in the best interests of the Company and its shareholders, even if those arrangements may not be fully deductible under Section 162(m).

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Compensation Risks
The Company has reviewed and assessed its compensation policies and practices to determine whether they are reasonably likely to have a material adverse effect on the Company. The Company’s management reviews compensation policies for the presence of certain elements that could encourage associates to take unnecessary or excessive risks: the ratios and level of incentive to fixed compensation, annual to long-term compensation and cash to equity compensation; and the comparison of compensation expense to earnings of the Company. Management’s assessment of the Company’s compensation policies is reviewed by the Compensation Committee as part of its risk oversight function.
The Company believes that its compensation programs for associates and executive officers are appropriately tailored to encourage associates to grow our business, but not to encourage them to do so in a way that poses unnecessary or excessive material risk. In particular, the Company’s compensation programs are designed to provide the following: elements that reward short-term and long-term performance; incentive compensation that rewards individual and Company performance; incentive or equity compensation awards that vest based on performance and/or over time; and compensation with fixed and variable components, so that executive officers and key associates have both competitive remuneration to encourage retention and opportunities to earn more by successfully executing the Company’s business strategy.
Overall, the Compensation Committee does not believe that the compensation policies and practices give rise to risks that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee noted that:
▪Our compensation program is designed to provide a balanced mix of base salary, annual cash incentive compensation and long-term equity incentives, which provides the incentive to perform at high levels and maximize Company performance without focusing exclusively on compensation performance metrics to the detriment of other important business metrics;
▪Our annual incentive plan provides for authority to adjust the operating results and performance targets for annual incentive awards to remove the impact of divestitures, in order to reduce the incentive to engage in activities that would have a short-term focus and would be inconsistent with the Company’s long-term business objectives;
▪Our employment and severance agreements with our NEOs, our stock incentive plans and our annual incentive plan include clawback provisions in the event of a financial restatement or misconduct;
▪The annual cash incentive opportunity for our CEO and other NEOs contains maximum payout levels, which helps avoid excessive total compensation and reduces the incentive to engage in unnecessarily risky behavior; and
▪Our insider trading policy prohibits executives from pledging Common Stock or using Common Stock as collateral for any margin loan and from engaging in transactions (such as trading in options) designed to hedge against the value of the Common Stock.

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Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement on Schedule 14A for the Company’s Annual Meeting and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2026.
Members of the Compensation Committee:
Krista L. Berry (Chairman)
Vincent D. Carson
Elena B. Otero
Darren G. Woody
This Compensation Committee Report is not “soliciting material,” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2026, no member of the Compensation Committee was an officer or associate of the Company, no member of the Compensation Committee was a former officer of the Company other than Mr. Carson, and no executive officer of the Company served on the Compensation Committee (or equivalent) or the Board of Directors of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board.

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Executive Compensation Tables
Summary Compensation Table
The following table sets forth the summary of compensation for our NEOs during the fiscal years indicated, whose total compensation exceeded $100,000 and who served as an NEO during fiscal year 2026:

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
G. Scott Uzzell, CEO (4)	2026	550,000		500,000	3,250,000	(10)	107,752	25,372	4,433,124
Brian L. Grass, CFO (5)	2026	827,627		—	4,800,000	(11)	168,555	3,612	5,799,794
	2025	635,100		—	1,900,000		—	2,255	2,537,355
	2024	1,603,846		—	1,140,000		164,632	1,858	2,910,336
Tessa N. Judge, Former CLO	2026	414,827	(8)	—	1,050,000	(12)	—	32,820	1,497,647
	2025	511,395		—	950,000		—	9,708	1,471,103
	2024	496,500		—	950,000		235,586	9,621	1,691,707
Tracy L. Scheuerman, Former Interim CFO (6)	2026	436,827		—	900,000	(13)	55,934	114,366	1,507,127
Noel M. Geoffroy, Former CEO (7)	2026	177,000	(9)	—	3,800,000	(14)	39,982	53,484	4,070,466
	2025	1,000,000		—	4,300,000		—	11,324	5,311,324
	2024	800,000		—	1,600,000		782,442	17,925	3,200,367
(1)These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Long-term incentive awards were granted in fiscal year 2026 in the form of Performance RSAs and time-vested RSAs to Mr. Uzzell and Ms. Scheuerman under the 2025 Stock Plan and to Ms. Geoffroy, Mr. Grass, Ms. Judge and Ms. Scheuerman under the 2018 Stock Plan. The reported value of the Performance RSAs is computed based on the probable outcome of the performance conditions, which is “target.” For each of the NEOs, (other than Mr. Uzzell’s sign-on Performance RSA) the ultimate payout for the Performance RSAs can range from zero shares to a maximum of 200% of target. Further information regarding the awards, including the assumptions and methodologies used in determining the grant date fair values, is included in the tables entitled “Grants of Plan-Based Awards in Fiscal Year 2026,” “Outstanding Equity Awards at Fiscal Year-End 2026,” “Equity Compensation Plan Information,” and in Notes 1 and 8 to the consolidated financial statements accompanying the Company’s Annual Report on Form 10-K for fiscal year 2026.
(2)For further information regarding these awards, see “Grants of Plan-Based Awards in Fiscal Year 2026.”
(3)For fiscal year 2026, the following table presents the amounts included in “All Other Compensation”:

Name	401(k) Plan ($)	Group Life Insurance ($)	Unused Vacation ($)	Other ($)		Total ($)
Mr. Uzzell	23,269	2,103	—	—		25,372
Mr. Grass	—	3,612	—	—		3,612
Ms. Judge	3,036	646	28,246	892	(A)	32,820
Ms. Scheuerman	13,413	1,893	—	99,060	(A)	114,366
Ms. Geoffroy	4,566	695	48,077	146	(A)	53,484
(A)    Includes payments earned by Mses. Geoffroy, Judge and Scheuerman as a health benefit incentive as well as a service award earned by Ms. Scheuerman. Also includes $96,600 of consulting fees earned by Ms. Scheuerman prior to appointment as Interim CFO.
(4)Mr. Uzzell was appointed CEO and joined the Company on September 1, 2025. The information for Mr. Uzzell represents his compensation from September 1, 2025 through the end of the fiscal year and includes a one-time cash bonus, see “Fiscal Year 2026 Compensation Changes and Decisions.”
(5)Mr. Grass was appointed interim CEO on May 2, 2025. In connection with the appointment of Mr. Uzzell as CEO, Mr. Grass returned to his role as CFO effective September 1, 2025. The information for Mr. Grass for fiscal year 2026 represents all reportable compensation during the fiscal year, including while serving as interim CEO. Mr. Grass previously served as the Company’s CFO from 2014 until his retirement November 1, 2021. Mr. Grass rejoined the Company in March 2023 to serve as interim CFO effective April 28, 2023 and was appointed to serve as CFO effective September 23, 2023. The information for Mr. Grass for fiscal year 2024 represents all reportable compensation from March 2023 through the end of fiscal year 2024, including while serving as interim CFO.
(6)Ms. Scheuerman was appointed interim CFO effective May 2, 2025. In connection with the appointment of Mr. Uzzell as CEO and Mr. Grass’s return to his role as CFO, Ms. Scheuerman ceased to serve as an executive officer effective September 1, 2025, but is continuing to serve the Company as Assistant CFO. The information for Ms. Scheuerman for fiscal year 2026 represents reportable compensation during the entire fiscal year.
(7)Ms. Geoffroy served as CEO from March 1, 2024 until May 2, 2025. Ms. Geoffroy previously served as the Company’s COO from May 9, 2022 until March 1, 2024.

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(8)This amount reflects the base salary earned by Ms. Judge through November 28, 2025, the effective date of her resignation.
(9)This amount reflects the base salary earned by Ms. Geoffroy through May 2, 2025, the date of her departure.
(10)Includes 40,453 shares subject to time-vested RSAs (or $1,000,000), which vest equally on September 2, 2026, September 2, 2027 and September 2, 2028, and 91,019 shares subject to Performance RSAs (or $2,250,000), which represents the target award and maximum potential value, calculated using a price per share of $24.72, the closing market price of Common Stock on September 2, 2025, the date of the grant. This represents the aggregate grant date fair value of the awards, calculated in accordance with FASB ASC Topic 718.
(11)Includes 18,768 shares subject to time-vested RSAs (or $1,000,000), which vest equally on March 4, 2026, March 4, 2027 and March 4, 2028, and 18,769 shares subject to Performance RSAs (or $1,000,000), which represents the target award, calculated using a price per share of $53.28, the closing market price of the Common Stock on March 4, 2025, the date of the grant. At the date of the grant, the maximum potential value of the Performance RSAs, assuming the achievement of the highest level of performance conditions, was 37,538 shares subject to Performance RSAs (or $2,000,000). In addition, includes 31,903 shares subject to time-vested RSAs (or $900,000), which vest equally on May 2, 2026, March 4, 2027 and March 4, 2028, and 31,904 shares subject to Performance RSAs (or $900,000), which represents the target award, calculated using a price per share of $28.21, the closing market price of the Common Stock on May 2, 2025, the date of the grant. At the date of the grant, the maximum potential value of the Performance RSAs, assuming the achievement of the highest level of performance conditions, was 63,808 shares subject to Performance RSAs (or $1,800,000). Also includes 35,448 shares subject to time-vested RSAs (or $1,000,000) granted as a one-time incentive award in connection with his appointment as interim CEO effective May 2, 2025, which vested on May 2, 2026, calculated using a price per share of $28.21, the closing market price of the Common Stock on May 2, 2025, the date of the grant. This represents the aggregate grant date fair value of the awards, calculated in accordance with FASB ASC Topic 718.
(12)Includes 9,853 shares subject to time-vested RSAs (or $525,000), which vest equally on March 4, 2026, March 4, 2027 and March 4, 2028, and 9,854 shares subject to Performance RSAs (or $525,000), which represents the target award, calculated using a price per share of $53.28, the closing market price of the Common Stock on March 4, 2025, the date of the grant. At the date of the grant, the maximum potential value of the Performance RSAs, assuming the achievement of the highest level of performance conditions, was 19,708 shares subject to Performance RSAs (or $1,050,000). This represents the aggregate grant date fair value of the awards, calculated in accordance with FASB ASC Topic 718.
(13)Includes 23,041 shares subject to time-vested RSUs (or $650,000) granted as a one-time sign-on incentive award in connection with her appointment as interim CFO effective May 2, 2025, which vested at the end of the interim term on November 2, 2025, calculated using a price per share of $28.21, the closing market price of the Common Stock on May 2, 2025, the date of the grant. In addition, includes 13,041 shares subject to time-vested RSAs (or $250,000) granted as a one-time incentive award in connection with her continuation with the Company as Assistant CFO effective November 3, 2025, which vests on November 3, 2026, calculated using a price per share of $19.17, the closing market price of the Common Stock on November 3, 2025, the date of the grant. This represents the aggregate grant date fair value of the awards, calculated in accordance with FASB ASC Topic 718.
(14)Includes 17,830 shares subject to time-vested RSAs (or $950,000), which vest equally on March 4, 2026, March 4, 2027 and March 4, 2028, and 53,491 shares subject to Performance RSAs (or $2,850,000), which represents the target award, calculated using a price per share of $53.28, the closing market price of the Common Stock on March 4, 2025, the date of the grant. At the date of the grant, the maximum potential value of the Performance RSAs, assuming the achievement of the highest level of performance conditions, was 106,982 shares subject to Performance RSAs (or $5,700,000). This represents the aggregate grant date fair value of the awards, calculated in accordance with FASB ASC Topic 718. In connection with Ms. Geoffroy’s departure as CEO, a pro-rata portion of these Performance RSAs through the date of her departure from the Company will vest based on the actual performance of the Company for the applicable performance periods. The remainder of these Performance RSAs were forfeited.
Uzzell Employment Agreement
In connection with the appointment of G. Scott Uzzell as CEO, the Company entered into an employment agreement with Mr. Uzzell on August 12, 2025. The appointment and the Uzzell Employment Agreement were effective September 1, 2025.
Annual Incentive Award. The Uzzell Employment Agreement provides that with respect to fiscal year 2026, and for each annual performance period commencing thereafter, Mr. Uzzell will be eligible for an annual incentive award payable in cash under the annual incentive plan or any successor plan, targeted at 125% of his base salary and up to a maximum of 200% of his base salary, subject to the adjustments and limitations set forth in the Uzzell Employment Agreement and the annual incentive plan. The annual incentive award will be based on the achievement of performance goals and other terms set forth under the annual incentive plan and at the sole discretion of the Compensation Committee. No annual incentive award will be earned or payable, and Mr. Uzzell will not be entitled to a bonus with respect to any such performance measure, if the threshold amount associated with such performance measure is not achieved.
Long-Term Incentive Compensation. Mr. Uzzell will be eligible to receive long-term incentive grants (the “Fiscal LTPB”) commencing in fiscal year 2027 in the form of RSAs under the 2025 Stock Plan or any successor plan. The total equity award for each fiscal year will be the lesser of $4,500,000 or the limits set forth in the 2025 Stock Plan (the “Targeted Equity Award Amount”), which in the case of performance awards shall be based at target. With respect to fiscal year 2027, Mr. Uzzell shall receive a Fiscal LTPB, of which (1) 40% of the Targeted Equity Award Amount will be granted in the form of time-vested RSAs that will vest in three equal installments on successive anniversary dates of the grant over the three-year period that commences on the grant date, and (2) 60% of the Targeted Equity Award Amount will be granted in the form of performance-based RSAs for the performance period that commenced March 1, 2026 and ends February 28, 2029. The Fiscal LTPB will be based on the achievement of performance goals and other terms of the Fiscal LTPB determined at the sole discretion of the Compensation Committee. Mr. Uzzell will not be entitled to a Fiscal LTPB with respect to any performance measure, if the threshold amount associated with such performance measure is not achieved.

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Other Benefits. For information regarding other limited perquisites and other benefits provided to Mr. Uzzell pursuant to the Uzzell Employment Agreement, see “Compensation Discussion & Analysis – Elements of the Compensation Program for our NEOs – No Excessive Perquisites and Other Personal Benefits Provided to our NEOs.”
Employment Termination Compensation. The Uzzell Employment Agreement provides for certain severance payments and benefits upon Mr. Uzzell’s termination of employment. See “Potential Payments Upon Termination or Change of Control.”
Geoffroy Employment Agreement
The Geoffroy Employment Agreement was terminated in connection with Ms. Geoffroy’s departure as CEO on May 2, 2025. For additional information relating to payments and benefits upon Ms. Geoffroy’s termination of employment, see “Potential Payments Upon Termination or Change of Control – Severance Payments and Benefits to Ms. Geoffroy.”
Annual Incentive Award. The Geoffroy Employment Agreement provided that with respect to fiscal year 2025, and for each annual performance period commencing thereafter, Ms. Geoffroy was eligible for an annual incentive award payable in cash under the annual incentive plan or any successor plan, targeted at 125% of her base salary at the commencement of the applicable annual performance period, subject to the adjustments and limitations set forth in the Geoffroy Employment Agreement and the annual incentive plan. The annual incentive award was based on the achievement of performance goals and other terms set forth under the annual incentive plan and at the sole discretion of the Compensation Committee. No annual incentive award would be earned or payable, and Ms. Geoffroy would not be entitled to a bonus with respect to any such performance measure, if the threshold amount associated with such performance measure was not achieved.
Long-Term Incentive Compensation. Ms. Geoffroy was eligible to receive long-term incentive grants (the “Fiscal LTPB”) in the form of RSAs under the 2018 Stock Plan or any successor plan consisting of both time-vested RSAs and performance-based RSAs. The total equity award for each fiscal year was the lesser of $3,800,000 or the limits set forth in the 2018 Stock Plan (the “Targeted Equity Award Amount”), which in the case of performance awards shall be based at target. With respect to fiscal years 2025 and 2026, the Targeted Equity Award Amount of the Fiscal LTPB received by Ms. Geoffroy was $3,800,000, of which (1) 25% of the Targeted Equity Award Amount was granted in the form of time-vested RSAs that would have vested in three equal installments on successive anniversary dates of the grant over the three-year period that commenced on the grant date, and (2) 75% of the Targeted Equity Award Amount was granted in the form of performance-based RSAs for the performance periods that commenced March 1, 2024 and March 1, 2025, respectively, and end February 28, 2027 and February 29, 2028, respectively. The Fiscal LTPB was based on the achievement of performance goals and other terms of the Fiscal LTPB determined at the sole discretion of the Compensation Committee. Ms. Geoffroy would not be entitled to a Fiscal LTPB with respect to any performance measure, if the threshold amount associated with such performance measure was not achieved.
Other Benefits. For information regarding other limited perquisites and other benefits provided to Ms. Geoffroy pursuant to the Geoffroy Employment Agreement, see “Compensation Discussion & Analysis – Elements of the Compensation Program for our NEOs – No Excessive Perquisites and Other Personal Benefits Provided to our NEOs.”

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EXECUTIVE COMPENSATION
Grants of Plan-Based Awards in Fiscal Year 2026
For fiscal year 2026, the following plan-based compensation was awarded to our NEOs:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards; Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards(3) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
G. Scott Uzzell, CEO
Annual Incentive Award(4)		257,813	687,500	1,100,000
Performance RSAs	9/2/2025				91,019	91,019	91,019			2,250,000
Time-Vested RSAs	9/2/2025							40,453	(5)	1,000,000
Brian L. Grass, CFO
Annual Incentive Award		387,950	1,034,534	2,069,068
Performance RSAs	3/4/2025				9,385	18,769	37,538			1,000,000
Performance RSAs	5/2/2025				15,952	31,904	63,808			900,000
Time-Vested RSAs	3/4/2025							18,768	(6)	1,000,000
Time-Vested RSAs	5/2/2025							31,903	(7)	900,000
Time-Vested RSAs	5/2/2025							35,448	(8)	1,000,000
Tessa N. Judge, Former CLO
Annual Incentive Award		167,344	446,250	892,500
Performance RSAs	3/4/2025				4,927	9,854	19,708			525,000
Time-Vested RSAs	3/4/2025							9,853	(6)	525,000
Tracy L. Scheuerman, Former Interim CFO
Annual Incentive Award(9)		128,683	343,154	686,308
Time-Vested RSAs	11/3/2025							13,041	(10)	250,000
Time-Vested RSUs	5/2/2025							23,041	(11)	650,000
Noel M. Geoffroy, Former CEO
Annual Incentive Award		468,750	1,250,000	2,500,000
Performance RSAs	3/4/2025				26,746	53,491	106,982			2,850,000
Time-Vested RSAs	3/4/2025							17,830	(6)	950,000
(1)Under the annual incentive plan, the performance metrics are based on the achievement of adjusted income and net sales targets. For further information relating to these awards and performance goals, see “Compensation Discussion & Analysis – Elements of the Compensation Program for our NEOs – Incentive Awards – Annual Incentive Awards.” The actual payouts under the annual incentive plan for fiscal year 2026 were 16.3% of the target amount for Mr. Uzzell, Mr. Grass and Ms. Scheuerman. Under the terms of her Severance Agreement, in connection with her resignation, Ms. Judge was not entitled to any portion of her fiscal year 2026 annual incentive award. In connection with Ms. Geoffroy’s departure as CEO, a pro-rata portion of her fiscal year 2026 annual incentive award through the date of her departure from the Company was paid based on the actual performance of the Company.
(2)The number of shares listed represents shares subject to long-term equity incentive awards in the form of Performance RSAs. The performance criteria for these awards, excluding the Performance RSAs granted to Mr. Uzzell as a one-time sign-on incentive award, is based on the achievement of adjusted diluted EPS, adjusted cash flow productivity and relative total shareholder return targets over a three-year performance period. The performance criteria for the Performance RSAs granted to Mr. Uzzell as a one-time sign-on incentive award is based on achievement of a $30.99 stock price target over a three-year performance period. For further information relating to these awards and performance goals, see “Compensation Discussion & Analysis – Elements of the Compensation Program for our NEOs – Incentive Awards – Long-Term Incentive Awards.” Under the terms of her Severance Agreement, in connection with her resignation, Ms. Judge was not entitled to any portion of her fiscal year 2026 long-term equity incentive award. In connection with Ms. Geoffroy’s departure as CEO, a pro-rata portion of these Performance RSAs through the date of her departure from the Company will vest based on the actual performance of the Company for the applicable performance period. The remainder of these Performance RSAs were forfeited.
(3)The amounts shown reflect the aggregate grant date fair value of the subject awards, based on the expected achievement of performance at target, where applicable. These were computed in accordance with FASB ASC Topic 718. The Performance RSAs and time-vested RSAs were granted under the 2018 Stock Plan, except for those granted to Mr. Uzzell, which were granted under the 2025 Stock Plan.
(4)The amounts shown reflect Mr. Uzzell's annual incentive award at a target of $1,375,000, prorated from September 1, 2025 (the effective date of his appointment as CEO) through the end of fiscal year 2026.

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(5)The amounts shown reflect the number of time-vested RSAs granted to Mr. Uzzell as a one-time sign-on incentive award in connection with his appointment as CEO effective September 1, 2025, which vests equally on September 2, 2026, September 2, 2027 and September 2, 2028.
(6)The amounts shown reflect the number of time-vested RSAs granted to Mr. Grass, Ms. Judge and Ms. Geoffroy, which vest equally on March 4, 2026, March 4, 2027 and March 4, 2028. In connection with Ms. Judge’s resignation on November 28, 2025, her grant was forfeited in accordance with her Severance Agreement. In connection with Ms. Geoffroy’s departure as CEO, a pro-rata portion of the grant through the date of her departure from the Company vested and the remainder of the grant was forfeited.
(7)The amount shown reflects the number of time-vested RSAs granted to Mr. Grass in connection with his appointment as interim CEO effective May 2, 2025, which vests equally on May 2, 2026, March 4, 2027 and March 4, 2028.
(8)The amount shown reflects the number of time-vested RSAs granted to Mr. Grass as a one-time incentive award in connection with his appointment as interim CEO effective May 2, 2025, which vests on May 2, 2026.
(9)The amounts shown reflect Ms. Scheuerman's annual incentive award calculated on a prorated basis, with such proration based on the number of days served as interim CFO and Assistant CFO, using her base salary and terms of her annual incentive compensation while serving in each role. The threshold, target and maximum amounts solely in her role as interim CFO were $97,031, $258,750 and $517,500, respectively.
(10)The amount shown reflects the number of time-vested RSAs granted to Ms. Scheuerman as a one-time incentive award in connection with her continuation with the Company as Assistant CFO effective November 3, 2025, which vests on November 3, 2026.
(11)The amount shown reflects the number of time-vested RSUs granted to Ms. Scheuerman as a one-time sign-on incentive award in connection with her appointment as interim CFO effective May 2, 2025, which vested at the end of the interim term on November 2, 2025.

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EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End 2026
The following table sets forth certain information with respect to outstanding equity awards for our NEOs as of February 28, 2026:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
G. Scott Uzzell, CEO	40,453	(2)	713,591	91,019	(3)	1,605,575
Brian L. Grass, CFO	1,096	(4)	19,333	7,638	(5)	134,734
	5,092	(6)	89,823	50,673	(7)	893,872
	18,768	(8)	331,068
	31,903	(9)	562,769
	35,448	(10)	625,303
(1)Calculated using a price per share of $17.64, the closing market price of the Common Stock as reported by NASDAQ on February 28, 2026, the end of the Company’s last completed fiscal year.
(2)These shares represent time-vested RSAs granted to Mr. Uzzell as a one-time incentive award in connection with his appointment as CEO, which vest equally on September 2, 2026, September 2, 2027 and September 2, 2028.
(3)These shares represent Performance RSAs granted to Mr. Uzzell as a one-time sign-on incentive award in connection with his appointment as CEO. The Performance RSAs will vest if the performance under the awards is achieved based on a three-year performance period ending August 31, 2028. Payout can be earned at 0% or 100% based on performance achievement.
(4)These shares represent remaining unvested time-vested RSAs granted to Mr. Grass, which vest on October 5, 2026.
(5)These shares represent Performance RSAs granted under the 2018 Stock Plan, based on “target.” The Performance RSAs vest if the performance conditions under the awards are achieved based on a three-year performance period ending February 28, 2027. Payouts can range from zero shares to a maximum of 200% of target. The number of shares reflected assumes the target level of performance achievement, which would result in the Performance RSAs vesting at 100% of target.
(6)These shares represent remaining unvested time-vested RSAs granted to Mr. Grass, which vest equally on March 1, 2026 and March 1, 2027.
(7)These shares represent Performance RSAs granted under the 2018 Stock Plan, based on “target.” The Performance RSAs vest if the performance conditions under the awards are achieved based on a three-year performance period ending February 29, 2028. Payouts can range from zero shares to a maximum of 200% of target. The number of shares reflected assumes the target level of performance achievement, which would result in the Performance RSAs vesting at 100% of target.
(8)These shares represent time-vested RSAs granted to Mr. Grass, which vest equally on March 4, 2026, March 4, 2027 and March 4, 2028.
(9)These shares represent time-vested RSAs granted to Mr. Grass, which vest equally on May 2, 2026, March 4, 2027 and March 4, 2028.
(10)These shares represent time-vested RSAs granted to Mr. Grass as a one-time incentive award in connection with his appointment as interim CEO, which vest on May 2, 2026.

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Option Exercises and Stock Vested During Fiscal Year 2026
There were no stock options held by our NEOs during fiscal year 2026. The following table provides information on all vesting of stock awards for our NEOs during fiscal year 2026:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Noel M. Geoffroy, Former CEO	12,208	499,622
Brian L. Grass, CFO	3,609	168,212
Tessa N. Judge, Former CLO	3,176	174,775
Tracy L. Scheuerman, Former Interim CFO	23,041	429,254
Equity Compensation Plan Information
The following table summarizes certain equity compensation plan information as of February 28, 2026:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights(1)	Weighted-average exercise price of outstanding options, warrants, and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(3)
Equity compensation plans approved by security holders	40,577	$—	1,551,647
(1)Includes shares issuable under outstanding options, time-vested RSUs and Performance Restricted Stock Units (“Performance RSUs”). Performance RSUs are at target achievement. Shares issuable upon vesting of time-vested RSAs and Performance RSAs are not included.
(2)Reflects the weighted-average exercise price of outstanding options.
(3)Includes 1,102,944 shares authorized and available for issuance in connection with the 2025 Stock Plan and 448,703 shares authorized and available for issuance under the ESPP.
As of May 15, 2026, there were no options to purchase shares of Common Stock outstanding under the equity compensation plans of the Company, and there were 2,176,149 time-vested RSAs and RSUs, Performance RSAs at maximum achievement and Performance RSUs at target achievement outstanding under the equity compensation plans of the Company.
2018 Stock Incentive Plan
The Company’s shareholders approved the 2018 Stock Plan at the 2018 annual general meeting of shareholders. At the Company’s 2025 annual general meeting of shareholders on August 20, 2025, the Company’s shareholders approved the 2025 Stock Plan which replaced the 2018 Stock Plan. As a result, the 2018 Stock Plan was terminated on August 20, 2025, but will continue to apply to awards granted under the 2018 Stock Plan before such date. The 2018 Stock Plan was administered by the Compensation Committee of the Board of Directors. The 2018 Stock Plan permitted the granting of stock options, including incentive stock options and non-qualified stock options, unrestricted shares of Common Stock, stock appreciation rights (“SARs”), restricted stock, RSUs, and other stock-based awards. As of the termination of the 2018 Stock Plan, the only awards outstanding under the plan were time-vested RSAs and RSUs and Performance RSAs and RSUs.
The 2018 Stock Plan provided for certain terms and conditions pursuant to which restricted stock and RSUs could be granted under the 2018 Stock Plan. Each grant of restricted stock and RSUs must be evidenced by an award agreement in a form approved by the Compensation Committee. The vesting of a RSA or RSU granted under the 2018 Stock Plan could, but shall not be required to, be conditioned upon the completion of a specified period of service, upon attainment of specified performance goals, and/or upon such other criteria as the Compensation Committee may determine in its sole discretion. If a participant’s service is terminated for any reason, the participant will only be entitled to the restricted stock or RSUs vested at the time of such termination of service unless the participant is party to an employment or severance agreement that provides otherwise or the participant is eligible for benefits under the Company’s

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retirement plan. The participant’s unvested restricted stock and RSUs will be repurchased or forfeited at the time of the participant’s termination. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested restricted stock or RSUs held by a participant if the participant is terminated by the Company without “cause” (as determined by the Compensation Committee). Except as provided in the applicable award agreement, no shares of restricted stock may be assigned, transferred or otherwise encumbered or disposed of by the participant until such shares have vested in accordance with the terms of such award agreement. If and to the extent that the applicable award agreement so provides, a participant will have the right to vote and, to the extent vested, receive dividends on the shares of restricted stock granted to him or her under the 2018 Stock Plan. Unless otherwise provided in the applicable award agreement, any shares received as a dividend on such restricted stock or in connection with a stock split or subdivision of the shares of restricted stock will be subject to the same restrictions as the restricted stock.
Under the 2018 Stock Plan, the acceleration of equity awards due to a Change of Control (as defined in the 2018 Stock Plan) is based on a “double trigger,” which means that the acceleration of those awards would generally occur if, during the employment period, the participant’s employment is involuntarily terminated by the Company other than for cause or by the participant for good reason, in each case, within a specified period following a Change of Control or if the equity award is not assumed or substituted in connection with the Change of Control. Accordingly, in the event of a Change of Control, with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control, if within one year after the effective date of the Change of Control, a participant’s service is involuntarily terminated other than for cause or by the participant for good reason, then (1) any and all time-based vesting restrictions on such participant’s stock-based award will lapse and such stock will immediately vest in the participant, notwithstanding that the stock-based award was unvested and (2) the payout level under such participant’s outstanding stock-based awards that vest in whole or in part based on performance conditions shall be deemed to have been earned as of the date of termination based upon achievement of relevant performance goals or based on performance at the “target” level, either in full or pro rata based upon the length of time within the performance period that has elapsed.
With respect to awards not assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control, upon the occurrence of the Change of Control, (1) any and all time-based vesting restrictions on such participant’s stock-based award will lapse and such stock will immediately vest in the participant, notwithstanding that the stock-based award was unvested and (2) the payout level under such participant’s outstanding stock-based awards that vest in whole or in part based on performance conditions shall be deemed to have been earned as of the effective date of the Change of Control based upon achievement of relevant performance goals or based on performance at the “target” level, either in full or pro rata based upon the length of time within the performance period that has elapsed. Regardless of whether a Change of Control has occurred, the Compensation Committee may in its sole discretion at any time determine that, upon the termination of service of a participant for any reason or the occurrence of a Change of Control, such participant’s awards shall lapse, and/or that any performance-based criteria shall be deemed to be wholly or partially satisfied.
2025 Stock Incentive Plan
The Company’s shareholders approved the 2025 Stock Plan at the 2025 annual general meeting of shareholders on August 20, 2025. The 2025 Stock Plan is administered by the Compensation Committee of the Board of Directors. The 2025 Stock Plan permits the granting of stock options, including incentive stock options and non-qualified stock options, unrestricted shares of Common Stock, SARs, restricted stock, RSUs, and other stock-based awards. As of February 28, 2026, the maximum number of shares reserved for issuance under the 2025 Stock Plan is 1,102,944 shares and the maximum number of shares with respect to which awards may be granted is limited, in the aggregate, to the sum of (1) 1,055,000 shares, plus (2) any shares which, as of the August 20, 2025, are available for grant under the 2018 Stock Plan, plus (3) any shares which, as of the August 20, 2025, are subject to outstanding awards under the 2018 Stock Plan that are forfeited, expire or are otherwise canceled or settled in cash after August 20, 2025 plus (4) any shares withheld from awards granted under the 2018 Stock Plan to satisfy tax withholding items, to the extent permitted under the 2018 Stock Plan. The maximum aggregate number of shares that may be issued pursuant to the exercise of ISOs will not exceed 1,055,000 shares. The number of shares of Common Stock authorized under the 2025 Stock Plan are subject to adjustment for certain events as described in the 2025 Stock Plan. The 2025 Stock Plan will expire by its terms on August 20, 2035.

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The 2025 Stock Plan provides that the Compensation Committee may authorize one or more officers to grant awards to participants who are not subject to the rules promulgated under Section 16 of the Exchange Act, provided that any such grants will be subject to the terms and conditions of the Compensation Committee authorization. Currently, employees, Directors and consultants (including agents, independent contractors, leased employees and advisors) of the Company, its subsidiaries and affiliates are eligible to participate in the 2025 Stock Plan.
The 2025 Stock Plan provides that the option price pursuant to which Common Stock may be purchased will be determined by the Compensation Committee but will not be less than the fair market value of the Common Stock on the date the option is granted. The Compensation Committee will determine the term of each option, but no option will be exercisable more than 10 years after the date of grant. Payment of the purchase price may be (1) in cash, (2) in shares of Common Stock held for at least six months, (3) partly in cash and partly in such shares, (4) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased, (5) through having shares withheld by the Company from any shares that would have otherwise been received by the participant, or (6) through such other means as will be prescribed in the award agreement. If a participant’s service terminates by reason of death or Disability (as defined in the 2025 Stock Plan), to the extent the participant was entitled to exercise the option on the date of death or Disability, the option may be exercised within one year after the date of death or Disability (or such other period specified in the applicable award agreement). If a participant’s service with the Company terminates for any reason (other than death or Disability), each option then held by the participant may be exercised within ninety days (or such other period specified in the applicable award agreement) after the date of such termination, but only to the extent such option was exercisable at the time of termination of service. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested options held by a participant if the participant is terminated by the Company without “cause” (as determined by the Compensation Committee).
The 2025 Stock Plan also provides for certain terms and conditions pursuant to which restricted stock and RSUs may be granted under the 2025 Stock Plan. Each grant of restricted stock and RSUs must be evidenced by an award agreement in a form approved by the Compensation Committee. The vesting of a RSA or RSU granted under the 2025 Stock Plan may, but shall not be required to, be conditioned upon the completion of a specified period of service, upon attainment of specified performance goals, and/or upon such other criteria as the Compensation Committee may determine in its sole discretion. If a participant’s service is terminated for any reason, the participant will only be entitled to the restricted stock or RSUs vested at the time of such termination of service unless the participant is party to an employment or severance agreement that provides otherwise or the participant is eligible for benefits under the Company’s retirement plan. The participant’s unvested restricted stock and RSUs will be repurchased or forfeited at the time of the participant’s termination. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested restricted stock or RSUs held by a participant if the participant is terminated by the Company without “cause” (as determined by the Compensation Committee). Except as provided in the applicable award agreement, no shares of restricted stock may be assigned, transferred or otherwise encumbered or disposed of by the participant until such shares have vested in accordance with the terms of such award agreement. If and to the extent that the applicable award agreement so provides, a participant will have the right to vote and, to the extent vested, receive dividends on the shares of restricted stock granted to him or her under the 2025 Stock Plan. Unless otherwise provided in the applicable award agreement, any shares received as a dividend on such restricted stock or in connection with a stock split or subdivision of the shares of restricted stock will be subject to the same restrictions as the restricted stock.
The Compensation Committee has the authority under the 2025 Stock Plan to grant SARs independent of stock options. Each SAR granted independently of an option entitles a participant to exercise the SAR in whole or in part and, upon such exercise, to receive from the Company an amount equal to (1) the excess of (i) the fair market value on the exercise date of one share of Common Stock over (ii) the exercise price per share, times (2) the number of shares covered by the portion of the SAR so exercised.
The terms and conditions of other stock-based awards will be determined by the Compensation Committee and may include the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives, including performance goals specified under the terms of the 2025 Stock Plan. Other stock-based awards may be granted in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Code.

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Under the 2025 Stock Plan, the acceleration of equity awards due to a Change of Control (as defined in the 2025 Stock Plan) is based on a “double trigger,” which means that the acceleration of those awards would generally occur if, during the employment period, the participant’s employment is involuntarily terminated by the Company other than for cause or by the participant for good reason, in each case, within a specified period following a Change of Control or if the equity award is not assumed or substituted in connection with the Change of Control. Accordingly, in the event of a Change of Control, with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control, if within one year after the effective date of the Change of Control, a participant’s service is involuntarily terminated other than for cause or by the participant for good reason, then (1) the participant will have the right to exercise or settle from and after the date of termination any option or SAR held by such participant in whole or in part, notwithstanding that such option or SAR may not be fully exercisable or vested, (2) any and all time-based vesting restrictions on such participant’s other stock-based award will lapse and such stock will immediately vest in the participant, notwithstanding that the other stock-based award was unvested and (3) the payout level under such participant’s outstanding stock-based awards that vest in whole or in part based on performance conditions shall be deemed to have been earned as of the date of termination based upon achievement of relevant performance goals or based on performance at the “target” level, either in full or pro rata based upon the length of time within the performance period that has elapsed.
With respect to awards not assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control, upon the occurrence of the Change of Control, (1) the participant will have the right to exercise or settle from and after the date of the Change of Control any option or SAR held by such participant in whole or in part, notwithstanding that such option or SAR may not be fully exercisable or vested, (2) any and all time-based vesting restrictions on such participant’s other stock-based award will lapse and such stock will immediately vest in the participant, notwithstanding that the other stock-based award was unvested and (3) the payout level under such participant’s outstanding stock-based awards that vest in whole or in part based on performance conditions shall be deemed to have been earned as of the effective date of the Change of Control based upon achievement of relevant performance goals or based on performance at the “target” level, either in full or pro rata based upon the length of time within the performance period that has elapsed. Regardless of whether a Change of Control has occurred, the Compensation Committee may in its sole discretion at any time determine that, upon the termination of service of a participant for any reason or the occurrence of a Change of Control, all or a portion of such participant’s options or SARs shall become fully or partially exercisable, that such participant’s awards shall lapse, and/or that any performance-based criteria shall be deemed to be wholly or partially satisfied.
Employee Stock Purchase Plan
At the 2018 annual general meeting of shareholders, the shareholders approved the ESPP and reserved 750,000 shares of Common Stock for issuance under the ESPP. It is the intention of the Company that the ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code.
The purpose of the ESPP is to provide associates of the Company, or its subsidiaries or affiliates designated by the Compensation Committee as eligible to participate in the ESPP, an opportunity to purchase shares of Common Stock and thereby have an additional incentive to contribute to the prosperity of the Company. The aggregate number of shares of Common Stock that may be sold pursuant to all offerings of the Company’s Common Stock under the ESPP will not exceed 750,000 shares, as adjusted for any recapitalization or reorganization of the Company as set forth in the ESPP. The ESPP provides that eligible full-time associates of the Company or certain of its subsidiaries or affiliates may purchase shares of Common Stock with payroll deductions accumulated on behalf of such associates. Associates may authorize payroll deductions of up to 15 percent of their compensation, subject to certain limitations under Section 423(b) of the Code, which is accumulated over an option period and then used to purchase Common Stock. Option periods end in February and August of each fiscal year. Upon the expiration date of each offering, the funds accumulated in the stock purchase account of each participating associate will be applied to the purchase of shares of Common Stock at a price per share equal to the lesser of (a) a percentage (not less than 85%) established by the Compensation Committee (the “Designated Percentage”) of the fair market value per share of Common Stock on the date on which an option is granted, or (b) the Designated Percentage of the fair market value (as determined under the ESPP) per share of Common Stock on the date on which the option is exercised and the Common Stock is purchased.

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Potential Payments Upon Termination or Change of Control
The information below describes certain compensation that would be paid to our CEO under the terms of the Uzzell Employment Agreement and to Mr. Grass under the terms of his Severance Agreement, in the event of a termination and/or change of control of the Company. The amounts shown in the table below assume that such a termination of employment and/or change of control occurred on February 28, 2026. The amounts include estimates that would be paid out to each individual upon his termination and/or a change of control (based upon his compensation and service levels as of such date). The value of the outstanding Performance RSAs and all time-vested RSAs in the below table are calculated assuming that the market price per share of the Common Stock on the date of the event was equal to the closing price of the Common Stock on the last trading day of the fiscal year ended February 28, 2026 ($17.64).
Further, upon termination, the executive officer would be entitled to amounts (such as salary, bonus and expense reimbursement) that have been fully earned but not yet paid on the date of termination. The actual amounts to be paid out can only be determined at the time of a change of control and/or termination of employment with the Company. In addition to the amounts in the table below, our NEOs would have been entitled to receive any earned and unpaid annual incentive compensation as of February 28, 2026. Any outstanding equity awards issued pursuant to the 2025 Stock Plan or the 2018 Stock Plan that are not assumed in connection with a change of control will vest immediately in accordance with the terms of the 2025 Stock Plan or the 2018 Stock Plan, as applicable. Our NEOs’ equity awards are otherwise subject to a double trigger and would not vest unless within specified periods of the change of control, his employment was involuntarily terminated by the Company other than for cause or by the executive for good reason. For further information relating to these incentive awards, see “Compensation Discussion & Analysis – Elements of the Compensation Program for our NEOs – Incentive Awards.” Under the Severance Agreement, Mr. Grass is also entitled to specified benefits if his employment is terminated by reason of retirement and certain conditions are met. As of February 28, 2026, Mr. Grass was eligible to receive retirement benefits under his Severance Agreement.
CEO - G. Scott Uzzell
In addition to any portion of unpaid base salary and annual incentive earned but not yet paid described above, Mr. Uzzell would have been entitled to receive the following if he had been terminated as of February 28, 2026:

Triggering Event	Compensation Component	How Paid	Payout
Death	▪Death benefits(1)	Third party payment	$750,000
Disability(2)	▪Disability benefits(1)	Third party payment	$1,416,200
Termination for Good Reason or without Cause (and Not in Connection with a Change of Control)(2)(3)	▪Cash payment of 1 times base salary and target annual incentive(4)(5)	Over 12 months	$2,475,000
	▪Pro rata portion of any outstanding Performance RSAs based on actual performance(6)	Scheduled vesting date	$256,892
	▪Pro rata portion of any time-vested RSAs(6)	Within 60 days	$214,075
	▪Health benefits(7)	Over time	$23,493
	Total		$2,969,460
Termination for Good Reason or without Cause (and in Connection with a Change of Control)(2)(3)(8)	▪Cash payment of 1.5 times base salary and 1.5 times target annual incentive(4)(5)	Within 75 days	$3,712,500
	▪Accelerated vesting at target of any outstanding Performance RSAs(9)	Within 60 days	$1,605,575
	▪Accelerated vesting of any time-vested RSAs(9)	Within 60 days	$713,591
	▪Health benefits(7)	Over time	$35,240
	Total		$6,066,906

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CFO – Brian L. Grass
In addition to any portion of unpaid base salary and annual incentive earned but not yet paid described above, Mr. Grass would have been entitled to receive the following if he had been terminated as of February 28, 2026:

Triggering Event	Compensation Component	How Paid	Payout
Death	▪Death benefits(1)	Third party payment	$750,000
Disability(2)	▪Disability benefits(1)	Third party payment	$2,608,800
Retirement	▪Continued vesting of any outstanding Performance RSAs based on actual performance(10)	Scheduled vesting date	$929,284
	▪Continued vesting of any time-vested RSAs(10)	Scheduled vesting date	$1,628,295
	▪Health benefits(7)	Over time	$53,646
	Total		$2,611,225
Termination for Good Reason or without Cause (and Not in Connection with a Change of Control)(2)(3)	▪Cash payment of 1 times base salary and target annual incentive(4)(5)	Over 12 months	$1,471,613
	▪Continued vesting of any outstanding Performance RSAs based on actual performance(11)	Scheduled vesting date	$929,284
	▪Continued vesting of any time-vested RSAs(11)	Scheduled vesting date	$1,628,295
	▪Health benefits(7)	Over time	$35,764
	Total		$4,064,956
Termination for Good Reason or without Cause (and in Connection with a Change of Control)(2)(3)(8)	▪Cash payment of 1.5 times base salary and 1.5 times target annual incentive(4)(5)	Within 75 days	$2,207,419
	▪Accelerated vesting at target of any outstanding Performance RSAs(12)	Within 60 days	$1,085,442
	▪Accelerated vesting of any time-vested RSAs(12)	Within 60 days	$1,628,295
	▪Health benefits(7)	Over time	$53,646
	Total		$4,974,802

(1)
Represents third party payments from insurers. In the event of death, this would include the payment under a life insurance policy in the amount of $750,000. In the event of disability, the amount of the payment(s) under a disability policy would depend upon the circumstances and nature of the disability, with a maximum payment of $25,000 per month until age 65.

(2)	The terms “disability,” “good reason,” “cause” and “change of control” each have the same meanings as defined in the Uzzell Employment Agreement and Severance Agreements for our other NEOs.
(3)
In the event of each of our NEO’s termination without cause or for good reason, all payments and benefits due to him or her, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon that NEO’s execution of a general release of all claims against the Company, its affiliates and their respective and former Directors, associates and agents to the maximum extent permitted by law, pursuant to the Uzzell Employment Agreement and the Severance Agreements for our other NEOs.

(4)
In accordance with the Uzzell Employment Agreement and the Severance Agreements for our other NEOs, the amounts represent 12 months of the NEO’s respective base salary payable in the event of a termination of employment by our NEOs for good reason or by the Company without cause (not in connection with a change of control) and 18 months base salary payable in the event of a termination of employment by our NEOs for good reason or by the Company without cause in connection with a change of control.

(5)
Under the Uzzell Employment Agreement and the Severance Agreements for our other NEOs, our NEOs would have been entitled to receive (a) 100% of his or her target annual incentive for the performance period in which our NEO is terminated in the event of a termination of employment by our NEO for good reason or by the Company without cause (not in connection with a change of control) and (b) 150% of his or her target annual incentive for the performance period in which our NEO is terminated in the event of a termination of employment by our NEO for good reason or by the Company without cause in connection with a change of control, which are reflected in the table above.

(6)
Under the Uzzell Employment Agreement, in the event of a termination of employment by our CEO for good reason or by the Company without cause (not in connection with a change of control), a pro rata portion of any outstanding Performance RSAs will vest based on the actual performance of the Company for the applicable performance periods during which our CEO’s employment was terminated. The amount disclosed in the table for Performance RSAs assumes target performance achievement for RSAs with the performance period ending August 31, 2028. Additionally, a pro rata portion of any outstanding installment of time-vested RSAs will vest under the terms of the Uzzell Employment Agreement.

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(7)
Reflects the estimated value of 12 monthly COBRA payments for a termination not in connection with a change of control and 18 monthly COBRA payments for a termination in connection with a change of control. To the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, under the Uzzell Employment Agreement and the Severance Agreements for our other NEOs, our NEOs are entitled to the continuation of health insurance benefits under COBRA. In the event of a termination of employment by our NEOs for good reason or by the Company without cause not in connection with a change of control, our NEOs and his or her families are entitled to the continuation of health insurance benefits for a maximum of 12 months after the date of termination or until our NEO is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 12 months. In the event of an NEO’s retirement or termination of employment by the NEO for good reason or by the Company without cause in connection with a change of control, those benefits extend to 18 months.

(8)
Under the Uzzell Employment Agreement and the Severance Agreements for our other NEOs, in the event of a termination of employment by the NEO for good reason or by the Company without cause in connection with a change of control, the NEO is paid up to the target amount of his or her annual incentive for the fiscal year in which he or she is terminated to the extent not paid or earned for that fiscal year. The amount is determined on a pro rata basis if the NEO has been employed by the Company less than the full fiscal year. For fiscal year 2026, the target amount of the NEO’s annual incentive that would have been paid under this termination and change of control event, was $687,500 for Mr. Uzzell and $1,034,534 for Mr. Grass.

(9)
Under the Uzzell Employment Agreement, in the event of a termination of employment by our CEO for good reason or by the Company without cause in connection with a change of control, all Performance RSAs vest at target and all unvested, time-vested RSAs will fully vest, which is reflected in the table above. The amount disclosed in the table assumes target performance for RSAs with the performance period ending August 31, 2028. Any outstanding equity awards issued to our CEO that are not assumed in connection with a change of control will vest immediately in accordance with the terms of the 2025 Stock Plan.

(10)
Under his Severance Agreement, in the event of a retirement termination of employment, our CFO is eligible for the continued vesting of all Performance RSAs granted at least six months prior to his date of retirement based on actual performance of the Company for the applicable performance periods and continued vesting of any unvested tranche of time-vested RSAs granted at least six months prior to his date of retirement. The amount disclosed in the table for Performance RSAs assumes target performance for RSAs with performance periods ending February 28, 2027 and February 29, 2028.

(11)
Under his Severance Agreement, in the event of a termination of employment by our CFO for good reason or by the Company without cause (not in connection with a change of control), our CFO is eligible for the continued vesting of all Performance RSAs granted at least six months prior to his date of termination based on actual performance of the Company for the applicable performance periods and continued vesting of any unvested tranche of time-vested RSAs granted at least six months prior to his date of termination. Additionally, a pro rata portion of any outstanding Performance RSAs granted less than six months prior to his date of termination will vest based on actual performance of the Company for the applicable performance periods and a pro rata portion of any outstanding time-vested RSAs granted less than six months prior to his date of termination will vest under the terms of his Severance Agreement. The amount disclosed in the table for Performance RSAs assumes target performance for RSAs with performance periods ending February 28, 2027 and February 29, 2028.

(12)
Under the Severance Agreements for our other NEOs, in the event of a termination of employment by our NEOs for good reason or by the Company without cause in connection with a change of control, all Performance RSAs vest at target and all unvested, time-vested RSAs will fully vest, which is reflected in the table above. The amount disclosed in the table assumes target performance for RSAs with performance periods ending February 28, 2026, February 28, 2027, and February 29, 2028. Any outstanding equity awards issued to our NEOs that are not assumed in connection with a change of control will vest immediately in accordance with the terms of the 2018 and 2025 Stock Plans.

Employment Agreement with our CEO
The Uzzell Employment Agreement provided for certain payments and benefits upon our CEO’s termination of employment, as described below:
Death or Disability. If Mr. Uzzell’s employment is terminated by reason of death or disability, then he (or his estate) will be entitled to receive (1) any portion of unpaid base salary or other benefit earned but not yet paid to him up to and including the date of termination and (2) any unpaid cash or equity incentive payment earned by Mr. Uzzell with respect to any award under the annual incentive plan or the 2025 Stock Plan and vested prior to the effective date of termination.
Termination by Company for Cause or by Mr. Uzzell Other Than for Good Reason. If Mr. Uzzell’s employment is terminated for cause by the Company or by Mr. Uzzell other than for good reason (as defined in the Uzzell Employment Agreement), then he will be entitled to receive (1) any portion of unpaid base salary or other benefit earned but not yet paid to him up to and including the date of termination and (2) any unpaid cash or equity incentive payment earned by Mr. Uzzell with respect to any award under the Annual Bonus Plan or the 2025 Stock Plan and vested prior to the effective date of termination.

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Termination by Mr. Uzzell for Good Reason or by Company Other Than for Cause (and in Connection with a Change of Control). Under the Uzzell Employment Agreement, if Mr. Uzzell’s employment is terminated by Mr. Uzzell for good reason or by the Company other than for cause within six months prior to, on, or within 18 months following a change of control, then he will be entitled to receive: (1) any portion of unpaid base salary or other benefit earned but not yet paid to him as of the date of termination (including any unpaid cash or equity incentive payment earned under the Annual Bonus Plan or the 2025 Stock Plan and vested prior to the effective date of such termination), (2) a cash payment equal to (A) 18 months of Mr. Uzzell’s then-applicable base salary at the date of termination of employment, plus (B) an amount equal to 150% of the target annual incentive under the Annual Bonus Plan for the performance period in which his employment terminated, payable in a lump sum, (3) a pro rata portion of the target amount of any annual incentive compensation under the Annual Bonus Plan for the period in which the termination occurred, (4) immediate vesting of all unvested, time-vested RSUs and unvested, time-vested RSAs issued under the 2025 Stock Plan that are outstanding immediately prior to the date of termination, (5) immediate vesting of all unvested, time-vested options granted pursuant to the 2025 Stock Plan that are outstanding as of immediately prior to the date of termination and an extended exercisability period for such options, and (6) immediate vesting based on assumed performance attainment at target levels of all unvested performance-based RSUs and unvested performance-based RSAs issued under the 2025 Stock Plan that are outstanding as of immediately prior to the date of termination and (7) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Mr. Uzzell and his family for a maximum of 18 months after the date of termination or until Mr. Uzzell is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months. In the event any outstanding equity awards issued pursuant to the 2025 Stock Plan are not assumed in connection with a change of control, such awards will immediately vest in accordance with the terms of the 2025 Stock Plan. All payments and benefits due to Mr. Uzzell, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Uzzell’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former Directors, associates and agents pursuant to the Uzzell Employment Agreement.
Termination by Mr. Uzzell for Good Reason or by Company Other Than for Cause (and Not in Connection with a Change of Control). If Mr. Uzzell’s employment is terminated by Mr. Uzzell for good reason or by the Company other than for cause, death, or disability, then he will be entitled to receive: (1) any portion of unpaid base salary or other benefit earned but not yet paid to him as of the date of termination, and to the extent not duplicative, any unpaid cash or equity incentive payment earned under the Annual Bonus Plan or the 2025 Stock Plan and vested prior to the effective date of such termination, (2) a cash payment equal to Mr. Uzzell’s then-applicable annual base salary, (3) a bonus of 100% of the target annual incentive under the Annual Bonus Plan for the period in which his employment terminated, (4) a pro rata bonus under the Annual Bonus Plan for the period in which the termination occurred, based on actual performance of the Company at the end of such performance period, (5) a pro rata portion of any performance-based compensation that would be vested or otherwise payable under the 2025 Stock Plan, based upon the actual performance of the Company at the end of the performance periods for the periods during which the termination occurred, (6) immediate vesting of a pro rata portion of any installment of time-vested RSUs, time-vested RSAs and time-vested options issued under the 2025 Stock Plan that would have vested following the date of termination and (7) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Mr. Uzzell and his family for a maximum of 12 months after the date of termination or until Mr. Uzzell is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 12 months. All payments and benefits due to Mr. Uzzell, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Uzzell’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the Uzzell Employment Agreement.

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Severance Agreements with our Other NEOs
The Company has entered into Severance Agreements with our other NEOs which provide certain benefits to our other NEOs if his or her employment is terminated under certain qualifying events as described in their respective agreement. The Severance Agreements provide for certain payments and benefits upon an other NEO’s termination of employment, including (1) any termination by an other NEO for good reason or by the Company without cause and not in connection with a change of control of the Company (each as defined in the Severance Agreements), (2) any termination by an other NEO for good reason or by the Company without cause and in connection with a change of control, and (3) upon the retirement of an other NEO from the Company. In consideration for the payment and benefits provided under the Severance Agreements, the other NEO will be subject to reasonable and necessary restrictive covenants to protect the Company, including restrictions on disparagement of the Company or its officers, Directors, associates or agents in any manner likely to be harmful to it or them or its or their business, business reputation or personal reputation. The material terms of the Severance Agreements as of February 28, 2026 are as follows:
▪For a termination by the Company without cause or an other NEO for good reason (not in connection with a change in control), the other NEO will receive (1) any portion of unpaid base salary or other benefit earned by him or her up to and including the date of termination (including any unpaid cash or equity incentive payment earned under the annual incentive plan, the 2025 Stock Plan or the 2018 Stock Plan and vested prior to the effective date of such retirement), (2) cash severance equal to 100 percent of his or her base salary and 100 percent of his or her target annual incentive award for the year in which the termination occurred, (3) the pro rata portion of his or her annual incentive award for the year in which the termination occurred based upon the actual performance of the Company during the performance period, (4) the pro rata portion of his or her outstanding performance-based long-term incentive awards based upon the actual performance of the Company during the applicable performance periods, (5) pro rata acceleration of all time-vested equity awards held by the other NEO that are not vested at the time of termination, and (6) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for the other NEO and his or her family for a maximum of 12 months after the date of termination or until the other NEO is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 12 months.
▪For a termination in connection with a change in control (by the Company without cause or by an other NEO for good reason within 6 months prior to or 18 months after the change in control), the other NEO will receive (1) any portion of unpaid base salary or other benefit earned by him or her up to and including the date of termination (including any unpaid cash or equity incentive payment earned under the annual incentive plan, the 2025 Stock Plan or the 2018 Stock Plan and vested prior to the effective date of such retirement), (2) cash severance equal to 150 percent of his or her base salary and 150 percent of his or her target annual incentive award for the year in which the termination occurred, (3) up to the pro rata portion of his or her target annual incentive award for the fiscal year in which the termination occurred to the extent not paid or earned for that fiscal year, (4) acceleration of all time-vested equity awards held by the other NEO that are not vested at the time of termination, (5) acceleration of all unvested performance-based equity awards at target held by the other NEO at the time of termination, and (6) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for the other NEO and his or her family for a maximum of 18 months after the date of termination or until the other NEO is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months.
Additionally, if an other NEO voluntarily terminates his or her employment with the Company for any reason other than for cause, death or good reason any time after the date (1) the sum of the other NEO’s age and number of years of service of employment with the Company or any of its affiliates or subsidiaries is 65 and (2) the other NEO attains ten consecutive years of employment with the Company or any of its affiliates or subsidiaries, in addition to any unpaid base salary or other earned and vested incentive compensation, the other NEO will be entitled to the following termination benefits:
▪continued eligibility to vest all outstanding, unearned Performance RSAs granted at least six months prior to his or her date of retirement (other than any Performance RSAs that may not be vested pursuant to the terms of the applicable award agreement);
▪continued vesting of the pro rata portion of any unvested tranche of time-vested eligible RSAs; and
▪to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for the other NEO and his or her family for a maximum of 18 months after the date of termination or until the other NEO is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months.

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All payments and benefits due to the other NEO, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon the other NEO’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former Directors, associates and agents pursuant to their respective Severance Agreement.
In connection with Mr. Grass’s appointment as interim CEO, his Severance Agreement was amended and restated on May 2, 2025 to provide for continued and full vesting (instead of pro rata vesting) of his eligible time-vested and performance vested restricted stock awards if Mr. Grass's employment terminates by him for good reason or retirement or by the Company other than for cause, death, disability or retirement and not in connection with a change of control.
Severance Payments and Benefits to Ms. Geoffroy
In connection with Ms. Geoffroy’s departure from the Company in May 2025, pursuant to the terms of the Geoffroy Employment Agreement, the Company provided Ms. Geoffroy with the payments required to be made to her under the Geoffroy Employment Agreement upon a termination without cause, and Ms. Geoffroy executed and delivered a non-revocable release of claims against the Company. The cash severance payments actually paid or that are currently payable to Ms. Geoffroy under the Geoffroy Employment Agreement totaled $2,250,000, which consisted of (1) 12 months of base salary, plus (2) 100% of her target annual incentive for the fiscal year 2026 performance period. Ms. Geoffroy is also entitled to the vesting of a pro rata portion of her outstanding installment of time-vested RSAs calculated using the market price per share of the Common Stock on May 2, 2025, the date of her departure. Additionally, she is entitled to certain health benefits and she has the potential opportunity to receive a pro rata portion of any outstanding Performance RSAs and the annual incentive payable for the fiscal year 2026 performance period, which will vest or be paid based on the actual performance of the Company for the applicable performance periods. The Compensation Committee determined that no payouts were earned for the Fiscal Year 2024 Long-Term Incentive Grant or the Fiscal Year 2026 Adjusted EPS Tranche of Long-Term Incentive Grant. Any shares subject to RSAs that did not vest were forfeited.
Resignation of Ms. Judge
In connection with Ms. Judge’s resignation effective on November 28, 2025, under her Severance Agreement she received: (1) unpaid base salary of $22,885, and (2) a payment of $28,246 for earned but unused vacation time as of her resignation date. Under the terms of her Severance Agreement, Ms. Judge was not entitled to any portion of her fiscal year 2026 annual incentive award and forfeited her long-term incentive award upon resignation.
Ms. Scheuerman
As Ms. Scheuerman was appointed as CFO on an interim basis with a term ending November 2, 2025, she was not provided a severance agreement.

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CEO Pay Ratio for Fiscal Year 2026
Pay Ratio
Our CEO to median employee pay ratio has been calculated in accordance with the adopted rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and is calculated in a manner consistent with Item 402(u) of Regulation S-K.
Consistent with applicable SEC rules, since Ms. Geoffroy departed as our CEO, effective May 2, 2025, and Mr. Grass served as interim CEO from May 2, 2025 to September 1, 2025, we are permitted to calculate the annual total compensation for our CEO by calculating the compensation provided to each person who served as CEO during the year for the time he or she served as CEO and combine those figures, or by annualizing the compensation of the person who served as CEO on the date selected for identifying the fiscal year 2026 median employee. We have chosen to annualize the compensation of Mr. Uzzell, rather than combining his compensation with that of Ms. Geoffroy and Mr. Grass.
Our CEO’s annualized total compensation for fiscal year 2026, based on his total compensation as shown in the Summary Compensation Table above, was $8,866,248. The median employee’s annual total compensation in fiscal year 2026 (other than our CEO) was $79,149, calculated using the same methodology as used in the calculation of the Summary Compensation Table, consisting of base salary, bonus, stock awards, non-equity incentive plan compensation, and all other compensation. As a result, the ratio of our CEO’s annualized total compensation in fiscal year 2026 to the median annual total compensation of all of our employees (other than our CEO) in fiscal year 2026 was 112.0, when calculated in a manner consistent with Item 402(u) of Regulation S-K.
We understand that the CEO pay ratio is intended to provide transparency to annual CEO pay and how it compares to the pay of the Company’s median employee. In fiscal year 2026, the CEO total compensation included one-time cash and equity incentive awards, which were used to successfully recruit and induce him to join the Company. In light of the one-time sign-on compensation that we paid to our CEO in fiscal year 2026, we are providing a supplemental ratio that compares our CEO’s target annual pay, excluding the one-time sign-on inducement awards (see discussion of such awards under “Fiscal Year 2026 Compensation Changes and Decisions”), to the pay of the median-paid employee as we believe that this supplemental ratio reflects a more representative comparison. The resulting supplemental CEO pay ratio is 88.1. Other than the exclusion of this one-time compensation, the pay ratio was calculated under the same methodology described in this section.
Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies (including companies in our Compensation Peer Group) may not be comparable to the pay ratios reported above.
Identification of Median Employee
The employee representing the median-paid employee was newly identified for this Proxy Statement. The date chosen for selection of the median-paid employee for this Proxy Statement was February 28, 2026. For purposes of determining the median employee, we evaluated all employees, other than our CEO, employed by the Company as of February 28, 2026 and calculated each such employee’s annual total compensation received from March 1, 2025 through February 28, 2026. Annual total compensation consists of total cash compensation, including actual wages earned (including overtime), annual performance-based incentive cash actually received, holiday cash bonuses and one-time bonuses. We did not make any material assumptions, adjustments, or estimates with respect to annual total compensation, and we annualized the compensation for any full-time employees that were not employed by us for all of fiscal year 2026. The annual total compensation of each employee other than our CEO was then ranked lowest to highest to determine the median employee.
Annual Total Compensation
After identifying the median employee, as described above, we calculated annual total compensation for such employee using the same methodology we use for our NEOs as set forth in the “Executive Compensation Tables – Summary Compensation Table.”

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Pay Versus Performance
The following section has been prepared as required by the SEC’s pay versus performance (“PvP”) disclosure rules adopted pursuant to the Dodd-Frank Act and set forth in Item 402(v) of Regulation S-K (the “PvP Rules”). Under the PvP Rules, the Company must calculate compensation using the methodology required by the SEC referred to as “compensation actually paid” (“CAP”), which is then compared to certain Company and peer group performance measures prescribed by the SEC.

Fiscal Year	SCT Total for G. Scott Uzzell ($)(1)	CAP to G. Scott Uzzell ($)(2)	SCT Total for Brian L. Grass ($)(1)	CAP to Brian L. Grass ($)(2)	SCT Total for Noel M. Geoffroy ($)(1)	CAP to Noel M. Geoffroy ($)(2)	SCT Total for Julien R. Mininberg ($)(1)	CAP to Julien R. Mininberg ($)(2)	Average SCT Total for Non-CEO NEOs ($)(1)	Average CAP to Non-CEO NEOs ($)(2)	Value of Fixed $100 Investment Based On:		Net (Loss) Income (in millions) ($)	Adjusted Income (in millions) ($)(5)
											TSR ($)(3)	Peer Group TSR ($)(4)
2026	4,433,124	2,698,592	5,799,794	2,583,675	4,070,466	(1,503,981)	—	—	1,502,387	567,573	8	69	(899)	82
2025	—	—	—	—	5,311,324	1,192,030	—	—	2,004,229	478,893	25	67	124	162
2024	—	—	—	—	—	—	10,006,422	11,524,531	2,255,143	2,119,573	58	84	169	213
2023	—	—	—	—	—	—	7,965,812	(5,703,304)	1,703,795	663,458	52	96	143	228
2022	—	—	—	—	—	—	9,746,177	12,841,678	1,725,119	1,637,221	95	105	224	296
(1)The amounts represent the total compensation paid to our NEOs for each reported fiscal year as reflected in the “Total” column of the Summary Compensation Table (“SCT”). The following table lists the CEO(s) and Non-CEO NEOs for each fiscal year:

Fiscal Year	CEO	Non-CEO NEOs
2026	G. Scott Uzzell, Brian L. Grass and Noel M. Geoffroy(A)	Tessa N. Judge and Tracy L. Scheuerman
2025	Noel M. Geoffroy	Brian L. Grass and Tessa N. Judge
2024	Julien R. Mininberg	Brian L. Grass, Noel M. Geoffroy, Tessa N. Judge and Matthew J. Osberg
2023	Julien R. Mininberg	Noel M. Geoffroy, Tessa N. Judge and Matthew J. Osberg
2022	Julien R. Mininberg	Brian L. Grass and Matthew J. Osberg
(A)    Ms. Geoffroy ceased serving as CEO effective May 2, 2025 and Mr. Grass served as Interim CEO from May 2, 2025 until Mr. Uzzell’s appointment effective September 1, 2025.
(2)The amounts reported represent the CAP to our NEOs, computed in accordance with the PvP Rules. These amounts do not reflect the actual amount of compensation earned or received by or paid to our NEOs in the applicable fiscal year (“FY”). In accordance with the PvP Rules, below are the adjustments made to the amounts reported for each of our CEOs and the average of the amounts reported for our Non-CEO NEOs as a group in the “Total” column of the SCT for fiscal year 2026 to arrive at CAP:

Compensation Element	G. Scott Uzzell	Brian L. Grass	Noel M. Geoffroy	Average for Non-CEO NEOs
SCT Reported Total Compensation(A)	$4,433,124	$5,799,794	$4,070,466	$1,502,387
Minus Aggregate SCT Reported Equity Compensation(B)	(3,250,000)	(4,800,000)	(3,800,000)	(975,000)
Plus Year-End Fair Value of Awards Granted During Fiscal Year 2026 & Outstanding(C)	1,515,468	2,313,351	46,968	115,022
Plus or Minus (as applicable) Year-Over-Year Change in Fair Value of Awards Granted During Prior Fiscal Year(s) & Outstanding(C)	—	(699,079)	(1,507,034)	—
Plus Vesting Date Fair Value of Awards Granted & Vested During Fiscal Year 2026(C)	—	—	50,496	214,627
Plus or Minus (as applicable) Year-Over-Year Change in Fair Value of Awards Granted During Prior Fiscal Year(s) & Vesting During Fiscal Year 2026(C)	—	(30,391)	(364,877)	—
Minus Prior Fiscal Year End Value of Awards Determined to Fail to Meet Vesting Conditions During Fiscal Year 2026(C)	—	—	—	(289,463)
Plus Value of Dividends or Other Earnings Paid on Stock Awards Not Otherwise Included(C)	—	—	—	—
Compensation Actually Paid	$2,698,592	$2,583,675	($1,503,981)	$567,573
(A)    We have not reported any amounts in our SCT with respect to “Change in Pension and Nonqualified Deferred Compensation.” Consequently, we have no adjustments with respect to such items prescribed by the PvP Rules.
(B)    This amount reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards granted during fiscal year 2026 as reported in the “Stock Awards” column of the SCT.

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(C)    In accordance with the PvP Rules, the fair values of our NEOs unvested and outstanding equity awards were remeasured as of February 28, 2026, and as of each vesting date during fiscal year 2026 and reflect performance achievement projections (as applicable). The fair value of these stock awards included in CAP to our NEOs is calculated consistent with the approach used to value the awards at the grant date as described in the Company’s Annual Report on Form 10-K for fiscal year 2026. For further information regarding the assumptions and methodologies used in determining the grant date fair values, see Notes 1 and 8 to the consolidated financial statements accompanying the Company’s Annual Report on Form 10-K for fiscal year 2026.
(3)Reflects the Company’s total shareholder return (“TSR”) calculated based on an assumed $100 investment as of February 28, 2021.
(4)Reflects the cumulative total shareholder return of the Dow Jones U.S. Personal Products Index (“Peer Group TSR”). Total shareholder return is calculated based on an assumed $100 investment as of February 28, 2021 and the reinvestment of any issued dividends. This peer group is used by the Company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the Company’s Annual Report on Form 10-K for fiscal year 2026.
(5)For the PvP analysis, adjusted income aligns with the adjusted income values for our incentive awards. Adjusted income is calculated as net (loss) income excluding the after-tax impact of acquisition-related expenses, asset impairment charges, Barbados tax reform, a charge for uncollectible receivables due to the bankruptcy of Bed, Bath & Beyond, CEO succession costs, Environmental Protection Agency compliance costs, gain on insurance recoveries, gain on sale of distribution and office facilities, intangible asset reorganization, restructuring charges, tax reform, amortization of intangible assets and non-cash share-based compensation, as applicable. Adjusted income is subject to adjustment in the event the Company completes an acquisition of any stock or assets. Accordingly, the financial results from the acquisition of Osprey Pack, Inc. (“Osprey”) and Olive & June were excluded from adjusted income in fiscal year 2022 and fiscal year 2025, respectively, which is consistent with the determination of adjusted income for purposes of our annual incentive award for those fiscal years.
Financial Performance Measures and Pay-for-Performance Alignment
In accordance with the PvP rules, we have listed below the most important metrics we used to link pay to performance for fiscal year 2026. These measures are further described in the Compensation Discussion and Analysis sections entitled “Annual Incentive Awards” and “Long-Term Incentive Awards.”

Incentive Award	Financial Metric
Annual Incentive Awards	▪Adjusted Income
▪Net Sales
Long-Term Incentive Awards	▪Adjusted Diluted EPS
▪Adjusted Cash Flow Productivity
▪Relative TSR
▪Stock Price
The discussion and charts below describe the relationship between the CEO CAP and Average NEO CAP (per the SEC’s definition) and (1) the Company’s TSR and the SEC-mandated TSR Peer Group (the Dow Jones U.S. Personal Products Index), (2) the Company’s GAAP net (loss) income and (3) the Company’s selected measure (adjusted income). Adjusted income performance determines eighty percent (80%) of the total annual incentive award achievement and adjusted diluted EPS performance determines thirty-three percent (33%) of the performance-based long-term incentive award vesting.
As previously noted, CAP amounts do not reflect the actual amount of compensation earned or received by or paid to our CEO and other NEOs in the applicable fiscal year. CAP, as required under the PvP Rules, is influenced by many factors. CAP reflects adjusted values for unvested and vested equity awards during the fiscal years based on fiscal year-end and vest date stock prices, performance achievement projections (as applicable) and accounting valuations and assumptions (as applicable). CAP generally fluctuates due to changes in our stock price, timing of new grant issuances and outstanding award vesting, our mix of short-term and long-term metrics and varying levels of actual or projected achievement of performance goals.

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For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, see Compensation Discussion & Analysis.
(1)For the PvP analysis, adjusted income aligns with the adjusted income values for our incentive awards.

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Proposal 3: Approval of an Amendment to the Helen of Troy Limited 2025 Stock Incentive Plan to Increase the Plan's Shares Available for Issuance
At the Annual Meeting, we will ask the Company’s shareholders to approve an amendment to the Helen of Troy Limited 2025 Stock Incentive Plan (the “2025 Stock Plan”). Amendment No. 1 to Helen of Troy Limited 2025 Stock Incentive Plan (“Amendment No. 1”) was adopted on June 10, 2026 by the Company's Board of Directors, based on the recommendation of the Compensation Committee and subject to approval by the Company's shareholders. If this proposal is approved by our shareholders, Amendment No. 1 would authorize an additional 965,000 shares of Common Stock for awards under the 2025 Stock Plan, subject to adjustment in accordance with the provisions under the caption “Adjustments Upon Certain Events” and under the applicable share counting rules described below. It is the judgment of the Board that Amendment No. 1 is in the best interest of the Company and its shareholders. If Amendment No. 1 is not approved by our shareholders at the Annual Meeting, the 2025 Stock Plan will remain in full force and effect in its current form until its expiration on August 19, 2035.
The material features of Amendment No. 1 and the 2025 Stock Plan are summarized below. But, the following summary does not purport to be a complete description of all provisions of Amendment No. 1 or the 2025 Stock Plan. The description is subject to, and is qualified in its entirety by, the full text of Amendment No. 1 as set forth in Annex B to this Proxy Statement, as well as the 2025 Stock Plan, which is available at our hosted website at www.proxyvote.com.

✓	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Introduction
At the Annual Meeting, we will ask the Company’s shareholders to approve Amendment No. 1, which was adopted by our Board of Directors on June 10, 2026, based on the recommendation of the Compensation Committee and subject to approval of Company’s shareholders at the Annual Meeting. If this proposal is approved by our shareholders, Amendment No. 1 will become effective on August 25, 2026 and will increase the overall number of shares available for issuance under the 2025 Stock Plan by 965,000 shares and the number of shares available for issuance pursuant to ISOs under the 2025 Stock Plan by the same 965,000 shares. The number of shares of Common Stock sought to be authorized under this proposal are subject to adjustment in accordance with the provisions under the caption “Adjustments Upon Certain Events” and under the applicable share counting rules described below. If Amendment No. 1 is not approved by our shareholders at the Annual Meeting, the 2025 Stock Plan will remain in full force and effect in its current form until its expiration date.
Background and Reasons for the Proposal
We currently maintain the 2025 Stock Plan that provides for the issuance of equity awards to directors, officers, other employees and consultants. The 2025 Stock Plan was adopted effective as of August 20, 2025 (the “Original Effective Date”) following the receipt of shareholder approval. Once adopted, the 2025 Stock Plan replaced the 2018 Stock Plan. Accordingly, no further awards will be made under the 2018 Stock Plan after the Original Effective Date, provided that the terms of the 2018 Stock Plan will continue to apply to awards previously granted under the 2018 Stock Plan. Currently, the 2025 Stock Plan is the Company's sole equity compensation plan (other than the ESPP) for future awards.

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EXECUTIVE COMPENSATION
The 2025 Stock Plan serves as a critical component of the overall compensation package that we offer our directors, officers, other employees and consultants. As disclosed in the proxy statement for the Company’s 2025 annual general meeting of shareholders, we expected that the shares available under the 2025 Stock Plan for future awards, as adopted by our shareholders at that annual general meeting, would be sufficient for approximately one year. The Board of Directors adopted Amendment No. 1 to ensure that there will continue to be a sufficient reserve of shares to permit further award grants at levels to be determined by the Board of Directors to existing and future directors, officers, other employees and consultants. The Board of Directors, the Compensation Committee and management believe that the effective use of performance-based long-term incentive compensation and other equity awards has been and will continue to be integral to the Company's success. We believe that increasing the number of shares issuable under the 2025 Stock Plan is necessary in order for these equity awards to continue to incentivize participants to maximize our growth, profitability and overall success, as well as to align their interests with the interests of our shareholders to create long-term, sustainable shareholder value. Additionally, we believe that these awards are necessary for us to remain competitive in retaining and attracting highly qualified individuals.
Proposed Share Authorization
Currently, the 2025 Stock Plan provides that the maximum number of shares of Common Stock with respect to which awards may be granted is the sum of (1) 1,055,000 shares, plus (2) any shares which, as of the Original Effective Date, are available for grant under the 2018 Stock Plan, plus (3) any shares which, as of the Original Effective Date, are subject to outstanding awards under the 2018 Stock Plan that are forfeited, expire or are otherwise canceled or settled in cash after the Original Effective Date plus (4) any shares withheld from awards granted under the 2018 Stock Plan to satisfy tax withholding items, to the extent permitted under the 2018 Stock Plan. Currently, the maximum aggregate number of shares that may be issued pursuant to the exercise of ISOs will not exceed 1,055,000 shares. The number of shares of Common Stock authorized under the 2025 Stock Plan are subject to adjustment in accordance with the provisions under the caption “Adjustments Upon Certain Events” and under the applicable share counting rules described below, whether pursuant to ISOs or otherwise.
As of May 31, 2026, the maximum number of shares of Common Stock with respect to which awards may be granted is calculated at 25,537 shares. If this proposal is approved by our shareholders, the overall number of shares available for issuance under the 2025 Stock Plan will increase by 965,000 shares. Additionally, if this proposal is approved, the maximum number of shares that may be issued pursuant to ISOs will increase by the same 965,000 shares. For additional information concerning the outstanding awards and number of shares available under the 2018 Stock Plan and the 2025 Stock Plan, see “Executive Compensation – Equity Compensation Plan Information.”
To the extent permitted by applicable law or rules, shares of Common Stock issued pursuant to a pre-existing plan of a company acquired by (or combined with) the Company or an affiliate or issued in assumption of, or in substitution for, any outstanding awards of any entity acquired by (or combined with) the Company or an affiliate will not be counted against shares of Common Stock available for grant pursuant to the 2025 Stock Plan. The Board of Directors has reserved the maximum number of shares of Common Stock with respect to which awards may be granted under the 2025 Stock Plan.
Shares which are subject to awards that expire, are cancelled, exchanged, forfeited, settled by delivery of fewer shares than the number underlying the award or are settled for cash, including shares subject to a full-value award that are withheld or surrendered in satisfaction of the tax obligations, may be utilized again with respect to awards granted under the 2025 Stock Plan. The following shares will not be available for future awards and will continue to be counted as outstanding shares for purposes of the share limits: (1) shares withheld from an option or SAR for payment of the exercise price or tax payments, (2) shares not delivered due to a net settlement of outstanding options or SARs, and (3) shares repurchased on the open market using proceeds from the exercise of an option.
The term of the 2025 Stock Plan is for ten years from the Original Effective Date, unless the 2025 Stock Plan is terminated earlier by the Compensation Committee or the Board of Directors.
As of June 18, 2026, the closing price of Common Stock was $26.47 per share.

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Overview of Sound Compensation and Governance Features of the 2025 Stock Plan
The Board of Directors believes that the 2025 Stock Plan contains a broad range of features that are consistent with protecting the interests of our shareholders and reflect sound corporate governance compensation practices, including the following:

OVERVIEW

  Will Not Be Excessively Dilutive to Shareholders
  No Tax Gross-ups
  Compensation Recoupment (Clawback) Provision
  No Liberal Share Recycling
  No Automatic Single-Trigger Accelerated Vesting
  No Liberal Change of Control Definition

  No Dividend Payments on Unvested Awards
  No “Evergreen” Provision
  Minimum Vesting Requirements
  Limits on Director Compensation
  No “Reload” Stock Options
  No Repricing or Replacement of “Underwater” Options or Stock Appreciation Rights (“SARs”)
  No Discounted Options or SARs

A description of some of the key features is as follows:

Feature	Description
No Liberal Share Recycling
▪The 2025 Stock Plan does not provide for liberal share “recycling” with respect to appreciation awards.
▪This means (among other things) that shares used to pay the exercise price of stock options and shares tendered or withheld to satisfy tax withholding obligations with respect to an option (or a SAR), do not again become available for grant.

No Automatic Single-Trigger Accelerated Vesting
▪Under the 2025 Stock Plan, there is no automatic single-trigger accelerated vesting in connection with a change in control where the awards are continued or the acquirer assumes the awards or grants substitute awards.

No Liberal Change of Control Definition	▪The definition of change in control in the 2025 Stock Plan would require consummation, not only shareholder approval, of a merger or similar corporate transaction.
No Dividend Payments on Unvested Awards	▪No dividends or dividend equivalents are payable with respect to unvested stock grants.
No “Evergreen” Provision
▪The total number of shares that may be issued under the 2025 Stock Plan is limited to the share reserve that is subject to shareholder approval.
▪The 2025 Stock Plan does not include an automatic share replenishment provision (also known as an “evergreen” provision).

Minimum Vesting Requirements	▪At least 95% of the awards granted under the 2025 Stock Plan would be subject to a minimum vesting period of one year.
Director Grant Limit	▪No director in any fiscal year may be granted awards which have an aggregate fair value, together with cash compensation earned by a director, in excess of $750,000.
No “Reload” Stock Options
▪The 2025 Stock Plan does not permit grants of stock options with a “reload” feature that would provide for additional stock options to be granted automatically to a participant upon the participant's exercise of previously-granted stock options.

No Repricing or Replacement of “Underwater” Options or SARs
▪Options and SARs granted under the 2025 Stock Plan may not be repriced, replaced or re-granted through cancellation or modification without shareholder approval if the effect would be to reduce the exercise price for the shares under the award.
▪Cash buyouts of underwater awards are not permitted without shareholder approval.

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Historical Burn Rate; Potential Economic Dilution Analysis
We are committed to managing the use of our equity incentives prudently to balance the benefits equity compensation brings to our compensation programs against the dilution it causes our shareholders. As part of our analysis when considering the number of shares to be reserved under the 2025 Stock Plan, after giving effect to Amendment No. 1, we considered the 2025 Stock Plan and the 2018 Stock Plan’s average annual equity grant rate, or “burn rate,” calculated as the number of shares subject to equity awards granted under the 2025 Stock Plan and the 2018 Stock Plan, divided by the weighted average number of shares outstanding for that period. Our average burn rate for the three fiscal years ending February 28, 2026 was 1.2%. If Amendment No. 1 is approved by shareholders, the total potential dilution resulting from issuing all shares authorized under our equity incentive plans (excluding the ESPP) as of May 31, 2026 would be approximately 13.6%. Total potential dilution is the number of shares subject to equity awards outstanding but not exercised (options), settled (RSUs/PSUs) or vested (RSAs/PSAs) plus the number of shares available to be granted. Although the use of equity awards is an important part of our compensation program, we are mindful of our responsibility to our shareholders in granting equity awards.

Fiscal Year	Performance Shares Earned(1)	Time-Vested Shares Granted	Total Performance Shares Earned and Time-Vested Shares Granted	Weighted Average Common Shares Outstanding	Burn Rate
2024(2)	77,454	146,853	224,307	23,865,000	0.9%
2025(2)	—	191,361	191,361	23,012,000	0.8%
2026(2)	—	433,554	433,554	23,002,000	1.9%
3-Year Average					1.2%
(1)No performance shares were earned in fiscal years 2025 and 2026.
(2)Performance shares include both PSAs and PSUs. Performance shares include both awards subject to performance conditions (Performance Condition Awards) and subject to the attainment of market conditions (Market Condition Awards). The total number of shares granted as Performance Condition Awards was 135,000, 244,000 and 256,000 for fiscal years 2024, 2025 and 2026, respectively, and the total number of shares granted as Market Condition Awards was 135,000, 63,000 and 219,000 for fiscal years 2024, 2025 and 2026, respectively. The total number of shares covered by these outstanding awards as of the last day of fiscal years 2024, 2025 and 2026 were 518,750, 662,308 and 760,899, respectively. Time-vested shares include RSAs and restricted stock units granted to associates, which primarily have specified graded vesting terms over two to four years and RSAs granted to non-employee members of the Board of Directors that vest immediately.
Outstanding Shares as of May 31, 2026

	Outstanding Full Value Awards	Shares Remaining for Future Grant
Shares Available under 2025 Stock Plan as of May 31, 2026	1,516,657	25,537
Shares Available under 2018 Stock Plan as of May 31, 2026	658,830	—
Additional Shares for Future Grant Upon Approval of Amendment No. 1(1)	—	965,000
(1)After giving effect to this proposal, as of May 31, 2026, approximately 2,175,487 shares of our Common Stock would have been subject to outstanding equity awards and 990,537 shares would have been available for future awards under our equity incentive plans (excluding the ESPP). There have been no new grants of options since fiscal year 2017 and there are no options and SARs outstanding at May 31, 2026.
Expected Duration
We expect that the shares available under the 2025 Stock Plan for future awards, if Amendment No. 1 is approved by our shareholders, will be sufficient for currently-anticipated awards for approximately one year. Expectations regarding future share usage could be impacted by a number of factors such as hiring and promotion activity; the rate at which shares are returned to the 2025 Stock Plan reserve upon awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; factors involved in acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

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General Plan Information
Purpose of 2025 Stock Plan
The purpose of the 2025 Stock Plan is to (1) aid the Company in attracting, securing and retaining directors of outstanding ability, (2) aid the Company and its subsidiaries and affiliates in attracting, securing and retaining employees of outstanding ability, (3) attract consultants to provide services to the Company and its subsidiaries and affiliates, as needed and (4) motivate such persons to exert their best efforts on behalf of the Company, its subsidiaries and its affiliates by providing incentives through the granting of awards under the plan. The 2025 Stock Plan permits the granting of any or all of the following types of awards:
▪stock options, including incentive stock options (“ISOs”) qualifying under Section 422 of the Code and non-qualified stock options (“NSOs”);
▪SARs;
▪restricted stock;
▪restricted stock units; and
▪other stock-based awards.
Director Award Limits
An annual limit has been imposed on the fair value of awards that may be granted to any non-employee director during a fiscal year. The fair value of awards, when aggregated with cash compensation, granted to a non-employee director in any fiscal year may not exceed $750,000.
Grants and Future Benefits
Under our current compensation guidelines, Board members who are non-employee directors receive annual compensation for their services in the form of a cash retainer equal to $100,000 and pre-tax Common Stock valued at $140,000. The grants of Common Stock are made in quarterly equal-value installments on the first business day of each fiscal quarter based on fair market value of the Common Stock as of the close of business on the grant date. The grants of Common Stock fully vest on each respective grant date. Any additional grants of awards or future benefits that will be received by participants under the 2025 Stock Plan are not yet determinable, as awards are at the discretion of the Compensation Committee.
Eligibility
Currently, employees, directors and consultants (including agents, independent contractors, leased employees and advisors) of the Company, its subsidiaries and affiliates are eligible to participate in the 2025 Stock Plan. As of June 18, 2026, the Company, its subsidiaries and affiliates, had approximately 1,673 employees and directors who would be eligible to receive awards under the 2025 Stock Plan. The number of consultants, if any, that are eligible to receive awards under the 2025 Stock Plan as of June 18, 2026 is not determinable.
Administration
The 2025 Stock Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to, among other things, select employees, directors or consultants to whom awards are to be granted, to determine the number of options or other types of awards to be granted to such employees, directors or consultants and to establish the terms and conditions of such awards. The Compensation Committee has the authority to interpret the 2025 Stock Plan, to establish, amend and rescind any rules and regulations relating to the 2025 Stock Plan, and to otherwise make any determination that it deems necessary or desirable for the administration of the 2025 Stock Plan. In order to satisfy the requirements of Rule 16b-3 of the Exchange Act, members of the Compensation Committee are required to be “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. The 2025 Stock Plan provides that the Compensation Committee may authorize one or more officers to

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grant awards to participants who are not subject to the rules promulgated under Section 16 of the Exchange Act, provided that any such grants will be subject to the terms and conditions of the Compensation Committee authorization.
Notwithstanding the foregoing, a Repricing (as defined below) is prohibited without prior shareholder approval provided, however, that the Compensation Committee may: (1) authorize the Company, with the consent of the respective participant, to issue new awards in exchange for the surrender and cancellation of any or all outstanding awards or (2) buy from a participant an award previously granted with payment in cash, shares of Common Stock (including restricted stock) or other consideration, based on such terms and conditions as the Compensation Committee and the participant may agree. For purposes of the 2025 Stock Plan, “Repricing” means any of the following or any other action that has the same purpose and effect:
1.lowering the exercise price of an outstanding option or SAR granted under the 2025 Stock Plan after it is granted; or
2.canceling an outstanding award granted under the 2025 Stock Plan at a time when its exercise or purchase price exceeds the then fair market value (as defined in the 2025 Stock Plan) of the shares underlying such outstanding award, in exchange for another award or a cash payment, unless the cancellation and exchange occurs in connection with a merger, amalgamation, consolidation, sale of substantially all the Company's assets, acquisition, spin-off or other similar corporate transaction.
Adjustments Upon Certain Events
Subject to any required action by the shareholders of the Company, the number and type of shares covered by each outstanding award and the number and type of shares which have been authorized for issuance under the 2025 Stock Plan but as to which no awards have yet been granted or which have been returned to the 2025 Stock Plan upon cancellation, expiration or forfeiture of an award, the exercise or purchase price, and the number of shares that may be issued pursuant to the exercise of ISOs, will be proportionately adjusted for any:
▪increase or decrease in the number of issued shares;
▪any change to the price of the shares or any other change affecting the shares resulting from, among other events, a stock split, subdivision, consolidation, reverse stock split or combination or the payment of a bonus issue or stock dividend (but only on the Common Stock) or reclassification of the Common Stock;
▪any other similar corporate event; or
▪any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (other than increases pursuant to the issuance of certain other stock-based awards under this plan).
Except as expressly provided in the 2025 Stock Plan, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares subject to the 2025 Stock Plan or an award.
In the event of a Reorganization (as defined in the 2025 Stock Plan), the Compensation Committee may, in its sole discretion, provide for adjustments to the settlement and vesting of existing awards, including termination of such awards or modification of performance targets or performance periods for performance-based awards. The Compensation Committee's determination need not be uniform and may be different for different participants whether or not such participants are similarly situated.
The Compensation Committee may grant awards under the 2025 Stock Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an affiliate as a result of a merger or consolidation of the former employing entity with the Company or an affiliate or the acquisition by the Company or an affiliate of property or stock of the former employing corporation. To the extent permitted by applicable law or rules, shares of Common Stock issued pursuant to a pre-existing plan of a company acquired by (or combined with) the Company or an affiliate or in assumption or substitution for any outstanding awards of any entity acquired by (or combined with) the Company or an affiliate shall not reduce the shares of Common Stock authorized for grant under the 2025 Stock Plan.

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Change of Control
The acceleration of equity awards due to a Change of Control is based on a “double trigger,” which means that the acceleration of those awards would generally occur if, during the employment period, the participant's employment is involuntarily terminated by the Company other than for cause or by the participant for good reason, in each case, within a specified period following a Change of Control or if the equity award is not assumed or substituted in connection with the Change of Control. Accordingly, in the event of a Change of Control, with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control, if within one year after the effective date of the Change of Control, a participant's service is involuntarily terminated other than for cause or by the participant for good reason, then (1) the participant will have the right to exercise or settle from and after the date of termination any option or SAR held by such participant in whole or in part, notwithstanding that such option or SAR may not be fully exercisable or vested, (2) any and all time-based vesting restrictions on such participant's other stock-based awards will lapse and such stock will immediately vest in the participant, notwithstanding that the other stock-based award was unvested and (3) the payout level under such participant's outstanding stock-based awards that vest in whole or in part based on performance conditions (including performance goals) will be deemed to have been earned as of the date of termination based upon achievement of relevant performance goals or based on performance at the “target” level, either in full or pro rata based upon the length of time within the performance period that has elapsed.
With respect to awards not assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control, upon the occurrence of the Change of Control, (1) the participant will have the right to exercise or settle from and after the date of the Change of Control any option or SAR held by such participant in whole or in part, notwithstanding that such option or SAR may not be fully exercisable or vested, (2) any and all time-based vesting restrictions on such participant's other stock-based award will lapse and such stock will immediately vest in the participant, notwithstanding that the other stock-based award was unvested and (3) the payout level under such participant's outstanding stock-based awards that vest in whole or in part based on performance conditions shall be deemed to have been earned as of the effective date of the Change of Control based upon achievement of relevant performance goals or based on performance at the “target” level, either in full or pro rata based upon the length of time within the performance period that has elapsed. Regardless of whether a Change of Control has occurred, the Compensation Committee may in its sole discretion at any time determine that, upon the termination of service of a participant for any reason or the occurrence of a Change of Control, all or a portion of such participant's options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of such participant's awards shall lapse, and/or that any performance-based criteria (including performance goals) shall be deemed to be wholly or partially satisfied.
Stock Options
The 2025 Stock Plan provides that the option price pursuant to which Common Stock may be purchased will be determined by the Compensation Committee but will not be less than the fair market value of the Common Stock on the date the option is granted. The Compensation Committee will determine the term of each option, but no option will be exercisable more than 10 years after the date of grant. Payment of the purchase price will be (1) in cash, (2) in shares of Common Stock held for at least six months, (3) partly in cash and partly in such shares, (4) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased, (5) through having shares withheld by the Company from any shares that would have otherwise been received by the participant or (6) through such other means as will be prescribed in the award agreement. If a participant's service terminates by reason of death or Disability (as defined in the 2025 Stock Plan), to the extent the participant was entitled to exercise the option on the date of death or Disability, the option may be exercised within one year after the date of death or Disability (or such other period specified in the applicable award agreement). If a participant's service with the Company terminates for any reason (other than death or Disability), each option then held by the participant may be exercised within ninety days (or such other period specified in the applicable award agreement) after the date of such termination, but only to the extent such option was exercisable at the time of termination of service. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested options held by a participant if the participant is terminated by the Company without “cause” (as determined by the Compensation Committee).

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Stock Appreciation Rights
The Compensation Committee has the authority under the 2025 Stock Plan to grant SARs independent of stock options. Each SAR granted independently of an option entitles a participant to exercise the SAR in whole or in part and, upon such exercise, to receive from the Company an amount equal to (1) the excess of (i) the fair market value on the exercise date of one share of Common Stock over (ii) the exercise price per share, times (2) the number of shares covered by the portion of the SAR so exercised.
Other Stock-Based Awards
The Compensation Committee also has the authority under the 2025 Stock Plan to grant awards of unrestricted shares of Common Stock, restricted stock, restricted stock units and other awards that are valued in whole or in part by reference to, or are otherwise based upon, the fair market value of the Common Stock. The terms and conditions of these other stock-based awards will be determined by the Compensation Committee and may include the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives, including performance goals specified under the terms of the 2025 Stock Plan.
Performance goals that may be used as performance conditions may be based on one or more criterion (or any combination of the criteria) as the Compensation Committee shall determine from time to time, including, but not limited to the following:
▪earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization);
▪net income;
▪operating income;
▪earnings from continuing operations;
▪earnings per share (whether basic or fully diluted);
▪book value per share;
▪expense management;
▪return on investment before or after the cost of capital;
▪improvements in capital structure;
▪growth measures (including, but not limited to, sales, net income, cash flow and earnings per share);
▪maintenance or improvement of profit margins;
▪stock price;
▪market share;
▪revenues or sales;
▪costs;
▪cash flow;
▪cash flow productivity;
▪free cash flow;
▪working capital;
▪changes in net assets (whether or not multiplied by a cost of capital percentage);
▪return measures (including return on assets, capital, invested capital, equity, sales or revenue);
▪debt reduction;
▪reductions in the Company's overhead ratio;
▪expenses to sales ratio;
▪total shareholder return;
▪environmental objectives, including reducing carbon footprint through energy efficiency measures, conserving water resources, minimizing waste generation and responsible waste management, sourcing sustainable materials and investing in renewable energy sources;

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▪social objectives, including promoting workforce inclusion, ensuring fair labor practices and employee wellbeing, engaging with local communities on social issues supporting education and skills development initiatives and addressing human rights concerns within the supply chain; and
▪governance objectives, including implementing strong corporate ethics and compliance programs, transparent financial reporting and disclosure of sustainability data, board diversity and independent oversight, stakeholder engagement and communication on sustainability strategies and regularly reviewing and updating sustainability policies and practices.
The foregoing criteria may relate to the Company, one or more of its affiliates, subsidiaries or one or more of its divisions, geography, business units, segments, products, product lines, partnerships, joint ventures, minority investments (except with respect to total shareholder return and earnings per share criteria), or any combination thereof, or may be determined or applied on an absolute or relative basis, a consolidated basis, an adjusted basis or as compared to the performance of a published or special index, including, but not limited to, the Standard & Poor's 500 Stock Index, the Nasdaq Market Index, the Russell 2000 Index or a group of comparable companies, or any combination thereof.
Restricted Stock and Restricted Stock Units
The 2025 Stock Plan provides for certain terms and conditions pursuant to which restricted stock and restricted stock units may be granted under the 2025 Stock Plan. Each grant of restricted stock and restricted stock units must be evidenced by an award agreement in a form approved by the Compensation Committee. The vesting of a restricted stock award or restricted stock unit granted under the 2025 Stock Plan may, but shall not be required to, be conditioned upon the completion of a specified period of service, upon attainment of specified performance conditions, including performance goals, and/or upon such other criteria as the Compensation Committee may determine in its sole discretion. If a participant's service is terminated for any reason, the participant will only be entitled to the restricted stock or restricted stock units vested at the time of such termination of service unless the participant is party to an employment agreement or other agreement or participant in a plan or policy that provides otherwise. The participant's unvested restricted stock and restricted stock units will be repurchased or forfeited at the time of the participant's termination. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested restricted stock or restricted stock units held by a participant if the participant is terminated by the Company without “cause” (as determined by the Compensation Committee). Except as provided in the applicable award agreement, no shares of restricted stock may be assigned, transferred or otherwise encumbered or disposed of by the participant until such shares have vested in accordance with the terms of such award agreement. If and to the extent that the applicable award agreement so provides, a participant will have the right to vote and, to the extent vested, receive dividends on the shares of restricted stock granted to him or her under the 2025 Stock Plan. Unless otherwise provided in the applicable award agreement, any shares received as a dividend on such restricted stock or in connection with a stock split or subdivision of the shares of restricted stock will be subject to the same restrictions as the restricted stock.
Amendments to the 2025 Stock Plan
The 2025 Stock Plan may be amended by the Board of Directors or the Compensation Committee, except that no amendment may be made which, without the approval of the shareholders of the Company, would (except as in accordance with the provisions under the caption “Adjustments Upon Certain Events” above) increase the total number of shares reserved or change the maximum number of shares for which awards may be granted to any participant, or that otherwise would require shareholder approval under rules of any stock exchange or market or quotation system on which the shares are traded, or other applicable law. No amendment, modification, termination or discontinuance of the 2025 Stock Plan will affect awards previously granted, unless the amendment, modification, termination or discontinuance (1) is required by applicable law, (2) is required or desirable to facilitate compliance with applicable laws, as determined in the discretion of the Compensation Committee, (3) would not impair any of the rights or obligations under any award previously granted to the participant, in any material respect, or (4) is agreed upon by the participant and the Company in writing signed by both parties.
Subject to the foregoing, with respect to participants who reside or work outside of the U.S., the Compensation Committee may amend the terms and conditions of the 2025 Stock Plan or awards granted thereunder, establish sub-plans and modify other terms, procedures and rules, and take any action, before or after an award is granted in order to comply with the requirements of local law.

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Transferability
Awards under the 2025 Stock Plan are not assignable or transferable otherwise than by will or by the laws of descent or distribution, except that the Compensation Committee may authorize awards (other than ISOs) to be granted on terms which permit irrevocable transfer for no consideration by the participant to (1) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, parent-in-law, child-in-law or sibling-in-law, including adoptive relationships, of the participant, (2) any trust in which these persons have more than 50 percent of the beneficial interest, (3) any foundation in which these persons or the participant control the management of assets and (4) any other entity in which these persons or the participant own more than 50 percent of the voting interests. In addition, the Compensation Committee may waive the non-transferability provisions of the 2025 Stock Plan (except with respect to ISOs) to the extent that such provisions are not required under any law, rule or regulation applicable to the Company.
Fractional Share Interests
Awards over fractional share interests may be granted and fractional share interests may be credited to a participant’s stock account through an arrangement facilitated by the Company’s designated stock plan broker. Notwithstanding the foregoing, no fractional shares will be issued by the Company and in no event will certificates representing fractional shares be delivered to a participant under any circumstances.
Federal Income Tax Consequences
The following is a discussion of certain U.S. corporate and personal federal income tax consequences relevant to the Company and its participants in the 2025 Stock Plan. It is not intended to be a complete description of all possible tax consequences with respect to awards granted under the 2025 Stock Plan and does not address state, local or foreign tax consequences and federal employment or payroll taxes.
A participant who is granted an NSO will not recognize income at the time the option is granted. Upon the exercise of the option, however, the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price will be treated as ordinary income to the participant, and the Company will generally be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant, subject to the limitations described below. The participant will be entitled to a cost basis for the shares for income tax purposes equal to the amount paid for the shares plus the amount of ordinary income taxable at the time of exercise. Upon a subsequent sale of such shares, the participant will recognize short-term or long-term capital gain or loss, depending upon his or her holding period for such shares.
A participant who is granted an ISO satisfying the requirements of the Code will not recognize income at the time the option is granted or exercised. The excess of the fair market value of the shares on the date of exercise over the option exercise price is, however, included as an adjustment in determining the participant's alternative minimum tax for the year in which the exercise occurs. If the participant does not dispose of shares received upon exercise of the option for more than one year after exercise and two years after grant of the option (the “Holding Period”), upon the disposition of such shares the participant will recognize long-term capital gain or loss based on the difference between the option exercise price and the amount realized upon the disposition of such shares. In such event, the Company is not entitled to a deduction for income tax purposes in connection with the exercise of the option. If the participant disposes of the shares received upon exercise of the ISO without satisfying the Holding Period requirement, the participant must generally recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise of the option over the exercise price or (2) the amount realized upon the disposition of such shares over the exercise price. Any further appreciation is taxed as short-term or long-term capital gain, depending on the participant's holding period. In such event, the Company would be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant, subject to the limitations described below.
Upon exercise of a SAR, a participant will recognize taxable income in the amount of the aggregate cash or shares received. A participant who is granted unrestricted shares will recognize ordinary income in the year of grant equal to the fair market value of the shares received. In either such case, the Company will be entitled to an income tax deduction in the amount of such ordinary income taxable to the participant, subject to the limitations described below.

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Generally, a participant will not recognize any income at the time an award of restricted stock or restricted stock units is granted nor will the Company be entitled to a deduction at that time. In the year in which restrictions on shares of restricted stock lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, the participant paid for the shares. A participant may, however, elect under Section 83(b) of the Code within thirty days after receiving an award of restricted stock to recognize ordinary income in the year of receipt, instead of the year of vesting, equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the participant paid for the shares. Similarly, upon the vesting of restricted stock units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares upon vesting, provided the shares are issued on that date. With respect to grants of awards of both restricted stock and restricted stock units, the Company will be entitled to a tax deduction at the same time and in the same amount that the ordinary income is taxable to the participant, subject to the limitations described below.
In order for the amounts described above to be tax deductible, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Additionally, the Company's ability (or the ability of one of the Company's subsidiaries, as applicable) to obtain a deduction for amounts paid under the 2025 Stock Plan could be limited by Section 162(m), which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. Therefore, the Company's ability to obtain a deduction for an award paid under the 2025 Stock Plan will be subject to the deductibility limitations of Section 162(m).
Under current Company policies or agreements, certain executives may be required to hold a certain number of shares for a certain period of time (e.g. six months past termination of employment) including, but not limited to, shares the executive receives under the 2025 Stock Plan. Although such policies may restrict the executive's ability to sell his or her shares, it will not change the income inclusion event with respect to any shares issued under the 2025 Stock Plan.
The Compensation Committee will require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant, vesting or the exercise of an award.
Section 280G of the Code
Under certain circumstances, the accelerated vesting or exercise of awards in connection with a Change of Control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20 percent excise tax, and the Company may be denied a tax deduction.
Sections 409A and 457A of the Code
The Company generally intends that, to the extent applicable, awards granted under the 2025 Stock Plan will comply with, or be exempt from, the provisions of Sections 409A and 457A of the Code. Incentive stock options and restricted stock generally are not subject to Section 409A of the Code. NSOs and SARs are granted so as to be exempt from Section 409A of the Code. Other awards (such as RSUs) have been designed to be exempt from Sections 409A and 457A because the awards are settled immediately following the vesting date or to automatically comply with Sections 409A of the Code. However, grantees of performance-based awards may be permitted to elect to defer the payment of certain performance-based awards. This deferral election and the subsequent payment of the awards are also intended to comply with Sections 409A of the Code.
Tax Summary
The foregoing discussion is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all the tax consequences of participation in the 2025 Stock Plan. Accordingly, holders of awards granted under the 2025 Stock Plan should consult their own tax advisers for specific advice with respect to all federal, state or local tax effects before exercising any options or SARs and before disposing of any shares acquired pursuant to an award. Moreover, the Company does not represent that the foregoing tax consequences apply to any particular award holder's specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax status (e.g. as an ISO) of any award.
The 2025 Stock Plan is not subject to any provision of Employee Retirement Income Security Act (“ERISA”), nor is it a qualified employee benefit plan under Section 401(a) of the Code.

2026 Proxy Statement	93

AUDIT COMMITTEE MATTERS

Proposal 4: Appointment of Auditor and Independent Registered Public Accounting Firm for the 2027 Fiscal Year and Authorization of the Audit Committee of the Board of Directors to Set the Auditor’s Remuneration
Under Bermuda law, our shareholders have the responsibility to appoint the auditor and independent registered public accounting firm of the Company to hold office until the close of the next annual general meeting and are able to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.
The Audit Committee has nominated Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm for fiscal year 2027. A representative of Grant Thornton LLP, the Company’s auditor and independent registered public accounting firm for fiscal year 2026, is expected to be virtually present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so. The Grant Thornton LLP representative is also expected to be available to respond to appropriate questions from shareholders.

✓	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Composition
The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) is composed of three Directors: Thurman K. Case, Krista L. Berry and Beryl B. Raff. Each member of the Audit Committee meets the independence and financial experience requirements under both SEC and NASDAQ rules. In addition, the Board has determined that Thurman K. Case qualifies as an “audit committee financial expert” as defined by SEC rules.
Responsibilities
The Audit Committee operates under a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate.
The Audit Committee is responsible for oversight, on behalf of the Board of Directors, of:
▪The Company’s auditing, accounting and financial reporting processes, and the integrity of its financial statements;
▪The audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s auditor and independent registered public accounting firm;
▪The Company’s compliance with legal and regulatory requirements;
▪The staffing and ongoing operation of the Company’s internal audit function; and
▪Risks related to data protection and cybersecurity.

94	Helen of Troy

AUDIT COMMITTEE MATTERS
The Company’s management is responsible for: (a) maintaining the Company’s books of account and preparing periodic financial statements based thereon; and (b) maintaining the system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s consolidated annual financial statements.
The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, its discussions with the auditors and the Audit Committee members’ relevant experience in business, financial and accounting matters. Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor.
Audit and Other Fees Paid to our Independent Registered Public Accounting Firm
The following table presents fees for professional audit services provided by Grant Thornton LLP for the audits of the Company’s annual consolidated and stand-alone financial statements for fiscal years ended 2026 and 2025, and fees for other services provided by Grant Thornton LLP.

Type of Fee	2026	2025
Audit Fees	$1,630,600	$1,512,700
Audit-Related Fees	39,000	42,000
Tax Fees	8,100	7,600
All Other Fees	—	—
Total	$1,677,700	$1,562,300
Audit Fees: Consist of fees for professional services rendered for the audit of the Company’s consolidated and stand-alone financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including services in connection with assisting the Company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations and attest services, except those not required by statute or regulation.
Audit-Related Fees: Consist of fees for professional services rendered by our independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, due diligence, accounting consultations concerning financial accounting and reporting standards, and other similar services which have not been reported as audit fees.
Tax Fees: Consist of tax compliance/preparation fees for professional services rendered by our independent registered public accounting firm to certain subsidiaries of the Company.
All Other Fees: Consist of fees for other permissible work performed by Grant Thornton LLP that does not meet the above category descriptions and are for audits conducted under agreed upon procedures.
The Audit Committee pre-approved all of the services described above that were provided in fiscal years 2026 and 2025 in accordance with the Audit Committee policy noted below and pre-approval requirements of the Sarbanes-Oxley Act. There were no services for which the de minimis exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable.

2026 Proxy Statement	95

AUDIT COMMITTEE MATTERS
Pre-Approval Policies and Procedures
In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by the Company’s auditor and independent registered public accounting firm. Pre-approved services include audit services, audit-related services, tax services, and other services. In some cases, the full Audit Committee provides pre-approval for up to a year related to a particular defined task or scope of work and subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the Chairman then communicates such pre-approvals to the full Audit Committee for ratification. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. The Company obtains these services from other service providers as needed.
Audit Committee Report
The Audit Committee hereby reports as follows:
1.The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for fiscal year 2026.
2.The Audit Committee has discussed with the auditor and independent registered public accounting firm matters required to be discussed in applicable Public Company Accounting Oversight Board (“the PCAOB”) rules and by the applicable requirements of the SEC. This review included a discussion with management of the quality, not merely the acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting estimates.
3.The Audit Committee has received from the auditor and independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has held discussions regarding independence with its auditor and independent registered public accounting firm.
Based on the review and discussions referred to in paragraphs 1-3 above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2026 for filing with the SEC.
Members of the Audit Committee:
Thurman K. Case (Chairman)
Krista L. Berry
Beryl B. Raff
The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

96	Helen of Troy

OWNERSHIP OF OUR STOCK
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of May 15, 2026 (except as noted below), the beneficial ownership of the Common Stock of the current Directors, the nominees for Director, and the named executive officers of the Company; the current Directors, the nominees for Director, and executive officers of the Company as a group; and each person known to the Company to be the beneficial owner of more than five percent of the Common Stock:

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent*
G. Scott Uzzell	—	**
Brian L. Grass	73,097	**
Tracy L. Scheuerman(1)	33,041	**
Tessa N. Judge(2)	10,956	**
Noel M. Geoffroy(3)	13,980	**
Vincent D. Carson	19,844	**
Darren G. Woody	14,150	**
Timothy F. Meeker	13,440	**
Beryl B. Raff	12,860	**
Thurman K. Case	10,725	**
Krista L. Berry	10,547	**
Elena B. Otero	7,765	**
Tabata L. Gomez	7,765	**
Marlo M. Cormier	—	**
Mitchell E. Fadel	—	**
All current Directors, nominees for Director and executive officers as a group (12 persons)(4)	170,193	**
BlackRock, Inc.(5) 50 Hudson Yards New York, New York 10001	1,607,055	6.90%
JPMorgan Chase & Co.(6) 383 Madison Avenue New York, New York 10179	1,178,180	5.06%
RWWM, Inc.(7) 4970 Rocklin Road, Suite 200 Rocklin, CA 95677	1,173,819	5.04%
Vanguard Capital Management LLC(8) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	1,163,788	5.00%
*    Percent ownership is calculated using a base denominator of 23,285,156 shares of Common Stock outstanding on May 15, 2026.
**    Ownership of less than one percent of the outstanding Common Stock.
(1)Ms. Scheuerman’s holdings are reflected as of September 1, 2025, the last day she served as an NEO of the Company and are based on the last Form 4 she filed with the SEC on July 15, 2025 in such role.
(2)Ms. Judge’s holdings are reflected as of November 28, 2025, the last day she served as an NEO of the Company and are based on the last Form 4 she filed with the SEC on July 16, 2025 in such role.
(3)Ms. Geoffroy’s holdings are reflected as of May 2, 2025, the last day she served as CEO of the Company and are based on the last Form 4 she filed with the SEC on March 7, 2025 in such role after giving effect to the pro-rata portion of her stock awards that vested upon her departure and forfeiture of stock awards.

2026 Proxy Statement	97

OWNERSHIP OF OUR STOCK
(4)Excludes Ms. Scheuerman and Ms. Judge who ceased being executive officers on September 1, 2025 and November 28, 2025, respectively.
(5)Based on the Schedule 13G/A, Amendment No. 17, filed on January 8, 2026. According to the filing, BlackRock, Inc. has sole dispositive power for 1,607,055 shares, shared dispositive power for zero shares, sole voting power for 1,567,065 shares, and shared voting power for zero shares.
(6)Based on the Schedule 13G/A, Amendment No. 2, filed on January 5, 2023. According to the filing, JPMorgan Chase & Co has sole dispositive power for 1,169,725 shares, shared dispositive power for zero shares, sole voting power for 1,090,331 shares, and shared voting power for zero shares.
(7)Based on the Schedule 13G filed on May 15, 2026. According to the filing, RWWM, Inc. has sole dispositive power for 1,173,819 shares, shared dispositive power for zero shares, sole voting power for zero shares, and shared voting power for zero shares. In addition, Scott P. Roseman and Aaron J. Wagner both have shared dispositive power for 1,173,819 shares and Aaron J. Wagner has both sole dispositive power and sole voting power for 10 shares.
(8)Based on the Schedule 13G filed on April 30, 2026. According to the filing, Vanguard Capital Management LLC has sole dispositive power for 1,163,788 shares, shared dispositive power for zero shares, sole voting power for 156,924 shares, and shared voting power for zero shares.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on review of the copies of such reports filed with the SEC and written representations that no other reports were required, during fiscal year 2026, all Section 16(a) filing requirements applicable to the Directors, executive officers and greater than 10 percent shareholders were satisfied.

98	Helen of Troy

ADDITIONAL INFORMATION
Certain Relationships - Related Person Transactions
Procedures for the Approval of Related Person Transactions
The Audit Committee’s Charter provides that it has the authority to establish, and communicate to the full Board of Directors and management, policies that restrict the Company and its affiliates from entering into related person transactions without the Audit Committee’s prior review and approval. In accordance with these policies, the Audit Committee on a timely basis reviews and, if appropriate, approves all material related person transactions.
At any time in which an executive officer, Director or nominee for Director becomes aware of any contemplated or existing transaction that, in that person’s judgment, may be a material related person transaction, the executive officer, Director or nominee for Director is expected to notify the Chairman of the Audit Committee of the transaction. Generally, the Chairman of the Audit Committee reviews any reported transaction and may consult with outside legal counsel regarding whether the transaction is, in fact, a material related person transaction requiring approval by the Audit Committee. If the transaction is considered to be a material related person transaction, then the Audit Committee will review the transaction at its next scheduled meeting or at a special meeting of the committee.
Related Person Transactions
The Audit Committee was not requested to, and did not approve, any transactions required to be reported under SEC rules in fiscal year 2026. There have been no reportable related-person transactions under the relevant SEC rules or our standards and policies other than Ms. Scheuerman, our former interim CFO, served as a consultant to the Company providing financial support services from her retirement in 2024 until her appointment as interim CFO on May 2, 2025. She earned $276,600 for these consulting services. Ms. Scheuerman’s consulting services were not required to be approved by the Audit Committee because those services were provided before she was appointed as an executive officer.
Shareholder Proposals
We currently expect that our 2027 annual general meeting of shareholders will be held on or about Wednesday, August 18, 2027. Shareholders intending to present proposals at the 2027 annual general meeting of shareholders and desiring to have those proposals included in the Company’s Proxy Statement and form of proxy relating to that meeting must submit such proposals in compliance with the requirements of Rule 14a-8 of the Exchange Act, and any such proposals must be received at the executive offices of the Company, Attn: Secretary, no later than March 17, 2027.
Under the Company’s bye-laws, if a shareholder does not want to submit a proposal for inclusion in our Proxy Statement but wants to introduce it at our 2027 annual meeting, or intends to nominate a person for election to the Board directly (rather than by recommending such person as a candidate to our Nominating Committee as described under “Identifying Nominees for Election to the Board”), the shareholder must submit the proposal or nomination in writing to the executive offices of the Company, Attn: Secretary, between May 20, 2027 and June 19, 2027. Additionally, notice of a solicitation of proxies for the 2027 annual general meeting of shareholders in support of director nominees other than nominees recommended by our Nominating Committee must be received by our Secretary at the executive offices of the Company on or before June 19, 2027 pursuant to, and in accordance with, the requirements of Rule 14a-19 of the Exchange Act. The nomination or proposal and supporting materials must comply with the notice and other requirements set forth in our bye-laws. To be in proper form, the notice of a Director nomination should be accompanied by supporting materials required by our bye-laws, including, among other things, written consent of the proposed candidate to serve as a Director if nominated and elected, information about the proposed nominee for Director, information about the shareholder submitting the nomination, and information about any other shareholders or beneficial owners known to support the nomination.

2026 Proxy Statement	99

ADDITIONAL INFORMATION
Additionally, to be in proper form, any Director nomination pursuant to Rule 14a-19 must also meet the notice requirements of such rule. Any candidate nominated by shareholders must meet the general requirements outlined in the Company’s bye-laws and Corporate Governance Guidelines.
Unless submitted in accordance with the requirements noted above, neither the Board of Directors nor the Nominating Committee is required to include any shareholder nominee or proposal as a proposal in the Proxy Statement and proxy card distributed to shareholders. Unless the shareholder notifies the Company of such intent between those dates, any proxy solicited by the Company for that annual general meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as the proposal is properly presented at the meeting.
In addition, Section 79 of the Companies Act 1981 of Bermuda provides that (i) any number of shareholders representing not less than 5 percent of the total voting power of the shares eligible to vote at a general meeting of shareholders, or (ii) not less than 100 shareholders, may propose any resolution which may properly be moved at the next annual general meeting of shareholders. Upon timely receipt of a requisition and compliance with Section 79, we will, at the expense of such shareholder(s), give our other shareholders entitled to receive notice of the next annual general meeting of shareholders notice of the proposed resolution. To be timely, the requisition requiring notice of a resolution must be deposited at our registered office at least six weeks before the next annual general meeting of shareholders. Shareholders satisfying the criteria of Section 79 may also require us to circulate a statement in respect of any matter to come before an annual general meeting of shareholders by requisition deposited at our registered office not less than one week prior to the annual general meeting of shareholders.
Other Matters
Except as described in this Proxy Statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If other matters that require the vote of the shareholders, including a question of adjourning the Annual Meeting, properly come before the Annual Meeting or any adjournment thereof, the holders of the proxies are authorized to vote on these matters in accordance with management’s discretion. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting or any adjournment thereof.
Householding Materials
To reduce the expenses of delivering duplicate proxy materials, we participate in the practice of “householding” proxy statements and annual reports. This means that we deliver one Notice of Internet Availability of Proxy Materials and, if applicable, annual report and Proxy Statement, to multiple shareholders sharing the same mailing address unless otherwise requested. The Company will promptly deliver a separate copy of these documents to any shareholder upon request by contacting Helen of Troy Investor Relations, Attention: Anne Rakunas (915) 225-4841, or via e-mail at Arakunas@helenoftroy.com, or send written correspondence to Helen of Troy Limited, Attention: Investor Relations, 201 E. Main Street, Suite 300, El Paso, Texas, 79901. Some banks, brokers, and other nominee record holders may also be participating in the practice of “householding” proxy statements and annual reports. Any shareholder who wants to receive separate copies of the annual report and Proxy Statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
Pursuant to SEC rules, we may furnish proxy materials, including this Proxy Statement and the Company’s 2026 Annual Report to Shareholders, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials, which was mailed to most of our shareholders, will explain how you may access and review the proxy materials and how you may submit your proxy on the Internet. If you would like to receive a paper or electronic copy of

100	Helen of Troy

ADDITIONAL INFORMATION
our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. Shareholders who requested to receive copies of the proxy materials by mail or electronically did not receive the Notice of Internet Availability of Proxy Materials and are receiving the proxy materials in the format requested. You may submit your proxy via the Internet, by telephone, or, if you have received a printed version of these proxy materials, by mail.
This Proxy Statement and the Company’s 2026 Annual Report to Shareholders are available electronically on our hosted website at WWW.PROXYVOTE.COM.
To access and review the materials made available electronically:
1.Go to WWW.PROXYVOTE.COM and input the 16-digit control number from the Notice of Internet Availability of Proxy Materials or proxy card.
2.Click the “2026 Proxy Statement” or “2026 Annual Report.”
3.Have your proxy card or voting instructions available.
This is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail. We encourage you to review all of the important information contained in the proxy materials before voting. The Notice of Internet Availability and the proxy materials are first being made available to our shareholders on or about July 15, 2026.
How to Obtain our Annual Report, Proxy Statement and Other Information about the Company
From time to time, we receive calls from shareholders asking how they can obtain more information regarding the Company. The following options are available:
1.Our Investor Relations site, which can be accessed from our main Internet website located at WWW.HELENOFTROY.COM, contains Company press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and links to our SEC filings. This Proxy Statement and our 2026 Annual Report to Shareholders are both available at this site.
2.You may also request a free copy of our Annual Report or this Proxy Statement by contacting Helen of Troy Investor Relations, Attention: Anne Rakunas (915) 225-4841, or via e-mail at Arakunas@helenoftroy.com, or send written correspondence to Helen of Troy Limited, Attention: Investor Relations, 201 E. Main Street, Suite 300, El Paso, Texas, 79901.
YOUR VOTE IS IMPORTANT

2026 Proxy Statement	101

ANNEX-A - NON-GAAP FINANCIAL MEASURES
Reconciliation of GAAP Diluted (Loss) Earnings Per Share (“EPS”) to Adjusted Diluted EPS (Non-GAAP)
(Unaudited) (Shares in thousands)

	Fiscal Years Ended Last Day of February,
	2026	2025	2024	2023	2022	2021
Diluted (loss) earnings per share as reported (GAAP)	$(39.08)	$5.37	$7.03	$5.95	$9.17	$10.08
Barbados tax reform	—	0.26	—	—	—	—
Bed, Bath & Beyond bankruptcy, net of tax	—	—	0.17	—	—	—
Gain on sale of distribution and office facilities, net of tax	—	—	(1.06)	—	—	—
EPA compliance costs, net of tax	0.24	—	—	0.96	1.31	—
Gain from insurance recoveries, net of tax	—	—	—	(0.40)	—	—
Tax reform	—	—	—	—	—	(0.37)
Asset impairment charges, net of tax	37.49	2.06	—	—	—	0.30
Intangible asset reorganization	3.20	(2.80)	—	—	—	—
Restructuring charges, net of tax	0.11	0.58	0.77	1.12	0.02	0.01
Acquisition-related expenses, net of tax	—	0.13	—	0.12	0.10	—
CEO succession costs, net of tax	0.14	—	—	—	—	—
Subtotal	2.27	5.60	6.92	7.75	10.58	10.02
Amortization of intangible assets, net of tax	0.61	0.70	0.66	0.67	0.48	0.67
Non-cash share-based compensation, net of tax	0.67	0.87	1.33	1.03	1.30	0.97
Adjusted diluted EPS (non-GAAP)	$3.55	$7.17	$8.91	$9.45	$12.36	$11.65

Weighted average shares of common stock used in computing:
Diluted (loss) earning per share, as reported	23,002	23,065	23,970	24,090	24,410	25,196
Adjusted diluted EPS (non-GAAP)	23,099	23,065	23,970	24,090	24,410	25,196

102	Helen of Troy

ANNEX-A - NON-GAAP FINANCIAL MEASURES
Reconciliation of GAAP Operating (Loss) Income and Margin to Adjusted Operating Income and Margin (Non-GAAP)
(Unaudited) (in thousands)

	Fiscal Years Ended Last Day of February,
	2026		2025		2024		2023		2022		2021
Operating (loss) income as reported (GAAP)	($782,081)	(43.8%)	$142,748	7.5%	$260,589	13.0%	$211,791	10.2%	$272,550	12.3%	$281,488	13.4%
Bed, Bath & Beyond bankruptcy	—	—%	—	—%	4,213	0.2%	—	—%	—	—%	—	—%
Gain on sale of distribution and office facilities	—	—%	—	—%	(34,190)	(1.7%)	—	—%	—	—%	—	—%
EPA compliance costs	4,354	0.2%	—	—%	—	—%	23,573	1.1%	32,354	1.5%	—	—%
Gain from insurance recoveries	—	—%	—	—%	—	—%	(9,676)	(0.5%)	—	—%	—	—%
Asset impairment charges	885,861	49.6%	51,455	2.7%	—	—%	—	—%	—	—%	8,452	0.4%
Restructuring charges	3,005	0.2%	14,822	0.8%	18,712	0.9%	27,362	1.3%	380	—%	350	—%
Acquisition-related expenses	—	—%	3,035	0.2%	—	—%	2,784	0.1%	2,424	0.1%	—	—%
CEO succession costs	3,484	0.2%	—	—%	—	—%	—	—%	—	—%	—	—%
Subtotal	114,623	6.4%	212,060	11.1%	249,324	12.4%	255,834	12.3%	307,708	13.8%	290,290	13.8%
Amortization of intangible assets	17,059	1.0%	18,875	1.0%	18,326	0.9%	18,322	0.9%	12,764	0.6%	17,643	0.8%
Non-cash share-based compensation	16,885	0.9%	21,376	1.1%	33,872	1.7%	26,753	1.3%	34,618	1.6%	26,418	1.3%
Adjusted operating income (non-GAAP)	$148,567	8.3%	$252,311	13.2%	$301,522	15.0%	$300,909	14.5%	$355,090	16.0%	$334,351	15.9%

2026 Proxy Statement	103

ANNEX-A - NON-GAAP FINANCIAL MEASURES
Reconciliation of GAAP Net (Loss) Income to EBITDA and Adjusted EBITDA (Non-GAAP)
(Unaudited) (in thousands)

	Fiscal Years Ended Last Day of February,
	2026	2025	2024	2023	2022	2021
Net (loss) income, as reported (GAAP)	($898,982)	$123,751	$168,594	$143,273	$223,764	$253,946
Interest expense	57,739	51,922	53,065	40,751	12,844	12,617
Income tax expense (benefit)	60,144	(32,087)	40,448	28,016	36,202	15,484
Depreciation and amortization	53,295	55,048	51,499	44,683	35,829	37,718
EBITDA (non-GAAP)	(727,804)	198,634	313,606	256,723	308,639	319,765
Add: Bed, Bath & Beyond bankruptcy	—	—	4,213	—	—	—
Gain on sale of distribution and office facilities	—	—	(34,190)	—	—	—
Acquisition-related expenses	—	3,035	—	2,784	2,424	—
EPA compliance costs	4,354	—	—	23,573	32,354	—
Gain on insurance recoveries	—	—	—	(9,676)	—	—
Restructuring charges	3,005	14,822	18,712	27,362	380	350
Asset impairment charges	885,861	51,455	—	—	—	8,452
CEO succession costs	3,484	—	—	—	—	—
Non-cash share-based compensation	16,885	21,376	33,872	26,753	34,618	26,418
Adjusted EBITDA (non-GAAP)	$185,785	$289,322	$336,213	$327,519	$378,415	$354,985
Adjusted operating income, adjusted diluted EPS and adjusted EBITDA may be considered non-GAAP financial measures as set forth in SEC rules. The adjusted operating income, adjusted diluted EPS and adjusted EBITDA tables above report operating (loss) income, diluted (loss) earnings per share and non-GAAP EBITDA without the impact of the Barbados tax reform, Bed, Bath & Beyond bankruptcy, gain on sale of distribution and office facilities, EPA compliance costs in fiscal years 2022 and 2023 and settlement costs in fiscal year 2026 related to EPA packaging and labeling compliance for certain products in the air filtration, water filtration and humidification categories (“EPA compliance costs”), gain from insurance recoveries, tax reform, asset impairment charges, a transitional income tax benefit resulting from the recognition of deferred tax assets in connection with the reorganization of our intangible assets in fiscal year 2025 and income tax expense from the recognition of valuation allowances in fiscal year 2026 on the related deferred tax assets (“intangible asset reorganization”), restructuring charges, acquisition-related charges, CEO succession costs, amortization of intangible assets, and non-cash share-based compensation for the periods presented, as applicable. Fiscal year 2022 includes approximately nine weeks of operating results from Osprey, acquired on December 29, 2021 and a full year of operating results in each subsequent fiscal year. Fiscal year 2023 includes approximately forty-five weeks of operating results from Curlsmith, acquired on April 22, 2022 and a full year of operating results in each subsequent fiscal year. Fiscal year 2025 includes approximately eleven weeks of operating results from Olive & June, acquired on December 16, 2024 and a full year of operating results in each subsequent fiscal year. The tables reconcile adjusted operating income, adjusted diluted EPS and adjusted EBITDA to their corresponding GAAP-based financial measures, operating (loss) income, diluted (loss) earnings per share and net (loss) income, presented in our consolidated statements of (loss) income in our Annual Report on Form 10-K for the fiscal year ended February 28, 2026. We believe that adjusted operating income, adjusted diluted EPS and adjusted EBITDA provide useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations. We believe that these non-GAAP financial measures, in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of such charges and benefits on net (loss) income, (loss) earnings per share and operating (loss) income. We also believe that these non-GAAP measures reflect the operating performance of our business and facilitate a more direct comparison of our performance to our competitors. The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of our activities. Our adjusted operating income, adjusted diluted EPS and adjusted EBITDA are not prepared in accordance with GAAP, are not an alternative to GAAP financial measures and may be calculated differently than non-GAAP financial measures disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP financial measures.

104	Helen of Troy

ANNEX-B - AMENDMENT 2025 STOCK INCENTIVE PLAN
AMENDMENT NO. 1
TO THE
HELEN OF TROY LIMITED 2025 STOCK INCENTIVE PLAN

WHEREAS, Helen of Troy Limited (“Company”) maintains the Helen of Troy Limited 2025 Stock Incentive Plan (the “Plan”);
WHEREAS, pursuant to Section 15 of the Plan, subject to the approval of the shareholders of the Company, the Company may amend the Plan to increase the total number of Shares reserved for the purposes of the Plan; and
WHEREAS, the Company wishes to amend the Plan, subject to the approval of the shareholders of the Company of this Amendment No. 1 to the Helen of Troy Limited 2025 Stock Incentive Plan (this “Amendment”), effective as of the Effective Date (as defined below);
NOW, THEREFORE, effective as of the Effective Date, the Plan is hereby amended as follows:
1.    Amendment to Section 3 of the Plan. Section 3 of the Plan is hereby amended by deleting each reference to “1,055,000 Shares” contained therein and substituting each such reference in lieu thereof with “2,020,000 Shares”,
2.     Defined Terms. Terms used but not defined herein shall have the same meaning ascribed to such terms in the Plan.
3.     Effective Date. This Amendment shall become effective as of the date of the 2026 annual general meeting of the shareholders of the Company upon the approval of this Amendment by the shareholders of the Company at such annual general meeting (the “Effective Date”).
4.    Reference to the Plan. Upon the Effective Date, each reference in the Plan to “the Plan”, “hereunder”, or words of like import shall mean and be a reference to the Plan, as affected and amended hereby. The Plan, as amended by this Amendment, shall remain in full force and effect and is hereby ratified and confirmed.
5.    Choice of Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed in the State of Texas without regard to conflict of laws principles.
IN WITNESS WHEREOF, THIS AMENDMENT is executed this 10th day of June, 2026, effective as of Effective Date.

HELEN OF TROY LIMITED

By: /s/ G. Scott Uzzell
G. Scott Uzzell Chief Executive Officer

2026 Proxy Statement	105

HELEN OF TROY LIMITED
201 E. MAIN STREET, SUITE 300
EL PASO, TX 79901

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HELE2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83793-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HELEN OF TROY LIMITED

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. G. Scott Uzzell	☐	☐	☐
1b. Krista L. Berry	☐	☐	☐
1c. Thurman K. Case	☐	☐	☐
1d. Marlo M. Cormier	☐	☐	☐
1e. Mitchell E. Fadel	☐	☐	☐
1f. Tabata L. Gomez	☐	☐	☐
1g. Elena B. Otero	☐	☐	☐
1h. Beryl B. Raff	☐	☐	☐
1i. Darren G. Woody	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. To provide advisory approval of the Company's executive compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
3. To approve an amendment to the Helen of Troy Limited 2025 Stock Incentive Plan to increase the plan's shares available for issuance.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
4. To appoint Grant Thornton LLP as the Company's auditor and independent registered public accounting firm for the 2027 fiscal year and to authorize the Audit Committee of the Board of Directors to set the auditor's remuneration.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

106	Helen of Troy

V83794-TBD

HELEN OF TROY LIMITED
Annual General Meeting of Shareholders
August 25, 2026 10:00 A.M.
This proxy is solicited by the Board of Directors

The undersigned hereby authorizes each of Brian L. Grass and W. Crews Lott as Proxy with power of substitution, to represent the undersigned at the Annual General Meeting of Shareholders of Helen of Troy Limited (the "Company") to be held virtually at: www.virtualshareholdermeeting.com/HELE2026 on Tuesday, August 25, 2026, at 10:00 A.M., Eastern Time, and any adjournment thereof, and to vote all the common shares of the Company that the undersigned is entitled to vote on the following matters.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED NOMINEES IN PROPOSAL 1, AND A VOTE "FOR" PROPOSALS 2, 3 AND 4. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE LISTED NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side

2026 Proxy Statement	107